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# Annual Meeting of Stockholders

PIEDMONT REALTY TRUST | 2026

Notice of Annual Meeting of

Stockholders and Proxy Statement

Dear Stockholder:

On Tuesday, May 12, 2026, Piedmont Realty Trust, Inc., a Maryland corporation, will hold its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) virtually via live webcast. The meeting will begin at 11:00 a.m., Eastern time. If you were a registered stockholder of the Company as of the record date you will be able to attend the Annual Meeting, ask a question, and vote online by visiting www.meetnow.global/MYT5Y6G and following the instructions on your Notice of Internet Availability of Proxy Materials or proxy card. If you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker, and want to attend the webcast with the ability to vote, you must register in advance of the Annual Meeting by submitting proof of your proxy power from your broker or bank to Computershare by no later than 5:00 p.m., Eastern time, on May 7, 2026.

The purpose of this Annual Meeting is to:

I. Elect nine directors identified in the 2026 proxy statement to hold office for terms expiring at our 2027 annual meeting and until their successors are duly elected and qualified;

II. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2026;

III. Approve, on an Advisory Basis, the compensation of our named executive officers;

IV. Approve our Third Amended and Restated Omnibus Incentive Plan; and

V. Transact any other business as may properly come before the meeting, or any postponement or adjournment thereof.

The board of directors has selected March 4, 2026 as the record date for determining stockholders entitled to vote at the meeting.

On April 1, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2026 proxy statement and our Annual Report to Stockholders for fiscal 2025, and how to vote online.

Whether or not you plan to attend the Annual Meeting remotely, your vote is very important, and we encourage you to vote promptly. You may vote via toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided.

Instructions regarding all three methods offered for voting are contained in the proxy card or Notice of Internet Availability of Proxy Materials. If you execute a proxy but later decide, for any reason, to revoke your proxy, you may do so at any time before 11:59 p.m., Eastern time, on May 11, 2026. You may also revoke your proxy by voting online prior to the poll closing at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Sherry L. Rexroad

Sherry L. Rexroad Corporate Secretary March 18, 2026 5565 Glenridge Connector | Suite 450 Atlanta, GA 30342

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 12, 2026:

Our 2026 Proxy Statement and our Annual Report to Stockholders for Fiscal 2025 are available at www.envisionreports.com/PDM

ANNUAL MEETING OF STOCKHOLDERS	3

ANNUAL MEETING OF STOCKHOLDERS	5

I N T R O D U C T I O N

Statement

At A Glance

If you were a stockholder as of the close of business on March 4, 2026 and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of our stock, along with your name and email address to Computershare. Registration requests must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on May 7, 2026.

You will receive a confirmation email from Computershare of your registration. If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to vote at the Annual Meeting. Registration requests should be directed to Computershare either:

(i)  by forwarding the email from your broker, or attaching an image of your legal proxy, to legalproxy@computershare.com; or

(ii)  by mail at Computershare, Piedmont Realty Trust, Inc. Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006.

	Proposal	For more information, see page:	Board Recommendation
Proposal 1	Elect nine (9) directors nominated by the board of directors for one year terms.	13	FOR EACH
Proposal 2	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026.	18	FOR
Proposal 3	Approve, on an advisory basis, the compensation of our named executive officers.	20	FOR
Proposal 4	Approve our Third Amended and Restated Omnibus Incentive Plan	21	FOR

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Proposal 1:

Election of Directors

The board of directors is asking you to elect the nine (9) nominees listed below for terms that expire at the 2027 annual meeting of stockholders or until their successors are duly elected and qualified. Each director nominee will be elected if he or she receives a majority of the votes cast at the 2026 annual meeting (i.e. more votes cast “FOR” than cast “AGAINST”).

	Primary Role	Age	Director Since	Independent	Committee
Kelly H. Barrett	Former SVP - Home Services, The Home Depot	61	2016		Chair of the Board of Directors, Audit*
Glenn G. Cohen	EVP, Chief Financial Officer, Kimco Realty Corp.	62	2020		Compensation*, Audit
Jeffrey J. Donnelly, CFA	Chief Executive Officer and Member of the Board of Directors, DiamondRock Hospitality	55	2025		Audit
Deneen L. Donnley	Senior Vice President and General Counsel, Consolidated Edison	61	2025		Nominating & Governance
Mary M. Hager	Senior Advisor and Member of the Board of Directors, Greystar	66	2022		Compensation, Nominating & Governance
Barbara B. Lang	Managing Principal and Chief Executive Officer, Lang Strategies, LLC	82	2015		Compensation, Nominating & Governance*
Stephen E. Lewis	Former Chair and Chief Executive Officer, Troutman Pepper	59	2025		Nominating & Governance
C. Brent Smith	President and Chief Executive Officer, Piedmont Realty Trust, Inc.	50	2019
Dale H. Taysom	Former Global Chief Operating Officer, Prudential Real Estate Investors	77	2015		Vice-Chair of Board of Directors, Audit

*Denotes committee chair

ANNUAL MEETING OF STOCKHOLDERS	7

P R O P O S A L S

Proposal 2:

Ratify the Appointment of
Deloitte & Touche LLP as our
Independent Registered Public
Accounting Firm for Fiscal 2026

The board of directors is asking you to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2018.

Proposal 3:

Approve, on an Advisory Basis,
the Compensation of Our
Named Executive Officers

The board of directors is asking you to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement. We believe our compensation programs are designed to:

•	attract and retain candidates capable of performing at the highest levels in our industry;

•	create and maintain a performance-focused culture, by rewarding company and individual performance based upon objective pre-determined metrics;

•	reflect the qualifications, skills, experience, and responsibilities of each named executive officer;

•	link incentive compensation levels with the creation of stockholder value;

•	align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

•	motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

ANNUAL MEETING OF STOCKHOLDERS	9

P R O P O S A L S

Compensation and Governance Practices

What We Do	What We Don’t Do
DO require stockholder approval in the event a staggered board is ever proposed.	NO staggered board.
DO have a board comprised of a super-majority of independent directors. Eight of our nine director nominees are independent in accordance with New York Stock Exchange (“NYSE”) listing standards and our Corporate Governance Guidelines.	NO compensation or incentives that encourage risks reasonably likely to have a material adverse effect on the company.
DO have a separate Board Chair and Chief Executive Officer.	NO tax gross ups for any executive officers.
DO require a majority vote for election of directors in uncontested elections.	NO re-pricing or buyouts of underwater stock options.
DO permit stockholders to amend the bylaws.	NO reportable transactions with any of our directors or executive officers.
DO restrict board terms to 15 years.	NO hedging or pledging transactions involving our securities.
DO require an annual performance evaluation of our board.	NO guaranteed cash incentive compensation or equity grants with executive officers.
DO align pay and performance by linking a majority of total compensation to the achievement of a balanced mix of company and individual performance criteria established by the Compensation Committee and the board.
DO deliver a substantial portion of the value of equity awards in multi-year performance shares. For 2025, 60% of all executive officers equity award opportunities were tied to our company’s 3-year total stockholder return relative to our peer group.
DO maintain stock ownership guidelines for directors and executive officers.
DO have a claw back policy covering all of our executive officers in accordance with applicable law and NYSE listing standards.
DO conduct annual assessments of compensation at risk.
DO have a Compensation Committee comprised solely of independent directors.
DO retain an independent compensation consultant that reports directly to the Compensation Committee.
DO cap incentive compensation. Incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against pre-approved goals that are clearly defined.
DO have a board committee focused upon important Corporate Responsibility issues that meets quarterly with management and reports to the board.
DO require a 12-month holding period of stock issued to our employees with a title of Senior Vice President or higher.
DO have a minimum vesting requirement of one year for all equity awards.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Focus on Performance-Based Pay

•	The majority of our chief executive officer and other named executive officers’ (“NEO’s”) compensation opportunities during 2025 was performance-based and at risk.

•	85% of our NEO’s opportunity under our 2025 short-term cash incentive compensation program was tied to specific quantitative performance metrics derived from critical components of our annual business plan.

•	60% of our NEO’s opportunity under our 2025 long-term equity incentive compensation program was tied to our total stockholder return over a three-year performance period relative to a pre-determined peer group.

CEO Target Pay Opportunity	All Other NEOs Target Pay Opportunity

ANNUAL MEETING OF STOCKHOLDERS	11

P R O P O S A L S

Proposal 4:

Approval of Our Third Amended
and Restated Omnibus Incentive
Plan

The board of directors is asking you to approve the Piedmont Realty Trust, Inc. Third Amended and Restated Omnibus Incentive Plan (the “Piedmont Realty Trust, Inc. Third Amended and Restated Omnibus Incentive Plan” or the “A&R Incentive Plan”) to:

•	Increase the number of shares of common stock available for issuance by 5,000,000 shares from 13,666,667 to 18,666,667; and

•	Make certain other amendments to the Omnibus Incentive Plan as further described below.

The board of directors approved the A&R Incentive Plan on March 9, 2026, subject to stockholder approval. For a full description of the A&R Incentive Plan, see Proposal 4.

Proposal 1:

Election of Directors

Our current nine (9) member board of directors is comprised of eight (8) independent members and our Chief Executive Officer. Each nominee elected will serve as a director until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her death, resignation, or removal from office. Each of the following nominees has served as a director since our 2025 annual meeting of stockholders. Each nominee has been nominated for re-election at the Annual Meeting by our board of directors in accordance with our established nomination procedures discussed in this proxy statement.

The board of directors unanimously recommends a vote “FOR” all nine nominees listed for election of directors.

Kelly H. Barrett Chair of the Board* Director Since 2016 Chair Since 2024 Age: 61

Former SVP-Home Services, among other roles, for The Home Depot (NYSE: HD) for sixteen years. While at Home Depot, Ms. Barrett served in various roles including Senior Vice President — Home Services, Vice President Corporate Controller, Senior Vice President of Enterprise Program Management, and Vice President of Internal Audit and Corporate Compliance. Prior to her employment by The Home Depot, Ms. Barrett was employed by Cousins Properties Incorporated for eleven years in various financial roles, ultimately including that of Chief Financial Officer. During that time, she was very active in the National Association of Real Estate Investment Trusts (NAREIT) as an Accounting Committee Co-Chairperson and member of the Best Financial Practices Council as well as the Real Estate Group of Atlanta. She has been a licensed CPA in Georgia for over thirty years, is certified as a director by the National Association of Corporate Directors (NACD), and holds a Certificate in Cybersecurity oversight from the NACD. In addition, Ms. Barrett currently serves as: a director and member of both the Audit and Compensation Committees of Americold Realty Trust (NYSE: COLD); a director and member of the Compensation Committee and Information Technology Committee of EVERTEC, Inc. (NYSE: EVTC); and a director and member of the Finance and Audit Committee and Governance and Corporate Responsibility Committee of Louisiana - Pacific Corporation (NYSE: LPX). Furthermore, from May 2019 to October 2024 she served as a director, Audit Committee Chair, and member of the Compensation Committee of The Aaron’s Company, Inc. (formerly NYSE: AAN). Her leadership positions in the Atlanta community include currently serving on the NACD Atlanta Chapter Board, Board of the Metro Atlanta YMCA, where she was formerly Chair of the Board, a member of the Georgia Tech Foundation Board of Trustees and the Advisory Board of Scheller College of Business at Georgia Tech where she was formerly the Chair of the Board. She has previously served on the Board of the Girl Scouts of Greater Atlanta, Partnership Against Domestic Violence and the Atlanta Rotary Club.

Ms. Barrett brings over 30 years of leadership and financial management expertise to the board. As a former member of NAREIT’s Accounting Committee and Best Financial Practices Council and former chief financial officer of an office REIT, she is well qualified to provide oversight and guidance for Piedmont and serve as Chair of the Audit Committee and an audit committee financial expert.

*Indicates that director has been determined by our board of directors to be independent under NYSE listing standards.

ANNUAL MEETING OF STOCKHOLDERS	13

P R O P O S A L  1

Glenn G. Cohen Director* Director Since 2020 Age: 62

Executive Vice President, Chief Financial Officer of Kimco Realty Corp. (NYSE: KIM), North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping centers and a growing portfolio of mixed-use assets. Additionally, Mr. Cohen is a member of the Cybersecurity committee at Kimco. Prior to his appointment as Kimco’s Chief Financial Officer in 2010, Mr. Cohen served in various other positions at Kimco including Treasurer from 1997 - 2024, as well as Director of Accounting and Taxation, since joining them in 1995. From 2016 to 2018, Mr. Cohen served as a director and member of the Audit Committee of Quality Care Properties, Inc. (formerly NYSE: QCP). He is a CPA and member of NAREIT and the International Council of Shopping Centers (ICSC).

Mr. Cohen brings over 30 years of leadership and financial management experience to the board. As a Chief Financial Officer, Mr. Cohen is responsible for Kimco’s financial and capital strategy and oversees the accounting, financial reporting and planning, tax, treasury and capital market activities for another large, publicly traded REIT, making him well qualified to provide oversight and guidance for Piedmont and to serve as member and financial expert of the Audit Committee. In addition to his long history in the REIT industry, his knowledge of typical public company compensation programs and first-hand knowledge of the importance of fair and effective compensation plans for both management and stockholders make him well qualified to serve as Chair of the Compensation Committee.

Jeffrey J. Donnelly, CFA Director* Director Since 2025 Age: 55

Chief Executive Officer and Director of DiamondRock Hospitality (NYSE: DRH), a self-advised REIT owning a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. Prior to his appointment as Chief Executive Officer in 2024, Mr. Donnelly had served as DiamondRock’s Executive Vice-President and Chief Financial Officer beginning in 2019. Prior to joining DiamondRock, Mr. Donnelly was a Managing Director at Wells Fargo Securities, LLC and its predecessors for 22 years. Additionally, Mr. Donnelly spent seven years at AEW Capital Management, LP, as an Asset Manager and Capital Markets Officer, where he managed 12 million square feet of retail, office, multifamily, industrial and land assets and negotiated property sales, securitizations, and financings totaling more than $2 billion. Mr. Donnelly serves on the National Association of Real Estate Investment Trust’s (NAREIT) Advisory Board of Governors, American Hotel & Lodging Association’s (AHLA) Board of Directors, and is a founder of The Rubinstein-Taybi Syndrome Children’s Foundation. He is a CFA charter holder.

Mr. Donnelly brings over 20 years of real estate asset management and capital markets experience, as well as REIT managerial experience to the board. In addition, his prior experience as a REIT CFO and CFA designation make him well qualified to serve as a member of, and financial expert for, the Audit Committee.

Deneen L. Donnley Director* Director Since 2025 Age: 61

Senior Vice President and General Counsel of Consolidated Edison, Inc. (NYSE: ED), one of the nation’s largest investor-owned energy-delivery companies. Prior to joining Consolidated Edison, Ms. Donnley served as Executive Vice President, Chief Legal Officer, and Corporate Secretary for USAA, a Fortune 150 diversified financial services company, where she was a strategic advisor to the Chief Executive Officer and to the board of directors. Additionally, Ms. Donnley has served on the boards of: M1 Finance since 2022; Orange and Rockland Utilities since 2025; and USAA Life Insurance and Property and Casualty subsidiaries from 2015-2019. She also served on the board of Consolidated Edison, Inc. clean energy and transmission subsidiaries from 2020 to 2025. Further, she serves on the board of directors of Girls Inc. of New York City, Fordham Law Alumni Association, and is a member of the General Counsel Steering Committee of the National Association of Corporate Directors.

Ms. Donnley brings over 20 years of legal and corporate governance experience to the board, making her well qualified to provide oversight and guidance for Piedmont.

*Indicates that director has been determined by our board of directors to be independent under NYSE listing standards.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Mary M. Hager Director* Director Since 2022 Age: 66

Senior Advisor and member of the Board of Directors at global real estate firm, Greystar. Previously Ms. Hager co-led the Greystar-Thackeray business as well as Greystar’s commercial real estate businesses and served on the Greystar Global Investment Committee and Greystar Executive Committee. Prior to joining Greystar in 2021, Ms. Hager was the Co-CEO and co-founder of Thackeray Partners, a diversified private real estate company based in Dallas, TX. Since its inception in 2005, Thackeray Partners sponsored five private equity funds where Ms. Hager was responsible for overall strategy, partner communications, deal sourcing, asset management, and fund administration. Prior to founding Thackeray Partners, Ms. Hager was with Trammell Crow Company and other Crow-affiliated entities for sixteen years working in a variety of roles.

Ms. Hager is currently an Executive Council member and past Chair of the Advisory Council for the University of Texas Real Estate Center. Ms. Hager was a 28-year member of the Urban Land Institute, where she served on the Board and the Investment Committee for the ULI Foundation. She is also a past Americas Global Governing Trustee and a past Chair of a national small-scale development product council. She brings to the board over 35 years of experience in virtually all aspects of managing a real estate portfolio as well as a wealth of industry contacts, particularly in Dallas, one of our largest markets, making her well qualified to serve as a member of our Board and both the Nominating and Corporate Governance Committee and the Compensation Committee.

Barbara B. Lang Director* Director Since 2015 Age: 82

Managing Principal & Chief Executive Officer of Lang Strategies, LLC, a business consulting firm, located in Washington, D.C., Ms. Lang served as president and Chief Executive Officer of the D.C. Chamber of Commerce from 2002 to 2014 and prior to joining the Chamber was the Vice President of Corporate Services and Chief Procurement Officer for Fannie Mae. Ms. Lang also had a long career with IBM where she served in several management positions in finance, administration and product forecasting. She has received numerous awards and accolades throughout her career, including being twice named one of Washingtonian Magazine’s 150 Most Powerful People in the Washington, D.C. region, Business Leader of the Year by the District of Columbia Building Industry Association and a Lifetime Legacy Award from Washington Business Journal. Ms. Lang also served on the board of Cardinal Financial Corporation (NASDAQ: CFNL) from 2014 to 2017 and currently serves on the advisory board of the Sibley Hospital Foundation, as Chair of the Alumni Leadership Council at Edward Waters University and as Member of the Business Advisory Council for the Comptroller of Maryland. Ms. Lang is the author of Madame President: Leadership Lessons from the Top of the Ladder, a book on leadership skills, particularly focused upon the challenges of race and gender facing African-Americans and women in corporate and governmental America.

Ms. Lang brings to the board a broad personal network of corporate and governmental contacts in one of the Company’s operating markets. In addition, she has extensive senior management expertise with both private corporations and governmental agencies. Ms. Lang’s diverse business, financial, and governance expertise, as well as her life experience breaking leadership “glass ceilings” for women and minorities, make her highly qualified to serve as Chair of the Nominating and Corporate Governance Committee, which also provides oversight of the Company’s sustainability activities, and a member of the Compensation Committee. The Company’s most recent annual Corporate Responsibility report is available on the Company’s website, www.piedmontreit.com.

Stephen E. Lewis Director* Director Since 2025 Age: 59

Former Chair and Chief Executive Officer of Troutman Pepper, a national law firm. During his 33-year career with Troutman Pepper, Mr. Lewis served in a myriad of leadership roles, including Managing Partner and Corporate Department Chair, ultimately culminating with his appointment as Chair and Chief Executive Officer in 2016. He served in that role through 2023 and retired from the firm at the end of 2024. During Mr. Lewis’ tenure at Troutman Pepper, he represented clients across a wide range of industries, helping them evaluate and execute strategic transactions and navigate day-to-day business issues, specifically including mergers and acquisitions, joint ventures, and general corporate matters. Mr. Lewis currently serves on the board of directors of both Marine Products Corporation (NYSE: MPX) and RPC, Inc. (NYSE: RES) as well as the board of directors of the CF Foundation and of the UNC School of Law Alumni Association.

Mr. Lewis has experience representing clients in the real estate industry and brings over 30 years of corporate, mergers and acquisitions, and legal governance experience to the board, making him well qualified to serve as a director for Piedmont.

*Indicates that director has been determined by our board of directors to be independent under NYSE listing standards.

ANNUAL MEETING OF STOCKHOLDERS	15

P R O P O S A L  1

C. Brent Smith President, Chief Executive Officer, and Director Director Since 2019 Age: 50

President and Chief Executive Officer since 2019. For four years prior to his promotion to Chief Executive Officer, Mr. Smith served as our Chief Investment Officer. In addition, until 2019, Mr. Smith served as EVP of Piedmont’s Northeast Region where he was responsible for all leasing, asset management, acquisition, disposition and development activity for the Company’s then over three million square foot Boston and New York/New Jersey portfolio.

Prior to joining Piedmont in 2012, Mr. Smith served as an Executive Director with Morgan Stanley in the Real Estate Investment Banking division advising a wide range of public and private real estate clients. He brings approximately 25 years of entity and asset level real estate transaction experience across both North America and Asia. Mr. Smith currently serves on the board of directors of Our House in Atlanta, a not-for-profit focused on providing help to families experiencing homelessness.

Mr. Smith brings this approximately 20 years of experience plus a detailed working knowledge of each of Piedmont’s operating markets, experience in handling some of Piedmont’s largest and most complex tenants and properties, as well as negotiating complex purchase and sale agreements and mergers and acquisitions transactions, in addition to working relationships with each of Piedmont’s equity analysts. Furthermore, his extensive network of private and public pension equity investors and top-tier investment bankers is invaluable to the Company.

Dale H. Taysom Vice-Chair of the Board* Director Since 2015 Vice-Chair Since 2017 Age: 77

Former Global Chief Operating Officer for Prudential Real Estate Investors (PREI). Prior to his retirement in 2013, during his 36-year career with PREI, Mr. Taysom held various positions including Head of United States Transactions and Global Head of Transactions, among others, prior to completing his tenure as Global Chief Operating Officer (“COO”). He was a member of PREI’s domestic and international investment committees and a member of the Global Management Committee and is a former member of ULI, the National Multi-Housing Council, and the National Association of Real Estate Investment Managers (NAREIM).

Mr. Taysom brings many years of experience dealing with almost every facet of owning and operating commercial real estate. He is familiar with many of the markets in which our properties are located and has an extensive personal network of contacts throughout the real estate industry. In addition to his financial and budgetary responsibilities as COO of PREI, Mr. Taysom also participated with the management committee in formulating the strategic vision of the company including the review, approval, and responsibility for financial performance. This financial and operational experience makes him well suited to serve as a member of the Audit and Compensation Committees.

*Indicates that director has been determined by our board of directors to be independent under NYSE listing standards.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

P R O P O S A L  2

Proposal 2:

Ratify the Appointment of
Deloitte & Touche LLP as our
Independent Registered Public
Accounting Firm For Fiscal 2026

Engagement of Deloitte & Touche LLP

On February 17, 2026, the Audit Committee approved the engagement of Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026. This proposal asks you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although we are not required to obtain such ratification from our stockholders, the board of directors believes it is good practice to do so. Notwithstanding the ratification, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of Piedmont and our stockholders. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2018. A representative of Deloitte & Touche LLP will be available at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions from stockholders.

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2026.

Pre-approval Policies

The Audit Committee must pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services (including the fees and terms thereof), in order to ensure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by our independent registered public accounting firm has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee. All requests or applications for services to be provided by our independent registered public accounting firm that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by our independent registered public accounting firm.

Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both our independent registered public accounting firm and our chief financial officer, treasurer, or chief accounting officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the Securities and Exchange Commission (the “SEC”) on registered public accounting firm independence. The Chair of the Audit Committee has been delegated the authority to specifically pre-approve all services not covered by the general pre-approval guidelines, up to an amount not to exceed $100,000 per occurrence. Amounts requiring pre-approval in excess of $100,000 per occurrence require specific pre-approval by our Audit Committee prior to engagement of Deloitte & Touche LLP, our current independent registered public accounting firm.

Piedmont Realty Trust | 2026 PROXY REPORT

All amounts specifically pre-approved by the Chair of the Audit Committee in accordance with this policy must be disclosed to the full Audit Committee at its next regularly scheduled meeting. For the year ended December 31, 2025, all services rendered by Deloitte & Touche LLP were pre-approved by the Audit Committee in accordance with the policies and procedures described above.

Fees Paid to Independent Registered Public Accounting Firms

The Audit Committee reviewed the audit and non-audit services performed by Deloitte & Touche LLP and Deloitte Tax LLP (collectively, “Deloitte”) for fiscal 2025 and 2024, as well as the fees charged for such services. In its review of any non-audit service fees, the Audit Committee considered whether the provision of such services was compatible with maintaining the independence of our independent registered public accounting firms. The following table sets forth the aggregate fees paid to Deloitte during the years ended December 31, 2025 and 2024:

	2025	2024
Audit Fees	$1,310,000	$1,315,000
Audit-Related Fees	--	--
Tax Fees	$365,259	$408,496
All Other Fees	--	--
Total	$1,675,259	$1,723,496

For purposes of the preceding table, the professional fees are classified as follows:

Audit Fees: These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and services that generally only the independent registered public accounting firm reasonably can provide, such as services associated with filing registration statements, periodic reports, and other filings with the SEC.

Audit-Related Fees: These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, non-recurring agreed-upon procedures and other professional fees associated with transactional activity.

Tax Fees: These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance filings, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax notices, audits and appeals before the Internal Revenue Service and similar state and local agencies.

All Other Fees: These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

ANNUAL MEETING OF STOCKHOLDERS	19

P R O P O S A L  3

Proposal 3:

Annual Advisory Vote to Approve Compensation of the Named
Executive Officers

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a “say on pay” and provides you, as a stockholder, with the ability to cast a vote with respect to our 2025 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the stockholders approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”

As discussed in “Executive Compensation — Compensation Discussion and Analysis” below, the compensation paid to our named executive officers is designed to meet the following objectives:

•	attract and retain candidates capable of performing at the highest levels in our industry;

•	create and maintain a performance-focused culture, by rewarding company and individual performance based upon objective pre-determined metrics;

•	reflect the qualifications, skills, experience, and responsibilities of each named executive officer;

•	link incentive compensation levels with the creation of stockholder value;

•	align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

•	motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

This proposal is an advisory proposal, which means it is non-binding. Although the vote is non-binding, the Compensation Committee will review the voting results and consider the outcome in making decisions about future compensation arrangements for our named executive officers.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors, will not create or imply any change to or any additional fiduciary duties of the board of directors, and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

The board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

Piedmont Realty Trust | 2026 PROXY REPORT

Proposal 4:

Approval of the Amended
and Restated Omnibus
Incentive Plan

General

We maintain the Piedmont Realty Trust, Inc. Second Amended and Restated 2007 Omnibus Incentive Plan (as amended, the “Omnibus Incentive Plan”), which was approved by our stockholders and became effective on March 18, 2021. On March 12, 2024 and April 9, 2024, respectively, the Omnibus Incentive Plan was amended to, among other things, increase the total number of shares of common stock available for issuance by 5,000,000 shares. Effective as of June 6, 2025, the Board amended the Omnibus Incentive Plan to replace all references to “Piedmont Office Realty Trust, Inc.” with “Piedmont Realty Trust, Inc.” Management has determined that it is in our best interest to further amend and restate the Omnibus Incentive Plan (as amended and restated, the “Amended and Restated Incentive Plan”) to (i) increase the number of shares of common stock available for issuance by 5,000,000 shares, from 13,666,667 to 18,666,667 and (ii) make certain other amendments to the Omnibus Incentive Plan, as further described below.

The Board believes that increasing the number of shares of our common stock reserved and available for awards and making the other amendments reflected in the Amended and Restated Incentive Plan, which are summarized below, are in the best interest of the Company and our stockholders.

In our 2024 proxy statement for the 2024 annual meeting of stockholders, we proposed an amendment to our Omnibus Incentive Plan to, among other things, increase the number of shares reserved and available under the Omnibus Incentive Plan by 5,000,000. At the time and as disclosed on our 2024 proxy statement, we estimated that the additional 5,000,000 shares would cover awards needed over the course of the following two to three years. As anticipated, such additional shares have been substantially utilized for awards during the following two years and we are requesting the additional 5,000,000 shares now for future awards granted over the next two to three years.

To ensure an adequate supply of shares for future awards, the Board has approved, and recommends that stockholders approve, amending and restating the Omnibus Incentive Plan. The Amended and Restated Incentive Plan will authorize the issuance of up to 5,000,000 additional shares of our common stock pursuant to awards, subject to adjustment as provided in the Amended and Restated Incentive Plan. In determining the number of additional shares of common stock requested for availability under the Amended and Restated Incentive Plan, we considered that a limited number of shares of our common stock are currently available for issuance, our historic and anticipated award grant practices (with a three year average burn rate of 1.01%, compared to a three year average burn rate of 1.05% for the broader publicly-traded REIT industry), and the estimated number of shares needed for awards over the next two to three years. The Company believes that the additional shares authorized under the Amended and Restated Incentive Plan will provide it with a sufficient number of shares of common stock to ensure that equity-based long-term incentive awards remain a meaningful component of the overall compensation of our employees, officers and non-employee directors.

Effect of Proposal

Approval of amending and restating the Omnibus Incentive Plan as requested by this Proposal 4 will (i) increase the number of shares available for issuance by 5,000,000 shares from 13,666,667 to 18,666,667 and (ii) make certain other amendments to the Omnibus Incentive Plan as described below.

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Summary of Proposed Changes to the Omnibus Incentive Plan

In addition to authorizing the issuance of up to 5,000,000 additional shares of our common stock pursuant to awards, the Amended and Restated Incentive Plan makes several changes to the Omnibus Incentive Plan which we believe are beneficial to stockholders, including:

•	Changing the name of the Omnibus Incentive Plan to “Third Amended and Restated Omnibus Incentive Plan”, and

•	Updating the default treatment of performance awards in the event of a change in control to more closely align with the Executive Severance Plan, dated September 30, 2024.

As of February 27, 2026, the closing price of shares of our common stock, as reported on NYSE, was $7.58 per share. As of February 27, 2026, 1,589,649 shares of common stock underlying deferred stock awards and 3,101,438 shares of common stock underlying performance-based awards (assuming maximum performance) were granted and remain outstanding under the Omnibus Incentive Plan.

If the Amended and Restated Incentive Plan is not approved by our stockholders, it could materially adversely affect us because we may be unable to retain the services of our senior management and may be unable to provide the incentives necessary to attract qualified replacements and other personnel.

Summary of the Amended and Restated Incentive Plan

A summary of the material terms of the Amended and Restated Incentive Plan is set forth below and the full text of the proposed Amended and Restated Incentive Plan is attached hereto as Appendix A. The below summary of the provisions of the Amended and Restated Incentive Plan is qualified in its entirety by reference to the full text of the Amended and Restated Incentive Plan. To the extent that there is a conflict between this summary and the Amended and Restated Incentive Plan, the Amended and Restated Incentive Plan will govern. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Amended and Restated Incentive Plan. The adoption of the Amended and Restated Incentive Plan is subject to stockholder approval.

Background and Purpose

The Amended and Restated Incentive Plan amends and restates our existing Omnibus Incentive Plan, which was approved by our stockholders and became effective on March 18, 2021. On March 12, 2024 and April 9, 2024, respectively, the Omnibus Incentive Plan was amended to, among other things, increase the total number of shares of common stock available for issuance by 5,000,000 shares. Effective as of June 6, 2025, the Board amended the Omnibus Incentive Plan to replace all references to “Piedmont Office Realty Trust, Inc.” with “Piedmont Realty Trust, Inc.” The Amended and Restated Incentive Plan was approved by the Board, which consulted with its legal advisors and an employment compensation consultant to survey and study the market compensation ranges of our competitors. The purpose of the Amended and Restated Incentive Plan is to provide us with the flexibility to offer performance-based compensation, including stock-based and incentive cash awards as part of an overall compensation package to attract and retain qualified personnel. Certain officers, key employees, non-employee directors, or consultants of ours and our subsidiaries would be eligible to be granted cash awards, stock options, stock appreciation rights, restricted stock, deferred stock awards, other stock-based awards, dividend equivalent rights, and performance-based awards (collectively, “awards”) under the Amended and Restated Incentive Plan. We anticipate that providing such persons with interests and awards of this nature will result in a closer alignment of their interests with our interests and those of our stockholders, thereby incentivizing their efforts on our behalf and strengthening their desire to remain with us. In addition, we have certain employment agreements with our senior management which may provide, among other things, for incentive compensation awards and performance bonuses that will be paid pursuant to the Amended and Restated Incentive Plan.

Piedmont Realty Trust | 2026 PROXY REPORT

Administration

The Amended and Restated Incentive Plan is administered by a compensation or other committee consisting of at least two individuals, each of whom shall be a “non-employee director” as defined under Rule 16b-3 under the Exchange Act, or, if no committee is designated by our Board to act for these purposes, our Board. The Amended and Restated Incentive Plan is administered by the Compensation Committee of our Board. References below to our Compensation Committee include a reference to our Board for those periods in which our Board is administering the Amended and Restated Incentive Plan.

The Compensation Committee will have the power and authority to administer and interpret the Amended and Restated Incentive Plan, including the power and authority: (1) to authorize the granting of awards, (2) to determine the eligibility of officers, key employees, directors, or consultants of ours to receive an award, (3) to determine the number of shares of common stock to be covered by each stock-based award (subject to the individual participant limitations provided in the Amended and Restated Incentive Plan), (4) to determine the terms, conditions and restrictions of each award, including setting applicable performance criteria (which may not be inconsistent with the terms of the Amended and Restated Incentive Plan), (5) to accelerate the exercisability or vesting of the awards, (6) to extend the time period for exercising stock options, (7) to correct any defect, omission or inconsistency in the Amended and Restated Incentive Plan or in any award agreement, in a manner and to the extent it shall deem necessary or expedient to make the Amended and Restated Incentive Plan fully effective, (8) to waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter, including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service, and (9) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Amended and Restated Incentive Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. In addition, the Compensation Committee may, in its discretion, delegate to our Chief Executive Officer, or his or her delegate, all or part of the Committee’s authority and duties with respect to awards. The Amended and Restated Incentive Plan also has certain limitations of liability for Compensation Committee and Board members as long as such members are not acting in bad faith or committing fraud.

Eligibility and Types of Awards

Certain of our officers, employees, non-employee directors and consultants are eligible to be granted awards under the Amended and Restated Incentive Plan. Eligibility for awards under the Amended and Restated Incentive Plan will be determined by the Compensation Committee. No new award may be granted under the Amended and Restated Incentive Plan after March 17, 2031. There are approximately six officers, 29 employees, eight non-employee directors and no consultants eligible to be granted Awards under the Amended and Restated Incentive Plan..

Available Shares

Subject to adjustment upon certain corporate transactions or events, the total number of shares of our common stock subject to past or future awards under the Amended and Restated Incentive Plan may not exceed 18,666,667. The 18,666,667 shares of common stock available for issuance under the Amended and Restated Incentive Plan shall be reduced by (1) the number of shares of common stock issuable pursuant to outstanding awards granted under the Omnibus Incentive Plan prior to the effective date of the Amended and Restated Incentive Plan and (2) the number of shares of common stock issued pursuant to awards granted under the Omnibus Incentive Plan prior to the effective date of the Amended and Restated Incentive Plan that have been exercised, vested or settled and are no longer outstanding, and increased by the number of shares of common stock underlying awards that are outstanding under the Omnibus Incentive Plan as of the effective date of the Amended and Restated Incentive Plan and that again become available for grant under the Amended and Restated Incentive Plan. In determining the number of shares of common stock available for grant under the Amended and Restated Incentive Plan at any time: (1) any shares of stock subject to an award granted under the Amended and Restated Incentive Plan (including awards granted prior to the effective date of the Amended and Restated Incentive Plan) that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of common stock, are settled in cash in lieu of common stock, or are exchanged with the Compensation Committee’s permission prior to the issuance of common stock for an award not involving common stock, shall become available again for grant under the Amended and Restated Incentive Plan; (2) any shares of common stock that are withheld by the Company or tendered (by either actual delivery or attestation) to pay the exercise price of a stock option shall not become available again for grant under the Amended and Restated incentive Plan; (3) any shares of common stock that are withheld by the Company or tendered (by either actual delivery or attestation) to satisfy tax withholding obligations associated with an award, shall not become available again for grant under the Amended and Restated Incentive Plan; (4)  any shares of stock that were subject to a stock-settled stock appreciation right under the plan that were not issued upon the exercise of such stock appreciation right shall not become available again for grant under the Amended and Restated Incentive Plan; (5) any shares of common stock that were purchased by the Company on the open market with the proceeds from the exercise of

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a stock option shall not become available again for grant under the Amended and Restated Incentive Plan; and (6) any shares of stock subject to “substitute awards” pursuant to Section 3(e) of the Amended and Restated Incentive Plan shall not be counted against the number of shares of common stock available for grant under the Amended and Restated Incentive Plan, nor shall they reduce the shares of common stock authorized for grant to any person in any calendar year.

Subject to potential adjustments upon the occurrence of certain corporate transactions or events, award grants will be subject to the following limitations: (1) the maximum number of shares of common stock subject to stock options or stock appreciation rights that can be awarded under the Amended Incentive Plan to any person eligible for an award is 3,500,000 per calendar year; (2) the maximum number of shares of common stock that can be awarded in an award under the Amended Incentive Plan, other than pursuant to stock options or stock appreciation rights, to any person eligible for an award is 1,000,000 per calendar year; and (3) the maximum value that any grantee may receive with respect to any fiscal year included in the applicable performance period is $10 million. To conform to industry best practices, the Board has established compensation caps so that the maximum aggregate fair value of awards granted to any non-employee director during any calendar year shall not exceed $250,000 provided that this annual award limit shall not apply to awards granted in lieu of all or any portion of such non-employee director’s cash-based director fees.

Awards Under the Amended and Restated Incentive Plan

Stock Options. The terms of stock options, including whether options will constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), will be determined by the Compensation Committee. The exercise price of an option will be determined by the Compensation Committee and reflected in the applicable award agreement. Incentive stock options will only be granted to our key employees or a “subsidiary corporation” within the meaning of Section 424(f) of the Code. The exercise price with respect to incentive stock options may not be less than 100% (or 110% in the case of an incentive stock option granted to a 10% stockholder) of the fair market value of our shares of common stock on the date of grant. Each stock option will be exercisable after the period or periods specified in the award agreement, which will not exceed 10 years from the date of grant (or five years from the date of grant in the case of an incentive stock option granted to a 10% stockholder). Options will be exercisable at such times and subject to such terms as determined by the Compensation Committee. If the aggregate fair market value of all shares of common stock subject to a grantee’s “incentive stock option” which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as non-qualified options. The Company has not awarded stock options since the inception of the 2007 Omnibus Incentive Plan.

Stock Appreciation Rights. Subject to the requirements of the Amended and Restated Incentive Plan, the Compensation Committee may grant stock appreciation rights in tandem with a stock option or alone and unrelated to a stock option. Stock appreciation rights may be exercised by the delivery to us of a written notice of exercise. The exercise of a stock appreciation right will entitle the grantee to receive shares of common stock having a value equal to the fair market value of a share of common stock on the date of exercise over the exercise price of the stock appreciation right. The exercise price of a stock appreciation right will be no less than the fair market value of the common stock on the date of grant. In its sole discretion, the Compensation Committee may settle the stock appreciation rights in a combination of shares of common stock and cash, or exclusively with cash. The Company has not awarded stock appreciation rights since the inception of the Omnibus Incentive Plan.

Restricted Stock. A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive cash dividends on the restricted stock. Although dividends are paid on all restricted stock, whether or not vested, at the same rate and on the same date as our shares of common stock, such dividends will be held by us and not distributed to participants until the applicable restrictions lapse. Holders of restricted stock are prohibited from selling such shares with certain limited exceptions as provided under the Amended and Restated Incentive Plan.

Piedmont Realty Trust | 2026 PROXY REPORT

Deferred Stock Awards. A deferred stock award is an award of phantom stock units subject to restrictions and conditions as the Compensation Committee may determine at the time of the grant. The granting of deferred stock will be contingent on the execution of a deferred stock agreement by the grantee. The terms of such agreements will be determined by the Compensation Committee and may differ among awards and grantees. A phantom stock unit represents a right to receive the fair market value of a share of our common stock or, if provided by the Compensation Committee, the right to receive a share of our common stock. Phantom stock units will be settled with a single-sum distribution however, the Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom stock units, installments over a period not to exceed ten years. Unless otherwise provided in the applicable award agreement, or pursuant to a permissible election, the settlement date with respect to a phantom stock unit generally is the first day of the month to follow the date on which the phantom stock unit vests. During the deferral period, a grantee shall have no rights as a stockholder however, the grantee may be granted dividend equivalent rights (as described below).

Other Stock-Based Awards. The Amended and Restated Incentive Plan authorizes the granting of other awards based upon (1) the shares of common stock (including the grant of securities convertible into shares of common stock and stock appreciation rights), and subject to terms and conditions established at the time of grant, (2) equity interests in one of our subsidiaries, (3) awards valued by reference to book value, fair value or performance parameters relative to us or any subsidiary or group of subsidiaries, and (4) any class of profits interest or limited liability company interest created or issued that qualifies as a “profits interest” within the meaning of IRS Revenue Procedures 93-27 and 2001-43. Our Compensation Committee will determine the specific terms of such awards and the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the other awards will be forfeited. Dividends may be payable with respect to such other stock-based awards and will be subject to the same vesting conditions as the award with respect to which such dividends were paid (and forfeited if the award is forfeited. The Compensation Committee may also award dividend equivalent rights under these awards as described below. Dividend Equivalent Rights. A dividend equivalent right is an award entitling the grantee credits based on the amount of cash dividends declared on shares of common stock specified in the dividend equivalent right (or other award to which it relates) in the same manner as if such shares had been issued to and held by the grantee. The Compensation Committee may provide that amounts payable with respect to dividend equivalents will be converted into cash or additional shares of common stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Dividend Equivalent Rights. A dividend equivalent right is an award entitling the grantee credits based on the amount of cash dividends declared on shares of common stock specified in the dividend equivalent right (or other award to which it relates) in the same manner as if such shares had been issued to and held by the grantee. The Compensation Committee may provide that amounts payable with respect to dividend equivalents will be converted into cash or additional shares of common stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Performance Awards. An award may be granted as a performance award that vests, becomes exercisable, is settled or payable or is granted contingent upon the attainment during one or more performance cycles of one or more performance goals, each as specified by the Compensation Committee. A performance award may, but need not, also require the completion of a specified period of employment or other service with the Company or our subsidiaries. The performance goals may be based on the performance criteria selected by the Compensation Committee for purposes of establishing the performance goals for a performance award, which include, but are not limited to the following criteria, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and any of which may be measured on an aggregate or per share basis: earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period; net income either before or after interest, taxes, depreciation and/or amortization; changes (or the absence of changes) in the per share or aggregate market price of our common stock; economic value-added; Funds from operations (FFO) or similar measure; sales or revenues; acquisitions or strategic transactions; operating income; cash flow; return on capital, assets, equity or investment; total return to stockholders; various “non-GAAP” financial measures customarily used in evaluating the performance of REITs; return on sales; gross or net profit levels; productivity; expense levels or margins; operating efficiency; customer tenant satisfaction; working capital; earnings per share of stock; revenue or earnings growth; number of securities sold; our ranking against selected peer groups; same store performance from period to period; leasing or occupancy rates; objectively determinable capital deployment; objectively determinable expense management; sales or market shares; number of customers; and establishment of a trading market for our stock. Performance goals are to be established at the beginning of any applicable performance cycle or at such other date as determined by the Compensation Committee. In the discretion of the Compensation Committee, settlement of performance awards shall be in cash, common stock, other awards, or property. Subject to potential adjustments upon the occurrence of certain corporate transactions or events, the maximum value that any grantee may receive with respect to any fiscal year included in the applicable performance period shall be $10 million.

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Awards Under the Amended and Restated Incentive Plan

In the event of certain corporate reorganizations or other events, the Compensation Committee will generally make certain corresponding adjustments in its discretion to the manner in which the Amended and Restated Incentive Plan operates (including, for example, to the number of shares available under the Amended and Restated Incentive Plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of participants.

Adjustments upon Changes in Capitalization

In the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, or similar change in the shares of our common stock or our other securities, as determined by the Compensation Committee, pursuant to which outstanding shares of common stock are increased, decreased or exchanged for a different kind or number of securities, the Compensation Committee shall make an appropriate or proportionate adjustment in (1) the maximum number of shares reserved for issuance under the Amended and Restated Incentive Plan, (2) the maximum number of stock options or stock appreciation rights or other awards that can be granted to any one individual grantee, (3) the number and kind of shares or other securities subject to any then outstanding awards under the Amended and Restated Incentive Plan, (4) the repurchase price, if any, per share subject to each outstanding restricted stock award, and (5) the price for each share subject to any then outstanding stock options and stock appreciation rights under the Amended and Restated Incentive Plan, without changing the aggregate exercise price as to which such stock options and stock appreciation rights remain exercisable. Our Compensation Committee may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration extraordinary dividends, acquisitions or dispositions of stock or property or any other similar corporate event to the extent necessary to avoid a material distortion in the value of the awards.

Change in Control or Merger

In the event of certain mergers, consolidations, the sale of substantially all of our assets, our reorganization or a liquidation, or change in control as defined in the Amended and Restated Incentive Plan, the Compensation Committee may, in lieu of making the adjustments described above, provide that all outstanding awards shall terminate as of consummation of such event, and (1) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding awards to a date that is at least ten days but no earlier than 60 days prior to such date, and/or (2) provide that holders of awards will receive a payment in respect of cancellation of their awards based on the amount of the per share consideration being paid for our common stock in connection with such event, subject to various restrictions and other determinations of value. Payment may be subject to any escrow, holdback, or other contingency applicable to Company stockholders. In the event an award has an exercise or purchase price per share equal to or greater than fair market value, the award may be canceled without notice or payment of consideration. In addition, the Compensation Committee may grant awards under the Amended and Restated Incentive Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. In the event of a change in control, (1) any service-vesting condition under an outstanding award shall be treated as satisfied in full as of immediately prior to the date of consummation of the change in control and (2) with respect to any outstanding performance award for which the performance cycle is incomplete as of the date of the change in control, the performance cycle will be treated as ending on the date of such change in control and the Compensation Committee shall (1) determine the extent to which the performance goals with respect to such performance cycle have been met based upon such audited or unaudited financial information then available as it deems relevant; or (2) if not determinable, deem the applicable “target” levels of the performance goals to have been attained with respect to such performance cycle.

The Amended and Restated Incentive Plan provides a Section 280G “cutback” to avoid the imposition of any excise tax under Code Sections 280G and 4999. To the extent that a grantee is a “disqualified individual” (as defined in Section 280G of the Code) and is entitled to payments or benefits that would be “parachute payments” (as defined in Section 280G of the Code), such payments or benefits will be reduced or eliminated so as to avoid having the payments or benefits under the Amended and Restated Incentive Plan being deemed a “parachute payment” under Section 280G of the Code.

Piedmont Realty Trust | 2026 PROXY REPORT

Trading and Other Policies

Option exercises and other awards are subject to the Company’s insider trading policy and procedures, stock ownership guidelines and other applicable policies and procedures governing the issuance or holding of stock, as in effect from time to time. During a grantee’s lifetime, his or her awards are only exercisable by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No awards may be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution.

All awards under the Amended and Restated Plan, including shares of common stock or other cash or property received with respect to such award, are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) the Company’s Clawback Policy and any other clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, and (2) applicable law, regulation or stock exchange listing requirement. By accepting an award under the Amended and Restated Incentive Plan, a participant will be deemed to have acknowledged and consented to the Company’s Clawback Policy and the Company’s application, implementation and enforcement of any clawback, forfeiture or other similar policy adopted by the Board or the Compensation Committee, whether adopted prior to or following the date of grant of the award, and any provision of applicable law or stock exchange listing requirement relating to reduction cancellation, forfeiture or recoupment, and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy, requirement or applicable law, without further consideration or action. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 must reimburse the Company for the amount of any award received by such individual under the Amended and Restated Incentive Plan during the 12-month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement.

Awards granted under the Amended and Restated Incentive Plan may not vest or be settled, or become exercisable, prior to the one year anniversary of the date of grant except that the Compensation Committee may provide for earlier vesting (or exercisability) in the event of a participant’s death or disability or as otherwise provided in connection with certain corporate transactions or change in control events under the Amended and Restated Incentive Plan. Notwithstanding the foregoing, the Amended and Restated Incentive Plan permits up to 5% of the shares reserved and available for issuance to be granted pursuant to awards that are not subject to this one-year minimum vesting (or exercisability) condition.

The Amended and Restated Incentive Plan imposes a 12-month post-issuance holding period on shares issued to grantees who, on the date shares are issued upon or following the exercise, vesting, or settlement of an award, hold the title of Senior Vice President or higher. During this period, such grantees may not sell, transfer, or otherwise dispose of those shares, other than shares sold or withheld to cover the exercise price and/or applicable tax withholding. The holding period ends on the earlier of the first anniversary of the issuance date or the grantee’s termination of service.

Amendment and Termination

Our Board may at any time amend or terminate the Amended and Restated Incentive Plan; however, we must obtain stockholder approval of any amendment to the Amended and Restated Incentive Plan (other than amendments that curtail the scope of the plan) that would materially amend the Amended and Restated Incentive Plan, including any amendment that would:

•	Increase the maximum number of shares of common stock that may be issued under the Amended and Restated Incentive Plan;

•	Expand the types of awards available under, materially expand the eligibility to participate in, or materially extend the term of the Amended and Restated Incentive Plan; or

•	Materially change the method of determining the fair market value of shares of the date of grant of an option or stock appreciation right.

In addition, to the extent determined by the Compensation Committee to be required by the Code to ensure that incentive stock options are qualified under Section 422 of the Code or the extent required by the shareholder approval requirements of any national securities exchange, amendments to the Amended and Restated Incentive Plan will be subject to approval by stockholders.

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The Compensation Committee may at any time amend or cancel any previously granted award under the Amended and Restated Incentive Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action may adversely affect in any material way the rights under a previously granted award without the consent of the grantee. Notwithstanding the above, any amendment to an award or other action by the Compensation Committee that (i) decreases the exercise price or other similar price applicable thereto, (ii) cancels an award at a time when its exercise price or other similar price exceeds the fair market value of the underlying stock in exchange for another award or any cash payment or (iii) constitutes the repricing of the exercise price or base value of an option, stock appreciation right, or any other award granted under the Amended and Restated Incentive Plan, will be subject to the approval of our stockholders unless undertaken in connection with a merger or other transaction as set forth in Section 3(c) or Section 3(d) of the Amended and Restated Incentive Plan. The Amended and Restated Incentive Plan shall terminate on March 17, 2031. Any awards outstanding under the Amended and Restated Incentive Plan at the time of its termination shall remain outstanding until they expire by their terms.

Certain U.S. Federal Income Tax Consequences

The following discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal income tax penalties, and was written to support the “promotion or marketing” (within the meaning of Internal Revenue Service Circular 230) of the Amended and Restated Incentive Plan.

Non-Qualified Stock Options

No income will be recognized by an option holder at the time a non-qualified stock option is granted. At the time a non-qualified stock option is exercised, however, ordinary income will generally be recognized by an option holder in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price of the option. We will generally be entitled to a deduction for U.S. federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than pursuant to a cash payment of the exercise price, various special tax rules may apply.

Incentive Stock Option

In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive this tax treatment, however, shares acquired upon the exercise of an incentive stock option, must not be disposed of within two years after the incentive stock option is granted nor within one year after the transfer of the shares to the option holder pursuant to his or her exercise of the option. In addition, the option holder must be an employee of us or a qualified subsidiary at all times between the date of grant and the date which is three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Code generally allows the sale of our shares of common stock received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the option holder, and we will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) We would generally then be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess realized upon such a disposition over the fair market value at the date of exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than pursuant to a cash payment of the exercise price, various special tax rules may apply.

Piedmont Realty Trust | 2026 PROXY REPORT

Reinstated Stock

Unless a holder of restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of a grant of restricted stock until the restricted stock is either no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and we will be entitled to a deduction, equal to (1) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) not transferable, minus (2) the amount, if any, paid for the restricted stock. If an 83(b) election is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.

Dividend Equivalents

There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment of the dividend equivalent is made, the holder of the dividend equivalent generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.

Stock Appreciation Rights

No income will be recognized at the time a stock appreciation right (“SAR”) is granted. At the time an SAR is exercised, however, the holder will recognize ordinary income equal to the amount of cash and the fair market value of any shares received as a result of the exercise (less the amount paid for such shares, if any). If the SAR was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon exercise of the SAR.

Deferred Stock Awards

No income will be recognized at the time a deferred stock award is granted. A participant who receives a deferred stock award will recognize ordinary income equal to the amount of cash and the fair market value of any shares received upon settlement (generally, the vesting date). If the deferred stock award was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes.

Section 409A

Section 409A of the Code imposes restrictions on non-qualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. While certain awards under the Amended and Restated Incentive Plan could be subject to Section 409A of the Code, deferred stock awards under the Amended and Restated Incentive Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code.

Other Tax Consequences

Section 162(m) of the Code prevents us from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees” which generally includes the CEO, CFO and the three other most highly compensated executive officers of the Company. Any award we grant pursuant to the Amended and Restated Incentive Plan to covered employees, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation.

Piedmont Realty Trust | 2026 PROXY REPORT

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P R O P O S A L  4

The foregoing is only a summary of the effect of federal income taxation on the grantee and us with respect to the grant and exercise of awards made under the Amended and Restated Incentive Plan, does not purport to be complete, and does not discuss the tax consequences of the grantee’s death or the income tax laws of any municipality, state or foreign country in which a grantee may reside.

Plan Benefits

Benefits, if any, payable under the Amended and Restated Incentive Plan for 2026 and future years are dependent on the actions of the Compensation Committee and are therefore not determinable at this time. Our executive officers are eligible to receive awards under the Omnibus Incentive Plan and will be eligible to receive awards under the Amended and Restated Incentive Plan and, accordingly, our executive officers have an interest in this Proposal. In 2025, the following grants were made under the Omnibus Incentive Plan to the persons and groups listed below:

Name and Position	Stock Awards(1)
	Number of Shares	Dollar Value ($)
C. Brent Smith President, Chief Executive Officer and Director	399,061	3,766,342
Sherry L. Rexroad Executive Vice President, Chief Financial Officer and Corporate Secretary	111,502	1,052,355
Christopher A. Kollme Executive Vice President, Investments	46,948	443,098
Laura P. Moon Executive Vice President, Chief Accounting Officer and Treasurer	35,212	332,326
George M. Wells Executive Vice President, Chief Operating Officer	88,028	830,811
All Executive Officers, as a group (5 persons)(2)	680,751	6,424,933
All Non-Employees Directors, as a group	128,672	889,987
All Non-Executive Officer Employees, as a group	261,073	2,379,232

(1)In accordance with SEC rules, the stock awards presented in this table include the annual deferred stock grant and the estimated aggregate grant date fair value of the Performance Share Component of our 2025 Long-Term Incentive Compensation Program at target levels, even though there is no guarantee that any amounts will ultimately be earned by and paid to the executive. See “Stock Vested for 2025” tables for the value of actual stock awards vested during the year ended December 31. 2025.

(2)Includes all persons who served as executive officers during 2025.

Piedmont Realty Trust | 2026 PROXY REPORT

No Appraisal Rights in Connection with the Approval of the Amended and Restated Incentive Plan

Under Maryland law, stockholders will not have appraisal rights in connection with the proposal to amend and restate the Omnibus Incentive Plan.

Vote Required

Approval of the Amended and Restated Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast thereon to pass. Abstentions and broker non-votes will not have an effect on the vote, but they will count toward the establishment of a quorum.

Our Board has determined it to be advisable and in the best interests of us and our stockholders to approve the Amended and Restated Incentive Plan. Our Board unanimously approved the form of the Amended and Restated Incentive Plan and recommends that you vote FOR the approval of the Amended and Restated Incentive Plan.

Consequences of Failure to Approve the Amended and Restated Incentive Plan

If the Amended and Restated Incentive Plan is not approved by our stockholders, it could materially adversely affect us because we could be unable to retain our senior management and may be unable to provide the incentives necessary to attract qualified replacements and other personnel.

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A B O U T  M A N A G E M E N T

C E R T A I N  I N F O R M A T I O N  A B O U T  M A N A G E M E N T

Executive Officers

The following individuals served as executive officers as of March 4, 2026:

	Age	Role
C. Brent Smith	50	President, Chief Executive Officer and Director
Sherry L. Rexroad	60	Executive Vice President, Chief Financial Officer and Corporate Secretary
Christopher A. Kollme	55	Executive Vice President, Investments
Laura P. Moon	55	Executive Vice President, Chief Accounting Officer and Treasurer
Alex Valente	40	Executive Vice President, Co-Chief Operating Officer
George M. Wells	63	Executive Vice President, Co-Chief Operating Officer

The following is detailed information about each of our executive officers other than Mr. Smith, whose biographical information in included under “Proposal 1: Election of Directors.”

Sherry L. Rexroad	Sherry L. Rexroad has served as Chief Financial Officer since November 2024. She has over 30 years of experience in REITs and real estate, finance, and capital markets and most recently served as CFO of STORE Capital, a publicly traded net-lease REIT from October of 2021 to February 2023. Prior to her tenure at STORE, she spent a decade at BlackRock Global Real Asset Securities (“Blackrock”) as Global Head of Business Development as well as Co-Global Chief Investment Officer and Chair of the Investment Committee, where she led fundraising efforts, was instrumental in building and leading the global real asset securities team and leading the development of an ESG scoring system that was ultimately incorporated into Blackrock’s investment strategy. Ms. Rexroad also served as a member of BlackRock’s Investment Stewardship Advisory Committee and was the first investor to be elected to Nareit’s Advisory Board of Governors. Earlier in her career, Ms. Rexroad worked in various capacities for Aviva Investors, ING Clarion Real Estate Securities, AEW Capital Management, the U.S. Environmental Protection Agency, and the U.S. General Services Administration. She is currently a member of the board of directors of Apartment Investment Management Company (“AIMCO”) (NYSE: AIV) where she serves on the Audit Committee and is Chair of the Compensation and Human Resources Committee.

Christopher A. Kollme

Christopher A. Kollme has served as Executive Vice President — Investments since October 2021. In this role, he is responsible for acquisitions and dispositions. Prior to his transition to his current role, Mr. Kollme served as Executive Vice President — Capital and Strategy since joining the Company in 2017. In that role, he worked with the Piedmont senior management team to further establish and advance the strategic initiatives of the company and provided counsel on capital raising activities and banking relationships.

Prior to joining Piedmont, Mr. Kollme served as Managing Director & Head of Real Estate Investment Banking for SunTrust Robinson Humphrey where he managed the origination of advisory and capital raising transactions on behalf of the bank’s public and private real estate clients. Mr. Kollme’s approximately 20-year career has also included tenures with Morgan Keegan & Company, Inc.’s Real Estate Investment Banking group as Managing Director & Group Head and Duke Realty as Vice President of Acquisitions.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Laura P. Moon

Laura P. Moon has served as Chief Accounting Officer since 2007 and Treasurer since 2023. She has almost 35 years of experience with accounting and reporting for public companies and at Piedmont she is responsible for all treasury, general ledger accounting, SEC and tax reporting functions.

Prior to joining us, Ms. Moon served as Vice President and Chief Accounting Officer at our former advisor where she had responsibility for all general ledger accounting, financial and tax reporting, and internal audit supervision for 19 public registrants as well as several private real estate partnerships. Ms. Moon is a CPA and began her career in 1991 with Deloitte & Touche LLP.

Alex Valente

Alex Valente has served as Executive Vice President and Co-Chief Operating Officer since February 2026. Prior to his promotion to Co-Chief Operating Officer, Mr. Valente served as Executive Vice President of Piedmont’s Southeast Region since 2019. Mr. Valente has been with the Company for almost 20 years and has been responsible for leasing, asset management, construction, and redevelopment activities for numerous assets throughout the Company’s portfolio during his tenure, including negotiating leases with some of the Company’s largest tenants.

Mr. Valente leads new operational initiatives across the Company and oversees substantially all of the Company’s Eastern portfolio comprised of approximately nine million square feet located in Atlanta, Orlando, Northern Virginia/D.C., and Boston.

Mr. Valente is a member of NAIOP and a member of the board for the Cobb County Chamber, Select Cobb, and the Cumberland Community Improvement District.

George M. Wells

George M. Wells has served as Executive Vice President and Co-Chief Operating Officer since 2021. His responsibilities include leading our company’s asset and property management divisions and providing oversight to our construction management team with regard to developments, re-developments and tenant build outs.

Prior to assuming this role, Mr. Wells served as Executive Vice-President — Real Estate Operations for two years and Executive Vice-President of our Southeast Region for approximately four years. Mr. Wells has over 30 years of commercial real estate experience including almost twenty years of service with Piedmont and its former advisor, and previous tenures with Lend Lease Real Estate Investments and Equitable Real Estate. Mr. Wells is a member of NAIOP. Since 2024, he has been a board member for the Office Technology and Operations Consortium.

There are no family relationships among our directors or executive officers. Officers are elected annually by our board of directors, and each officer serves until his or her successor is duly elected and qualified, or until his or her death, resignation, or removal from office. The board of directors retains the power to remove any officer at any time.

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I N F O R M A T I O N  R E G A R D I N G  T H E  B O A R D  O F  D I R E C T O R S  A N D
C O M M I T T E E S

Independence and Leadership Structure

Each NYSE-listed company is required to have a majority of independent board members and a nominating/ corporate governance committee, compensation committee and audit committee each comprised solely of independent directors. Our board of directors has adopted the NYSE independence standards as part of its Corporate Governance Guidelines and, in accordance with NYSE rules, the board of directors has affirmatively determined that each of the following current board members is independent within the meaning of the NYSE’s director independence standards:

Kelly H. Barrett

Glenn G. Cohen

Deneen L. Donnley

Jeffrey J. Donnelly

Mary M. Hager

Barbara B. Lang

Stephen E. Lewis

Dale H. Taysom

C. Brent Smith, who serves as our President and Chief Executive Officer, is not independent.

Each of our board members is subject to re-election on an annual basis.

The board of directors has determined to separate the roles of Board Chair and CEO, and Ms. Barrett currently serves as Chair of the Board. The Chair is elected by the board of directors on an annual basis and presides at regularly scheduled executive sessions of the independent directors. The board currently has no formal policy with respect to the separation of the positions of Chair of the Board and Chief Executive Officer; however, the board believes that the separation of the positions is in our best interests as it provides leadership for the independent board and the benefit of additional support, experience and oversight for the management team.

Board Committees

Our board of directors has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees has adopted a written charter and complies with the listing requirements and other rules and regulations of the SEC and the NYSE, each as amended or modified from time to time. You can access each of our committee charters on the Investor Relations pages of our website at www.piedmontreit.com. The board of directors has also determined that each of the current members of our Audit, Compensation, and Nominating and Corporate Governance Committees is independent within the meaning the NYSE’s director independence standards applicable to members of such committees. Additionally, our Audit Committee members satisfy the enhanced independence standards set forth in Rule 10A-3(b)(1)(i). Ms. Barrett, Mr. Donnelly, and Mr. Cohen each meet the definition of an audit committee financial expert as defined under the Exchange Act and NYSE listing standards. Our Compensation Committee members satisfy the enhanced independence standards set forth in NYSE listing standards.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

The table below shows the current chairs and membership of the board and each standing board committee, the independence status of each board member, and the number of board and board committee meetings held during the year ended December 31, 2025.

	Board of Directors	Audit Committee	Nominating & Corporate Governance Committee(1)	Compensation Committee
Kelly H. Barrett**	C	C
Deneen L. Donnley
Jeffrey J. Donnelly, CFA**
Glenn G. Cohen**				C
Mary M. Hager
Barbara B. Lang			C
Stephen E. Lewis
C. Brent Smith*
Dale H. Taysom	VC
Number of 2025 Meetings	12	6	3	5

C Chair             VC Vice Chair              Member             * Non-Independent Director             ** Financial Expert

(1) Piedmont’s Nominating and Corporate Governance Committee has responsibility for overseeing Corporate Responsibility matters, as well as Health and Safety and Sustainability matters.

Each member of the 2025 board of directors attended in excess of 75% of the board and committee meetings for which such director served during 2025.

We do not have a formal policy regarding board member attendance at our annual stockholder meetings. All of the individuals above attended the 2025 annual meeting of stockholders virtually.

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The Audit Committee assists the board of directors in the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the system of internal controls that our management has established, risk assessment, the performance of our internal audit function, and oversight of our technology platform including risks from cyber security threats, use of artificial intelligence and other information systems. The Audit Committee is also directly responsible for the appointment, independence, compensation, retention, and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee meets alone with our senior management, our internal audit personnel, and with our independent registered public accounting firm, which has free access to the Audit Committee.

The Compensation Committee assists the board of directors in setting the overall compensation strategy and compensation policies for our executive officers and directors; overseeing the assessment of risk associated with the Company’s compensation policies and practice; reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer; and evaluating the Chief Executive Officer’s performance in light of those goals and objectives. In addition, the Compensation Committee determines our Chief Executive Officer’s compensation, reviews and approves the compensation of other named executive officers and non-employee directors and administers our incentive-compensation and equity-based plans. Further, the Compensation Committee provides oversight over the Company’s practices and initiatives as they relate to human capital.

The Nominating and Corporate Governance Committee assists the board of directors in identifying individuals qualified to serve on the board of directors consistent with criteria approved by the board of directors, recommending a slate of director nominees for election by our stockholders at the annual meeting of our stockholders, evaluating the independence of candidates for the board of directors, developing and implementing the process necessary to identify prospective members of our board of directors, determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors, overseeing an annual evaluation of the board of directors, including each of the committees of the board and management, developing and recommending to our board of directors a set of corporate governance principles and policies, periodically reviewing our corporate governance structures and procedures and suggesting improvements thereto to our board of directors. Additionally, the Nominating and Corporate Governance Committee is also responsible for reviewing stockholder communications and overseeing our governance practices, succession planning of our management team, business ethics and corporate conduct, as well as reviewing and promoting the continuing education of our directors. Finally, the Nominating and Corporate Governance Committee provides oversight of risks, policies, and guidance to the board regarding corporate responsibility issues, trends and best practices. The Nominating and Corporate Governance Committee receives quarterly reports from management regarding the Company’s Corporate Responsibility strategy, initiatives, and policies, including recommended changes necessary to comply with existing legal requirements or emerging trends and best practices and updates the board quarterly regarding such matters.

Board Committees

The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. The board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer. The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of the board of directors and recommends director nominees who are voted on by the full board of directors. All director nominees then stand for election by the stockholders annually. In recommending director nominees to the board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors, outside legal counsel, the investment banking community, and members of our management. The Nominating and Corporate Governance Committee may engage the services of a search firm to assist in identifying potential director nominees and will also consider recommendations for director candidates made by stockholders and other interested persons. Candidates for director must meet the established director criteria discussed below. In addition, under our Bylaws, stockholders may directly nominate candidates for election as directors. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in Article II, Section 12 of our Bylaws. Any stockholder may request a copy of our Bylaws free of charge by writing to our Secretary at our corporate address. In evaluating candidates for director, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and weigh those factors that the Nominating and Corporate Governance Committee determines are relevant, including the factors set forth below under “Board Membership Criteria.”

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Board Membership Criteria

The Nominating and Corporate Governance Committee annually reviews with the board of directors the appropriate experience, skills, and characteristics required of non-employee directors, both in the context of the current membership of the board as well as in the context of potential turnover of the existing board to determine whether director refreshment is needed. The table below summarizes the key characteristics that are considered and which of our independent board nominees the board particularly relies on with regard to each characteristic.

Experience, Skill or Characteristic	Barrett	Cohen	Donnley	Donnelly	Hager	Lang	Lewis	Taysom
Audit committee financial expert
Financial experience
Chief executive or chief financial officer experience (with a preference for REIT-specific exposure)
Public company experience
Industry specific knowledge
Strategic planning experience or expertise
Experiences mentoring top level leaders
General management experience
Real estate development / construction expertise
Investment banking experience
Racial diversity
Gender diversity
Risk management expertise
Marketing expertise
Corporate Responsibility
International experience
Information security experience
Legal experience

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The board considers all of these characteristics when assessing candidates for board membership. Other considerations noted in both the annual assessment of existing members and the assessment of new candidates include the candidate or incumbent’s status and tenure as an independent director, the ability of the candidate or incumbent to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings, and whether the candidate’s knowledge and experience of a particular aspect of the real estate industry or particular skill set is additive to the existing experience or skill sets of incumbent members of the board. While we have not adopted a formal policy regarding diversity of our board, the board believes that a diverse membership having a variety of skills, styles, experiences, and competencies is an important aspect of a well-functioning board. Accordingly, the board believes that diversity, should be a component in board searches, succession planning and recruiting. The board is committed to considering board slates that are diverse and is focused on nominating only the most qualified candidates for the board who bring the required skills, competencies and fit to the boardroom.

It is also expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are active in their occupation, profession, or community. Further, the board annually considers each director’s tenure on the board with regard to the pre-established term limits further described below, as well as the board membership criteria above, and plans for refreshment as needed.

Board Evaluation Process

Annually, the board of directors undertakes a robust self-evaluation process which is administered by the Nominating and Corporate Governance Committee with the assistance of outside counsel. Members of the board complete a detailed, confidential questionnaire which provides for ratings in key areas and seeks subjective comments. Outside counsel collects and analyzes the data and reports the results and information compiled from the questionnaires to the Nominating and Corporate Governance Committee. Comments pertaining to Board Committees are shared with each respective Committee chair, and comments regarding the full board are shared with the full board. Matters requiring follow up are addressed by the Chair of the Nominating and Corporate Governance Committee, the Chair of the Board, or Chair of the applicable Board Committee, as appropriate.

Majority Voting Policy

Our Bylaws provide for majority voting for the election of directors in uncontested elections. Therefore, each director nominee will be elected if he or she receives a majority of the votes cast. A majority of votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. To enhance the power of our stockholders to influence the composition of the board of directors, our Corporate Governance Guidelines provide that in an uncontested election of directors, any non-employee nominee who receives a greater number of votes AGAINST his or her election than votes FOR his or her election will promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will promptly consider the resignation offer and make a recommendation to the board of directors. The board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote. We will publicly disclose, in a Form 8-K furnished to the SEC, the board’s decision regarding whether to accept the resignation offer. Any director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or board of directors’ action regarding whether to accept such resignations. However, if each member of the Nominating and Corporate Governance Committee was not elected at the same election, then the independent directors who were elected shall appoint a committee among themselves to consider such resignations and recommend to the board of directors whether to accept them. However, if the only directors who were elected in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept such resignations.

Term Limits

Our Corporate Governance Guidelines provide that the board of directors will not nominate for re-election any non-employee director who has served 15 years or more prior to the applicable election, subject to exceptions granted by the board of directors.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Risk Oversight

The board of directors has specifically delegated responsibility for oversight of the enterprise risk assessment to the Audit Committee. The board of directors is involved in risk oversight through direct decision-making authority on significant matters as well as through oversight of management and appropriate advice and counsel from legal, financial, and compensation advisors. In particular, the board of directors manages risk by reviewing and discussing periodic reports with management, including but not limited to, reports detailing Piedmont’s risk related to its geographic, tenant, industry, and lease expiration concentrations, as well as internal controls and cyber risk. Through its various committees, the board monitors acquisition, disposition, leasing, financing, and cyber activities and has delegated authority to the appropriate levels of management to carry out such activities with appropriate governance reporting at respective committee meetings. The Audit Committee monitors major issues regarding accounting principles and financial statement presentation and disclosures, including any significant changes in the application of accounting principles, and major issues regarding the adequacy of Piedmont’s internal controls and analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements. In addition, the Audit Committee follows the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on Piedmont’s financial statements and the type and presentation of financial information to be included in earnings press releases, reports, and earnings guidance provided to analysts and rating agencies. The Audit Committee annually reviews and discusses with management Piedmont’s major financial and cyber risk exposures and the steps management has taken to monitor and mitigate such exposures. The Audit Committee is also briefed annually on Piedmont’s processes and policies with respect to risk assessment and risk management and all directors, including the Audit Committee Chair, are interviewed in conjunction with Piedmont’s annual risk assessment process. The Audit Committee is briefed annually on insurance coverage limits and any significant change in Piedmont’s insurance policies. Finally, the Audit Committee is briefed quarterly on monitoring of Piedmont’s code of ethics, whistle-blower policy, and insider trading policies, cyber activities, information security matters, as well as quarterly REIT test and debt covenant compliance calculations. Piedmont’s Insider Trading policy specifically prohibits trading in the Company’s stock when an employee is aware of material, nonpublic information, including, among other things, information concerning data security breaches or other cybersecurity events impacting the Company or any of its substantial tenants or business partners.

Cyber Risk Management and Strategy

To identify and assess material risks from cybersecurity threats, our enterprise risk management program considers cybersecurity threats alongside other company risks as part of our overall risk assessment process. In addition, we perform an external, specific cybersecurity risk assessment every eighteen months to assess and identify risks. Included in our management of cybersecurity risk is our annual review of our Incident Response Plan/Policy, involving employees from all responsibility levels of the company. Our Chief Financial Officer has primary responsibility for overseeing our information systems and information technology resources, including risks from cybersecurity threats. To assist our Chief Financial Officer in discharging these responsibilities, we have a standing management committee to address information technology and cybersecurity risk matters comprised of our Chief Financial Officer, our Chief Executive Officer, our Director of IT, our Senior Vice President of Risk Management, a virtual Chief Information Security Officer (a “vCISO”) with our managed security service provider (an “MSSP”), and certain other members of our information technology staff. The members of this committee meet on a quarterly basis, with additional full or sub-committee meetings held as-needed throughout the year, to:

•	monitor emerging data protection laws and implement changes to our process designed to comply with these laws;

•	identify and assess material risks from cybersecurity threats;

•	provide guidance on our cybersecurity strategy development and implementation;

•	ensure that regular risk assessments and appropriate mitigation strategies are in place;

•	ensure the performance of regular vulnerability and penetration testing and remediation of findings;

•	oversee the implementation and management of cybersecurity-related tools such as security information and event management systems;

•	review relevant service organization controls reports for the MSSP that serves as our Security Operations Center; and

•	require training and security awareness programs for our employees.

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B O A R D  O F  D I R E C T O R S  A N D  C O M M I T T E E S

Our Senior Vice President of Risk Management monitors and tests these initiatives on a periodic basis. Additionally, our Chief Financial Officer partners with the MSSP and our information technology staff throughout the organization to manage material risks from cybersecurity threats, as well as to provide managerial and operational support for our information systems and information technology resources on a daily basis.

We also maintain an Incident Response Plan/Policy to coordinate the actions we take to prepare for, detect, respond to and recover from cybersecurity incidents, which include processes to triage, assess severity for, escalate, contain, investigate, and remediate the incident, as well as to comply with potentially applicable legal obligations and mitigate brand and reputational damage. The Incident Response Plan/Policy is tested with tabletop exercises to assess the validity of the plan and to make necessary modifications, as needed, on an annual basis. We utilize a third-party Security Information and Event Management (“SIEM”) service to collect, analyze, and correlate security logs and events from various sources across the Piedmont corporate and property networks to detect and respond to cyber threats in real-time. This service coordinates with the IT support team to contain threats and reduce impact. Verified cybersecurity incidents, should they occur, are reported to IT management and trigger response protocols detailed in the Incident Response Plan/ Policy.

We utilize external risk advisory and accounting firms to perform an audit focusing on entity-level, application and information technology general computer controls annually, as well as the full cybersecurity risk assessment mentioned above. Audit results and the risk assessments are reviewed by our Chief Financial Officer, our Director of IT, the vCISO, and our Senior Vice President of Risk Management. Any exceptions are addressed with a remediation plan and implemented with appropriate resources. Audit results, risk assessments and remediation plans are discussed with the Audit Committee, who has responsibility for cybersecurity risk oversight, each quarter until all points are fully resolved.

We also identify and oversee cybersecurity risk from third-party service providers through our vendor management policy, overseen by our internal risk management and information technology functional areas, which requires increasing levels of due diligence and required insurance coverage in proportion to each provider’s access to our information systems.

Although we have never experienced a material information security breach nor have we incurred any expenses related to such a breach, we take a proactive approach to managing information security risk. Our process for managing existing and new service providers evaluates the degree to which such service providers will interface with our systems. This process dictates minimum insurance requirements and increased security documentation and protocols as interaction with our systems increases. We also have a cybersecurity awareness training program which includes annual required online training, periodic updates, notices, and reminders, and bi-weekly simulated phishing attacks with required remedial training for failures. Further, we have a documented business continuity plan that is updated and tested annually and we carry an information security risk insurance policy.

Cybersecurity Governance

The Audit Committee oversees cybersecurity risk and is comprised of four independent members with diverse expertise including, risk management, technology, and finance, equipping them to oversee cybersecurity risks effectively. The chair of the Audit Committee holds a Certificate in Cybersecurity Oversight from the National Association of Corporate Directors and has previous work experience at a large retailer with point-of-sale cybersecurity exposure. The Audit Committee receives quarterly updates summarizing on-going information technology and cybersecurity initiatives from our Chief Financial Officer and reviews the results of our annual risk assessment and regular cyber risk assessment upon completion. Any significant issues identified are reported to the Audit Committee on a quarterly basis.

As described above, our management team is responsible for the day-to-day assessment and management of material risks from cybersecurity threats through our Chief Financial Officer, our standing management committee on information technology and cybersecurity risk matters and the MSSP. This group would be notified through our Incident Response Plan/Policy and appropriate actions undertaken in accordance with the plan document if a cyber-attack were to occur.

Our Senior Vice President of Risk Management is a Certified Information Systems Auditor (CISA) and a Certified Internal Auditor (CIA) and holds a Certificate in Risk Management Assurance (CRMA). Personnel from the MSSP hold several certifications, including but not limited to: Certified Information Systems Security Professional (“CISSP”); ITIL Foundations; Fortinet Certified Network Security Administration and Professional; and Microsoft Certified IT Professional, Technology Specialist, Solutions Associate. The external risk advisory and accounting firms that we use to perform our audits and assessments described above utilize personnel qualified as one or more of the following to perform our audits and assessments: Certified Information Systems Auditor (CISA), CISSP, Certified Information Security Manager (CISM), and Certified Information Technology Professional (CITP).

Corporate Governance Guidelines and Code of Ethics

Our board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, has adopted Corporate Governance Guidelines establishing a common set of expectations to assist the board of directors in performing their responsibilities. The Corporate Governance Guidelines, which meet the requirements of the NYSE’s listing standards, address several topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the board committees, director access to management and independent advisers, director compensation, and evaluations of the performance of the board. Our board of directors has also adopted a Code of Ethics, including a conflict of interest policy, that applies to all our employees, officers and directors. Where appropriate, the principles of the Code also extend to the Company’s business partners, vendors and suppliers. Certain employees, including among others, our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions are required to read the policy and confirm their compliance on an annual basis and all employees, including management, are periodically required to participate in training sessions on workplace ethics, including anti-corruption. The Code of Ethics meets the requirements of the rules and regulations of the SEC. A copy of our Corporate Governance Guidelines and our Code of Ethics is available on our website at www.piedmontreit.com. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waivers.

Additionally, because some of Piedmont’s subsidiaries contract with various federal agencies (typically as a landlord, and sometimes as a construction manager), Piedmont and/or these affiliates are required to comply with certain rules regarding business ethics compliance programs and mandatory disclosure requirements in connection with the performance of government contracts and subcontracts. To help ensure adherence with these requirements, Piedmont has developed a Federal Government Contractor Business Ethics Compliance Program that outlines specific procedures to be followed, including annual training for relevant employees.

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Insider Trading Policy

Our board of directors has adopted an Insider Trading Policy covering directors, officers, employees and select consultants. The policy is designed to promote compliance with insider trading laws, rules, and regulations, as well as any exchange listing standards, and governs the purchase, sale, and dispositions of our securities. This policy is designed to prevent insider trading or allegations of insider trading, and to protect our reputation for integrity and ethical conduct. Our insider trading policy also prohibits our employees, officers and directors from purchasing or selling our securities while in possession of material non-public information including, among other things, information concerning data securities breaches or other cybersecurity events impacting the Company or any of its substantial tenants or business partners.

A copy of our Insider Trading Policy is available on our website at www.piedmontreit.com. Any amendments to, or waivers of, the Insider Trading Policy will be disclosed on our website promptly following the date of such amendment or waivers.

Anti-Bribery, Corruption, and Money Laundering

All of Piedmont’s operations and employees are based in the United States. We typically lease to credit-worthy corporate tenants, the majority of whom are investment grade or nationally recognized corporations or governmental agencies. These corporations are subject to credit review procedures prior to being accepted as a tenant and our vendor list is compared to the Office of Foreign Assets Control database on a quarterly basis. We do not accept cash payments of any type and typically payments that we make or receive are not issued to or from individuals. We reserve the right to refuse to accept funds from or to do business with shell banks or customers whose funds we reasonably believe are derived from criminal activity or from a sanctioned source. Business gifts to governmental officials are strictly prohibited in accordance with Piedmont’s Code of Business Conduct & Ethics policy outlined above. Vendors must provide an IRS Form W-9 prior to receiving payment for their services and payments are annually reported to the IRS in accordance with the Internal Revenue Code. Piedmont has never been subject to a legal or regulatory fine, or settlement associated with violations of bribery, corruption, or anti-competitive standards.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Environmental & Social

Management Committees

Environmental & Social Steering Committee

The Environmental & Social Steering Committee (the “Steering Committee”) supports our on-going commitment to environmental, health and safety, corporate responsibility, and other relevant public policy matters. The Steering Committee is co-chaired by our Chief Operating Officer and Chief Financial Officer who both report directly to our CEO. Other members of the Steering Committee include our Executive Vice President of Property Management, Vice President of Sustainability and National Initiatives, Senior Vice President of Human Resources, Chief Accounting Officer, and consultants as needed. The Steering Committee regularly reports to both the Chief Executive Officer and the Nominating and Corporate Governance Committee. The cross-functional team meets quarterly and assists our executive leadership team in:

•	Setting general strategy relating to environmental and social matters;

•	Developing, implementing, and monitoring initiatives and policies based on that strategy;

•	Overseeing communications with employees, investors, and stakeholders with respect to environmental and social matters;

•	Providing efficient and timely disclosure of environmental and social matters to internal and external stakeholders;

•	Identifying and creating processes to manage risks and opportunities associated with climate change.

The Human Resources department, along with the support of the Regional Management team, facilitates and implements our social programs. To date, Piedmont has never been involved in a material environmental controversy or material controversy linked to human rights or corruption. As an owner and operator of commercial office buildings, Piedmont does not produce consumer products and, as such, has never received a notice of violation for non-conformance with regulatory labeling and/or marketing codes or a legal or regulatory fine, settlement, or enforcement action associated with false, deceptive, or unfair marketing, labeling, and advertising.

Energy & Sustainability Committee

The Energy & Sustainability Committee is responsible for carrying out our environmental management policy and programs and is comprised of the Executive Vice President of Property Management, Vice President of Property Management Operations, Vice President of Sustainability and National Initiatives, Director of Engineering, all Regional Managers, and consultants as needed. The Energy & Sustainability Committee meets quarterly to determine how to effectively achieve our corporate environmental management targets.

Assurance

Piedmont’s Internal Audit performs assessments of the underlying control framework supporting publicly available information and validating the completeness and accuracy of the data used in reporting. This department actively reviews policies, controls, and responsibilities as well as provides a deeper dive into specific areas where stockholders have highlighted concerns. Internal Audit has adopted an integrated approach, incorporating corporate responsibility risks into their broader audit plans, ensuring corporate responsibility activities are being tracked, considered, and documented. During 2025, our 2024 asset-level energy, water, emissions, and waste data submitted in our 2025 GRESB Real Estate Assessment and used as the foundation of our metrics reported in our annual Corporate Responsibility report was examined by a third-party according to the Accountability 1000 Assurance Standard v3 (“AA1000AS”). Please refer to the Appendix of our Annual Corporate Responsibility Report for further details and a copy of the Letter of Assurance.

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ORLANDO
ECONOMIC
PARTNERSHIP
The Exchange | Orlando, FL

Corporate

Responsibility

Human Rights

All individuals should be provided with equal opportunities and treated with dignity and respect. Piedmont intends to provide an environment that is pleasant, healthful, comfortable, and free from intimidation, hostilities, or other offenses that might interfere with work performance. Discriminatory conduct of any sort — verbal, physical, or visual — will not be tolerated, whether it is sexual or racial in nature or related to national origin, age, religion, citizenship status, disability, genetic predisposition, or any other characteristic protected by law. Piedmont applies this policy to all its employees, suppliers, and vendors, regardless of their geographic location. Further, the use of child or forced labor, either by the Company or, indirectly, by the Company’s vendors, is specifically prohibited. A copy of our Human Rights Policy is available on our website at www.piedmontreit.com under the Corporate Responsibility tab.

Human Capital and Community

Piedmont is committed to demonstrating fairness, equality, and respect to all individuals that we interact with in our communities. Our commitment includes employee training to raise awareness of how to avoid any prejudice or discrimination as well as regularly monitoring and updating our policies, conduct, and actions.

As of December 31, 2025, we had 140 employees, with approximately one-third of our employees working in our corporate office located in Atlanta, Georgia. Our remaining employees work in local management offices located in each of the office markets we serve. These employees are involved in acquiring, developing, redeveloping, leasing, and managing our portfolio of properties. We outsource various functions where cost efficiencies can be achieved, such as certain areas of information technology, construction, building engineering, security, housekeeping, and leasing. Approximately two-thirds of our workforce is salaried, with the remainder compensated on an hourly basis.

Piedmont is an equal opportunity employer. It is the policy of the Company, from recruitment through employment and promotion, to always provide equal opportunity without regard to race, color, religion, sex, national origin, age, disability, veteran’s status, genetic information, or any other characteristic protected by federal, state, or local anti- discrimination laws. Physical or mental disabilities will be considered only as they may relate to essential functions of each particular job, and only in accordance with applicable law. This policy of equal employment opportunity applies to all of Piedmont’s efforts relating to recruitment and hiring, promotion, compensation, benefits, training, working conditions, termination and all other terms and conditions of employment.

We are committed to hiring and supporting a diverse workforce which is reflective of the communities we serve and that fosters skilled and motivated people working together to deliver results in support of our core business goals and values. We encourage all employees, tenants, and vendors to mutually respect each other.

Additional statistical information regarding our workforce is available on our website at www.piedmontreit.com under the Corporate Responsibility Tab.

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C O R P O R A T E  S O C I A L  R E S P O N S I B I L I T Y

Performance & Career Development

The results that the Company achieves are determined in large part by how we perform — as individuals, as teams, and as a company. The means by which we focus our efforts, use our talents, manage our time and work together will also impact the degree of our success. Performance management is the organized method of monitoring results of work activities, collecting and evaluating performance results to determine achievement of goals, and using performance information to make decisions, allocate resources and communicate whether objectives are met. All employees receive an annual performance review. These evaluations are typically done in the same time frame as the review of annual incentive compensation.

Training & Education

In 2025, our training programs for our employees, managers, and contractors included professional training on workplace harassment, artificial intelligence, and cybersecurity. In addition, employees and managers received performance management, conflict management, customer service, ethics, and safety training. All employees receive information security training multiple times per year and cybersecurity updates, notices, reminders, and simulated cyber-attacks are emailed to all employees bi-weekly.

Health & Safety

The Company endeavors to maintain a safe and secure workplace for all its tenants, contractors, and employees. The Company does not tolerate fighting, threats, or other acts of violence against employees, co- workers, job applicants, clients, or vendors. The Company’s Employee Handbook prohibits workplace harassment and harassment of our employees by third parties, such as contractors, suppliers, vendors, and clients in conjunction with their work. Further, the Company provides medical, dental, vision, disability, and life insurance for each of its employees and their families. Piedmont also emphasizes wellness through its property operations including redesigning common areas and expanding outdoor spaces; adding more touchless features throughout our properties, parking garages and amenity areas; heightened cleaning protocols; and increased fresh air ventilation.

Vendor Code of Conduct

The Piedmont Realty Trust, Inc. Vendor Code of Conduct (the “Vendor Code of Conduct”) describes Piedmont’s expectations of how its vendors conduct business. All vendors engaged in providing products and services to Piedmont are expected to embrace this commitment to integrity by complying with the Vendor Code of Conduct and communicating and enforcing the Vendor Code of Conduct provisions throughout their organization and across their supply chain, including to sub-vendors and subcontractors. We require that our vendors understand the requirements of the Vendor Code of Conduct, operate in accordance with the expectations outlined in the Vendor Code of Conduct and comply, at a minimum, with all applicable laws, rules, regulations, and standards within the geographies in which they operate. In addition, our standard vendor contract form requires our vendors to comply with our Code of Business Conduct and Ethics and policies on conflicts of interest and gifts. A copy of the Vendor Code of Conduct is available on our website at www.piedmontreit.com under the Corporate Responsibility tab.

Political Advocacy

Piedmont does not contribute to or make expenditures on behalf of any federal, state, or local candidates for election, referenda, or initiatives; contribute to or make expenditures on behalf of political parties, contribute to or make expenditures on behalf of political committees or other political entities organized and operating under 26 U.S.C. Sec. 527 of the Internal Revenue Code (the “Code”), contribute to any charity or non-profit organization at the request of any federal, state, or local governmental office holder or any candidate for such an office; donate Company time, resources, products or services to any of the foregoing, or pay for advertisements, printing or other campaign expenses. A copy of Piedmont’s Political Spending Policy is available on our website at www.piedmontreit.com under the Corporate Responsibility tab. During the year ended December 31, 2025, the company made no political contributions.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Piedmont Purpose

Our Piedmont Purpose Initiative focuses on collaboration, commitment, and community. We strive not only to provide the highest quality services to our tenants daily, but also to help meet the needs of each local community that we serve by volunteering and/or financially supporting programs related to medical or human needs and children’s programs that improve the overall quality of life, particularly through charities tied to the real estate industry or our tenants.

Piedmont recognizes the value and benefit of employee volunteerism and fully appreciates its positive impact on the community, the employees, and ultimately the Company, by promoting team building, collaboration, and unity. To promote volunteerism among Piedmont employees, the Company provides a matching program whereby an employee may request time away from work to support a community service project or activity. Preference is given to those organizations that are tied to real estate industry programs or that have a significant tenant sponsorship. Our employees have partnered with Piedmont to donate thousands of dollars and hundreds of hours annually to numerous organizations in each of the markets that Piedmont serves.

For further details on our Piedmont Purpose initiative as well as our social responsibility policies, please refer to our latest Corporate Responsibility Report available on our website at www.piedmontreit.com under the Corporate Responsibility tab.

C O R P O R A T E  E N V I R O N M E N T A L  R E S P O N S I B I L I T Y

Corporate Environmental

Responsibility

Environmental & Climate-Related Risk Management

At Piedmont, we consider sustainability to be a long-term commitment which we willingly undertake on behalf of all our stakeholders. We measure and report on our environmental impact and performance annually according to The Task Force on Climate-related Financial Disclosure (TCFD) and Sustainability Accounting Standards Board (SASB) frameworks. We also participate in the annual GRESB Real Estate Assessment. GRESB (formerly known as Global Real Estate Sustainability Benchmark) is the standard by which ESG performance is measured in the real estate industry.

Our Environmental Management System is aligned with ISO 14001 and is comprised of programs and policies that support our identified climate risks. It is a continuous improvement model that allows us to update, expand, and improve our approach over time. Our methods of risk-identification include:

•	Material topics identified by SASB and GRESB;

•	Physical risks specific to our property locations identified by FEMA and World Resources Initiatives; and

•	Information learned through industry groups and peers, as well as short-term impacts we are already experiencing such as increasing utility and insurance rates.

For a more detailed discussion of the physical and transitional risks that we have identified and our efforts to mitigate them, please refer to our latest Corporate Responsibility Report available on our website at www.piedmontreit.com under the Corporate Responsibility tab.

Performance Targets & Utility Management Programs

We have committed to energy, water, and greenhouse gas (GHG) performance targets equating to a 30% savings (as compared to our 2018 baseline) for energy and water consumption and a 50% savings for emissions by 2030. In addition, we have committed to and have been approved for the Small and Medium-Sized Enterprises (SMEs) Science Based Targets Initiative in line with the level of decarbonization required to meet the goals of the Paris Agreement – to limit global warming to well-below 2°C above pre-industrial levels and pursue efforts to limit warming to 1.5°C. We utilize the following utility management programs to achieve these targets:

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Industry Partnerships

We leverage industry partnerships including BOMA, ENERGY STAR, U.S. Green Building Council, Green Lease Leaders, and GRESB to confirm and advance the environmental performance of our assets.

During 2025, we: were recognized as an ENERGY STAR® Partner of the Year for the fifth consecutive year; achieved a maximum 5 star designation and “Green Star” recognition with scores ranking in the top decile of all participating listed U.S. companies from GRESB Real Estate Assessment; and continued to be recognized as a Green Lease Leader by the Institute for Market Transformation and the U.S. Department of Energy’s Better Buildings Alliance.

Finally, we are among the top ten companies nationwide with the most BOMA360 certified buildings. Regarding our industry partnerships:

•	We certify all eligible properties to ENERGY STAR every year. Ineligible properties include those that are tenant-managed, have low occupancy, or have a score under 75.

•	We certify all eligible properties to BOMA 360 every three years. Ineligible properties include those that are tenant-managed or have low occupancy.

•	Our LEED O+M assets are routinely re-certified as required by the LEED program.

•	The Green Lease Leader Program recognizes landlords, tenants, and partnering real estate practitioners from a variety of sectors that incorporate green leasing to drive high-performance and healthy buildings. Piedmont was awarded the Silver recognition for using green leases to protect occupancy health, increase energy efficiency, modernize buildings, and improve tenant-landlord relationships.

•	The GRESB Real Estate Assessment underpins the investor-driven global ESG benchmark and reporting framework for listed property companies, private property funds, developers, and investors that invest directly in real estate.

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C O R P O R A T E  E N V I R O N M E N T A L  R E S P O N S I B I L I T Y

Employee Training & Tenant Engagement

All levels of Piedmont employees participate in events throughout the year with BOMA, NAREIT, NAREIM, and NAIOP which regularly cover environmental and climate change topics. In addition, we provide formal, on-demand, environmental training to all of our employees covering topics such as climate change, environmental impacts of the commercial real estate industry, and guidelines around Piedmont’s efforts to reduce its environmental impact.

It is our responsibility to engage with our tenants to ensure they can help us be successful. Our property teams collect and analyze tenant feedback via our Kingsley Survey that is conducted every two years. We track the energy and water usage of all Piedmont-managed buildings and enter it into ENERGY STAR Portfolio Manager monthly. This information, as well as each building’s ENERGY STAR score, is available to tenants upon request. Additionally, our teams share information with tenants via email communications and newsletters. Contents may include information about community events such as bike-to-work day, resources provided by the local utility company with energy-saving recommendations, or on-site e-waste collection events. In accordance with SASB disclosure IF-RE-410a.1, we track the portion of our tenants with green leases, and in accordance with SASB Disclosure IF-RE- 410a.2, we track the portion of our tenants with separate electricity and water meters.

For further details on our Environmental and Climate-Related risk management strategies, Environmental performance targets, utility management programs, and an update on our progress against these targets, please refer to our latest Corporate Responsibility Report available on our website at www.piedmontreit.com under the Corporate Responsibility tab.

Stockholder Engagement

and Outreach

Our commitment to understanding the interests and perspectives of our stockholders is a key component of our corporate governance strategy and compensation philosophy. Throughout the year, we meet with our investors to share our perspective and to solicit their feedback on our strategy and performance. During 2025, our executive management team participated in several investor conferences and held hundreds of individual meetings with our investors and analysts. Periodically, we also host investor meetings where our management team meets with investors and/or industry research analysts to discuss our strategy and performance and respond to questions, as well as to tour selected properties in our portfolio. Further, our board has periodically invited significant investors to meet with them directly and our management team has periodically engaged third parties to conduct perception surveys so that we can hear our stockholders’ perspectives and opinions about the Company as we believe the insights provided by our stockholders provide valuable information to be considered in our strategic decisions. Our Charter states that our stockholders have the right to amend the Bylaws.

Communications with

Stockholders or Other

Interested Parties

We have established several means for stockholders or other interested parties to communicate their concerns to the board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chair of our Audit Committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, Corporate Responsibility programs, business ethics or corporate conduct, the concern may be submitted in writing to the Chair of our Nominating and Corporate Governance Committee in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary at our headquarters address. Stockholders or other interested parties who wish to communicate with our Board Chair or with the non-management directors as a group may do so by writing to our Board Chair at our headquarters address.

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E X E C U T I V E  C O M P E N S A T I O N

Executive

Compensation

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies, and practices and the decisions made with respect to our 2025 compensation of our President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and three other most highly compensated executive officers for the year ended December 31, 2025. We refer to these individuals collectively as our Named Executive Officers (“NEOs”).

2 0 2 5  P E R F O R M A N C E  H I G H L I G H T S

After several challenging years, fundamentals for the office sector began to show signs of improvement in 2025. We accomplished a number of our strategic goals, including the following:

•	Executed 2.5 million square feet of total leasing, or approximately 16% of the portfolio, the most annual leasing we have completed in over a decade and one million square feet ahead of our original projections for the year.

•	Approximately 1.7 million square feet of our 2025 leasing related to new tenant leases, contributing to 120 bps of absorption for our in-service portfolio and a year-end leased percentage of 89.6%.

•	Leases executed during 2025 reflected very strong rental rate growth - approximately 10% on a cash basis and 19% on an accrual basis, continuing the impressive trend we have experienced over the last five years.

•	Continued to increase the weighted average remaining term of our debt, ladder maturities, and reduce interest expense with the completion of a $400 million bond offering at significantly improved credit terms as compared to our 2024 offering, using the net proceeds to repurchase over half of our 9.25% Senior Notes Due 2028, resulting in significant interest savings.

•	Recognized as an ENERGY STAR Partner of the Year – Sustained Excellence

•	Earned the maximum overall “5 star” designation and “Green Star” recognition with scores ranking in the top decile of all participating listed U.S. companies from GRESB Real Estate Assessment.

Key financial metrics for the year ended December 31, 2025 included:

•	Core FFO applicable to common stock was $1.41 per diluted share for the year ended December 31, 2025, as compared to $1.49 per diluted share for the same period in the prior year. The decrease is due to increased interest expense, net of interest income, in the current year as compared to the year ended December 31, 2024, as well as the sale of four projects subsequent to January 1, 2024.

•	Same Store Net Operating Income (“Same Store NOI”)-cash basis, which was originally forecasted to decrease approximately 1.2%, increased approximately .2%, primarily as a result of rental rate roll-ups associated with new and renewal leasing activity.

•	Annual average net debt to Core EBITDA ratio for the year ended December 31, 2025 was 7.1x, slightly higher than target.

•	We performed in the top quartile of our peer group in terms of total shareholder return (“TSR”), with TSR for the year reflecting an approximately 3% loss.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

2 0 2 5  C O M P E N S A T I O N  H I G H L I G H T S

Our Compensation Committee noted the following compensation highlights for the year ended December 31, 2025:

Performance-based Compensation. The majority of our executive compensation program is performance-based with payouts under our Short-Term Cash Incentive Compensation Plan (“STIC” or “STIC Plan”) and the Performance Share Component of our Long-Term Equity Incentive Plan (“LTIC” or “LTIC Plan”) calculated in accordance with board-approved, pre-established formulas.

•	2025 STIC - Payouts under the STIC were calculated in accordance with the formula and performance goals established by the board and based on this formula, we achieved approximately 113% of our STIC target, with our CEO’s individual STIC award representing 117% of his established target.

•	2023 - 2025 Performance Shares - Our TSR for the three-year performance period ended December 31, 2025 was approximately 8% and ranked at the 62nd percentile compared to our peers, resulting in a payout of 146% of Target.

C O N S I D E R A T I O N  O F  “ S A Y  O N  P A Y ”  V O T I N G  R E S U L T S  A N D  K E Y  C O M P E N S AT I O N

H I G H L I G H T S

At our 2025 annual meeting, we held a stockholder advisory vote on the compensation of our NEOs. Our stockholders overwhelmingly approved the compensation of our NEOs, with approximately 96% of stockholder votes cast in favor of our “say on pay” resolution. Based on these results, we believe our programs are effectively designed and working well in alignment with the interests of our stockholders. Further, we believe that our 2025 compensation programs include several best practices such as:

•	Approximately 60% of our Chief Executive Officer’s pay opportunity is performance based and at risk;

•	65% of our Chief Executive Officer’s 2025 pay opportunity was in the form of long-term equity based compensation;

•	60% of our NEO’s target from our LTIC Plan is delivered in the form of performance shares, which are earned based on our multi-year TSR relative to our peers;

•	Our short-term and long-term incentive programs contain caps on payouts;

•	Our Performance Share Program includes an absolute TSR modifier which reduces above target payouts in the event of negative absolute TSR;

•	The quantitative metrics of our STIC Plan are tied to operational, financial, or market performance measures derived from our annual business plan, and our Compensation Committee reserves the right to decrease payouts in their discretion;

•	All of our NEOs are subject to the Company’s Clawback Policy, which required them to reimburse us for erroneously awarded incentive-based compensation that they have received if we are required to prepare an accounting restatement (see “Executive Clawback Provisions” below for further details);

•	Our NEOs and directors are required to meet stock ownership guidelines;

•	Our executive officers are required to hold any shares received pursuant to our Omnibus Incentive Plan for a minimum of one year after vesting;

•	Our Insider Trading Policy prohibits hedging and pledging of our stock by our executive officers and directors;

•	We do not award perquisites or supplemental executive benefits to our NEOs; and

•	We do not provide tax gross ups to our NEOs.

As a result of the above considerations, our Compensation Committee decided to retain our general approach to executive compensation for 2025, which links the compensation of our NEOs to our operating objectives and emphasizes the enhancements of TSR.

ANNUAL MEETING OF STOCKHOLDERS	53

E X E C U T I V E  C O M P E N S A T I O N

C O M P E N S A T I O N  P H I L O S O P H Y  A N D  O B J E C T I V E S

We seek to maintain a total compensation package that provides fair, reasonable, and competitive compensation for our executives while also permitting us the flexibility to differentiate actual pay based on the level of the individual and organizational performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, which are designed to reward our executives based on the achievement of predetermined individual and company goals, including, among others, TSR relative to a comparative peer group as further described below.

The objectives of our executive compensation programs are:

•	to attract and retain candidates capable of performing at the highest levels of our industry;

•	to create and maintain a performance-focused culture, by rewarding outstanding company and individual performance based upon objective pre-determined metrics;

•	to reflect the qualifications, skills, experience, and responsibilities of each NEO;

•	to link incentive compensation levels with the creation of stockholder value;

•	to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

•	to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

C O M P E N S A T I O N  C O M M I T T E E  R E S P O N S I B I L I T I E S

Our executive compensation program is administered by the Compensation Committee. The Compensation Committee sets the overall compensation strategy and compensation policies for our executive officers and directors. The Compensation Committee has the authority to determine the form and amount of compensation appropriate to achieve our strategic objectives, including salary, bonus, incentive or performance-based compensation, and equity awards. The Compensation Committee reviews its compensation strategy at least annually to confirm that it supports our objectives and stockholders’ interests and that executive officers are being rewarded in a manner that is consistent with our strategy.

With respect to the compensation of our CEO, the Compensation Committee is responsible for:

•	analyzing peer company compensation awards;

•	reviewing and approving our corporate goals and objectives with respect to the compensation of the CEO;

•	evaluating the CEO’s performance considering these goals and objectives; and

•	evaluating the CEO’s compensation (including annual base salary level, annual cash bonus, long-term incentive compensation awards, perquisites and any special or supplemental benefits), based on such evaluations.

With respect to the compensation of our NEOs other than the CEO, the Compensation Committee is responsible for:

•	analyzing peer company compensation awards;

•	reviewing and approving the compensation; and

•	reviewing and approving grants and awards under all incentive-based compensation plans and equity-based plans.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

R O L E S  O F  T H E  C O M P E N S A T I O N  C O N S U L T A N T

To assist in establishing our 2025 compensation plans and analyzing competitive executive compensation levels for 2025, the Compensation Committee utilized the services of Ferguson Partners Consulting L.P. (“FPC”), a nationally recognized compensation consulting firm. FPC was not engaged by management to perform any work on their behalf and the Compensation Committee considered FPC to be independent regarding services performed on its behalf during 2025.

During 2025, FPC provided advice and recommendations regarding our short- and long-term incentive compensation plans for our employees, including our NEOs. In addition, FPC provided our Compensation Committee input on our director compensation program, competitive market compensation data and recommendations for target pay levels for each component of our 2025 executive compensation program. The FPC compensation consultant periodically attended Compensation Committee meetings as requested by the Compensation Committee and consulted with our Compensation Committee Chair, our Senior Vice President of Human Resources, our CEO, and our CFO as directed by the Compensation Committee on compensation-related issues.

C O M P E N SA T I O N  C O N S U L T A N T  I N D E P E N D E N C E  A S S E S S M E N T

During 2025, the Company requested and received information from FPC addressing its independence and potential conflicts of interest, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that FPC is independent and that the work of FPC did not raise any conflict of interest.

R O L E S  O F  E X E C U T I V E  O F F I C E R S  I N  C O M P E N S A T I O N  D E C I S I O N S

Our CEO reviews the performance of each of the other NEOs and considers the recommendations of our independent compensation consultant regarding each of the other NEOs. Based on this review and input, he makes compensation recommendations to the Compensation Committee for all the NEOs other than himself, including recommendations for performance targets, base salary adjustments, the discretionary components of our short-term cash incentive compensation, and long-term equity-based incentive awards. The Compensation Committee considers these recommendations along with data and input provided by our independent compensation consultant. The Compensation Committee retains full discretion to set all compensation for the executive officers.

M A R K E T  R E F E R E N C E  A N D  B E N C H M A R K  C O M P E N S A T I O N  D A T A

In October 2025, FPC provided our Compensation Committee with a competitive market analysis of our NEOs’ pay levels relative to the practices of a peer group of 13 public REITs. The peer group utilized for 2025 was modified from the peer group utilized for 2024 as follows: Retail Opportunity Investment Corp., Elme Communities, and Paramount Group were all removed from the peer group because each was privatized; Tanger, Inc. was removed because of its disproportional size compared to the Company; and AH Realty Trust and Urban Edge Properties were added to the peer group. The peer group includes companies that either primarily invest in office properties or select other companies similar in terms of size.

ANNUAL MEETING OF STOCKHOLDERS	55

E X E C U T I V E  C O M P E N S A T I O N

The following table provides the names and estimated financial information for each peer company at the time the Compensation Committee reviewed the market data in October of 2025:

Company	Sector	Total Capitalization ($M)	Implied Equity Market Cap. ($M)
Acadia Realty Trust	Shopping Centers	5,009.1	2,774.8
AH Realty Trust	Diversified	2,475.6	724.6
Brandywine Realty Trust	Office	3,067.1	728.2
COPT Defense Properties	Office	5,886.9	3,362.4
Cousins Properties Incorporated	Office	8,429.4	4,879.5
Easterly Government Properties, Inc.	Office	2,864.5	1,139.6
Empire State Realty Trust, Inc.	Office	4,263.4	2,147.7
Highwoods Properties, Inc.	Office	6,899.0	3,533.8
InvenTrust Properties Corp.	Shopping Centers	2,964.3	2,215.7
JBG SMITH Properties	Diversified	4,199.5	1,671.9
LTC Properties, Inc.	Health Care	2,489.7	1,705.8
LXP Industrial Trust	Industrial	4,408.0	2,783.3
Urban Edge Properties	Shopping Centers	4,378.0	2,693.1
Median		4,263.4	2,215.7
Piedmont Realty Trust	Office	3,298.6	1,119.3

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

We apply our compensation policies to all of our NEOs on the same basis, with differences in compensation opportunities between each of our executive officers reflecting each of the officers’ roles, responsibilities and personal performance within our Company, as well as market pay practices. In October 2025, FPC provided our Compensation Committee with an analysis of our NEO’s 2025 target pay opportunity relative to the compensation paid to executives employed by the peer group above in comparable positions. The analysis utilized the most recently filed proxy for each company in the peer group and FPC’s proprietary compensation database. The pay opportunities for each NEO were benchmarked to the peer group based on positional match as disclosed in 2025 proxy statements with supplemental peer group data for applicable benchmark peers based on FPC’s proprietary compensation database utilized as appropriate. Benchmark results were generally as follows:

T O T A L  2 0 2 5  B E N C H M A R K  C O M P E N S A T I O N (1)

	25th Percentile ($M)	50th Percentile ($M)	75th Percentile ($M)
President & Chief Executive Officer	5.0	6.0	7.6
EVP & Chief Financial Officer	1.8	2.3	2.7
EVP, Investments	1.2	1.2	1.8
EVP & Chief Operating Officer	1.6	1.8	2.1
EVP & Chief Accounting Officer	.8	.9	1.0

(1)Total 2025 Benchmark Compensation includes most recently reported base salary, target annual cash incentive, target long-term equity incentives (if target is not reported, market or notional value of equity award on grant date) for peer companies.

Additional results of the benchmark peer data included the following key findings:

•	On an absolute dollar basis, Piedmont is slightly below the 25th percentile of the Peer Group.

•	Our CEO’s target pay opportunity is slightly above the 25th percentile and is approximately .86x the median of the peer group.

•	On a size-adjusted basis, Piedmont’s aggregate NEO compensation approximates the median as a percent of total capitalization and is slightly above the 75th percentile relative to the Company’s implied market capitalization.

Piedmont’s relative pay positioning for the other NEOs is generally consistent with prior year, with NEOs ranging from the .9 - 1.1x the median of the peer group.

In addition to considering market reference data set forth above in making decisions about our NEOs’ compensation opportunities and actual compensation to be paid, the Compensation Committee considers other factors such as each executive officer’s experience, scope of responsibilities, performance and prospects; internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities; and individual performance of each NEO during his or her tenure with Piedmont.

ANNUAL MEETING OF STOCKHOLDERS	57

E X E C U T I V E  C O M P E N S A T I O N

Elements of 2025 Executive Compensation

B A S E  S A L A R Y

Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. The goal of our base salary program is to provide salaries at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary levels also affect short-term cash incentive compensation because each NEO’s target opportunity is expressed as a percentage of base salary. The following items are generally considered by the Compensation Committee when determining base salary annual increases; however, no particular weight is assigned to an individual item:

•	market data provided by the compensation consultant;

•	comparability to compensation practices of other office REITs of similar size;

•	our financial resources;

•	the executive officer’s experience, scope of responsibilities, performance, and prospects;

•	internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance, and prospects; and

•	individual performance of each NEO during the preceding calendar year.

In February of 2025, after considering the recommendations made by FPC, as well as the CEO’s feedback regarding individual performance on all NEOs other than himself, our Compensation Committee awarded salary increases to each of our NEOs other than Mr. Smith ranging from 0-7.3%. Mr. Smith’s salary was increased 1.4%.

S H O R T  -  T E R M  I N C E N T I V E  C O M P E N S A T I O N  P L A N

We provide an annual STIC Plan for our NEOs, which the Compensation Committee believes is an important part of our Compensation program as it rewards each NEO’s individual accomplishments and contributions. The STIC Plan sets forth target cash incentive payments as a percentage of each NEOs base salary as follows:

	Annual Short-Term Cash Incentive Compensation as a % of Base Salary
Name and Position	Threshold	Target	Maximum
C. Brent Smith President & Chief Executive Officer	75%	150%	225%
Sherry L. Rexroad EVP & Chief Financial Officer	50%	100%	150%
Christopher A. Kollme EVP, Investments	50%	100%	150%
Laura P. Moon EVP & Chief Accounting Officer	32.5%	65%	97.5%
George M. Wells EVP & Chief Operating Officer	50%	100%	150%

Piedmont Realty Trust | 2026 PROXY REPORT

The actual amounts earned under the STIC Plan may be greater or less than the NEO’s respective target based on actual performance against the performance goals established by the Compensation Committee at the beginning of each year, as well as assessment of each NEO’s personal contributions and performance for the year. The following table sets forth the relative weighting of each of the performance goals established by the Compensation Committee for the 2025 STIC Plan:

C O M P O N E N T S  O F  N E O  2 0 2 5  S H O R T  -  T E R M  I N C E N T I V E  P L A N

All of the performance measures established by the Compensation Committee for 2025 were based on specific corporate metrics measured on a quantitative basis, with the exception of the Strategic Priorities (including Corporate Responsibility) measure which the Compensation Committee considered on a qualitative basis. Those qualitative considerations included, but were not limited to, the CEO’s assessment of each NEO’s performance other than his own, as well as the board’s assessment of certain overall corporate goals. The performance goals that the Compensation Committee established for each of the quantitative metrics were derived from critical components of our annual business plan and were considered achievable, but not without above average performance. 2025 target and actual performance for each of the STIC performance goals were as follows:

Performance Measure	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Actual Performance
Core FFO per share relative to budget	$1.33	$1.40	$1.47	$1.41
Net Debt to Core EBITDA relative to budget (in x)	7.4	7.05	6.7	7.1
Increase / (Decrease) in Same Store Net Operating Income (Cash)	(3.20%)	(1.20%)	.80%	.2%
Leasing Volume (in 000s)
New SF Leasing	595	700	805	1,662
Renewal SF Leasing	680	800	920	803
Strategic Priorities		Qualitative		Target

ANNUAL MEETING OF STOCKHOLDERS	59

E L E M E N T S  O F  2 0 2 5  E X E C U T I V E  C O M P E N S A T I O N

Core FFO performance is a non-GAAP financial measure that is considered important because our ability to meet consensus estimates of Core FFO is a key factor for equity analysts and when present or potential stockholders make investment decisions about our securities. See the definition of Core FFO and the reconciliation of GAAP net income applicable to common stock to Core FFO in Appendix B. Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting.

Net Debt to Core EBITDA is important because maintaining the appropriate capital structure, including the magnitude of total debt relative to our earnings, is critical to the overall financial strength of the Company. Additionally, as a REIT, we are required to pay out 90% of our taxable income each year in the form of dividends to our stockholders. Therefore, we must constantly manage credit ratios and proactively seek new sources of capital for our Company which requires careful management of the magnitude, timing, and cost of our borrowings. Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting.

Same Store NOI is important as a supplemental comparative performance measure, which measures income generated from the same group of properties from one period to the next. The measure is an area of focus for equity analysts and our current and prospective investors. Every 1% variance in performance in this measure increases or decreases the targeted award by 25%, based on relative weighting.

See Appendix B for the calculation of Net Debt to Core EBITDA and for the reconciliation of Net income/(loss) applicable to Piedmont to Core FFO and Same Store NOI.

Leasing Volumes are important as managing lease renewals, leasing up vacant space, and keeping our portfolio as fully leased as possible directly impacts our cash flow, financial results, and long-term growth of our funds from operations and value of our equity securities. Targets are tied to our annual business plan. Every 1% variance in performance increases or decreases the targeted award by 3.33%, based on relative weighting.

Strategic Priorities, including Corporate Responsibility, are important as they allow the Compensation Committee to appropriately reward aspects of the management team’s or individual’s performance that may not be captured by purely quantitative metrics. For 2025, our Compensation Committee and the board of directors considered the management team’s operational accomplishments including leasing success, progress in addressing near term debt maturities, and Corporate Responsibility accomplishments such as:

•	continuing to maintain above average ISS ESG scores relative to its peer group;

•	earning ENERGY STAR® Partner of the Year for the fifth consecutive year and Sustained Excellence designation for the second time;

•	achieving the maximum overall “5 star” designation and “Green Star” recognition with scores ranking in the top decile of all participating listed U.S. companies from GRESB Real Estate Assessment.

As a result of these considerations, as well as consideration of each NEO’s individual accomplishments and contributions achieved, our Compensation Committee and the board of directors determined to assess the achievement of the strategic priorities component within our NEO’s STIC Plan at target level.

Based on the above performance metrics in the aggregate, the STIC payout pool was approximately 113% of target for the year, with individual awards subject to further adjustment based on individual performance and other considerations as described below.

Piedmont Realty Trust | 2026 PROXY REPORT

Actual awards are calculated based on performance against the above metrics with performance below threshold for an individual component resulting in no payout for that particular component, performance at threshold resulting in a payout of 50% of target, and out performance for each component being capped at 150%. If performance is between the threshold and target performance levels or between the target and maximum performance levels, the percentage of target amount earned is determined by linear interpolation. In February 2026, after (i) reviewing the results of the quantitative performance measures as set forth in the table above; (ii) considering the CEO’s assessment of each of the other NEO’s performance; and (iii) assessing the CEO’s performance, the Compensation Committee determined actual awards for the 2025 performance period for each individual NEO as follows:

Name	2025 Target Annual Incentive ($)	2025 Actual Annual Incentive ($)	2025 Actual Annual Incentive as a % of Target
C. Brent Smith	1,065,000	1,250,000	117%
Sherry L. Rexroad	500,000	600,000	120%
Christopher A. Kollme	383,750	432,500	113%
Laura P. Moon	195,325	245,000	125%
George M. Wells	440,000	515,000	117%

L O N G  -  T E R M  I N C E N T I V E  C O M P E N S A T I O N  P L A N

The objective of our LTIC Plan is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies and that is designed to encourage each of our NEOs to balance long-term company performance with short-term company goals and to foster employee retention.

Our NEO’s LTIC opportunity is comprised of a multi-year Performance Share Program and Annual Deferred Stock Units as follows:

C O M P O N E N T S  O F  N E O  2 0 2 5  L O N G  -  T E R M  I N C E N T I V E  P L A N

Each of our NEO’s LTIC opportunity is established by the Compensation Committee based on recommendations from our compensation consultant and our CEO for each NEO, other than himself, regarding comparability with awards to officers of our peer group of office REITs as well as taking into consideration each officer’s salary and experience level.

ANNUAL MEETING OF STOCKHOLDERS	61

E L E M E N T S  O F  2 0 2 5  E X E C U T I V E  C O M P E N S A T I O N

A summary of each of our NEO’s LTIC opportunity for the year ended December 31, 2025 is as follows:

Name	2025 Target Performance Share Program(1) ($)	2025 Deferred Stock Unit Award(2) ($)	Total 2025 LTIC Opportunity ($)
C. Brent Smith	2,040,000	1,360,000	3,400,000
Sherry L. Rexroad	570,000	380,000	950,000
Christopher A. Kollme	240,000	160,000	400,000
Laura P. Moon	180,000	120,000	300,000
George M. Wells	450,000	300,000	750,000

(1)As further described below, actual Performance Share Program awards may range from 0% - 200% of target based on Piedmont’s relative TSR performance for the three-year performance period ended December 31, 2027.

(2)Shares granted vest over four years beginning on the anniversary of the grant date.

To date, LTIC awards have only been granted in the form of performance shares or deferred stock units pursuant to the A&R Incentive Plan approved by our stockholders. The Compensation Committee has determined that, as a REIT, the grant of such awards is appropriate because our high dividend distribution requirements lead to a significant portion of our total stockholder return being delivered through our dividends. Although our Omnibus Incentive Plan permits the issuance of other types of equity awards, including stock options, we have never issued stock options to any of our employees, including our NEOs, and anticipate that any future equity awards granted will continue to be similar in form to our previous awards. Further, our Compensation Committee has prohibited the cash buyout of underwater options, should any options ever be issued. Finally, we have: applied a minimum one-year holding period after vesting for our equity-based awards; instituted a minimum one-year vesting requirement for equity awards; and required each of our executive officers, including our NEOs, to maintain a minimum level of stock ownership (see Stock Ownership Guidelines below). We feel that appropriately designed equity-based awards, particularly those with future vesting provisions, promote a performance-focused culture and align our employees’ interests with those of our stockholders, thereby motivating their efforts on our behalf and strengthening their desire to remain with us for an extended period of time.

P E R F O R M A N C E  S H A R E  P R O G R A M

The purpose of the Performance Share Program is to motivate and reward long term performance. Participants are provided with the opportunity to earn shares of Piedmont stock based on our TSR performance relative to a broad, pre-determined peer group over a three-year performance period. Performance cycles overlap, with a new three-year performance cycle beginning each year. The TSR Percentile Rank for each active plan will continue to change throughout the respective performance period. After the end of each three-year performance period, any earned awards will be paid by the Company based upon actual relative performance against the board- determined peer group.

The peer group used for the Performance Share Program includes many of the same companies that our compensation consultant uses for market reference and benchmarking purposes (See “Market Reference and Benchmark Compensation Data” above); however, peers chosen for the Performance Share Program are typically chosen based on the asset class, geography, and size of their portfolio, whereas peers chosen by our compensation consultant for market reference and benchmarking purposes are typically chosen because they fit a desired size or cost of living profile so as not to unfairly skew the market compensation data used for comparison purposes.

Participants in the Performance Share Program have a defined target award expressed as a number of shares which is calculated at the beginning of each performance period by dividing each participant’s targeted value (see table above) by the closing price of Piedmont’s stock on the grant date. The target number of shares established for each participant may be earned if Piedmont’s TSR is at the median of the peer group, up to 200% of target may be earned if Piedmont’s TSR is at or above the 75th percentile of the peer group, and 50% of target may be earned if Piedmont’s TSR is at the 25th percentile of the peer group. No shares are earned if Piedmont’s TSR is below the 25th percentile. If our return is between the 25th and 75th percentile, the payout will generally be determined by linear interpolation; however, any shares that would have been earned above target levels are subject to a reduction of up to 30% in the event of negative absolute TSR performance.

The peer group for each of our active Performance Share Programs was established at the beginning of each respective Performance Period(1) and includes the following companies:

Brandywine Realty Trust
COPT Defense Properties, Inc.
(fka Corporate Office Properties Trust)
Cousins Properties Inc.
Douglas Emmett, Inc.
Empire State Realty Trust, Inc.
Franklin Street Properties Corp.
Highwoods Properties, Inc.
Hudson Pacific Properties, Inc.
JBG Smith Properties
Kilroy Realty Corporation
Orion Properties, Inc.
Vornado Realty Trust

(1) City Office REIT, Inc. and Paramount Group, Inc. were removed from the peer group for each active Performance Share Program during 2025 as both of these companies were acquired during 2025.

63

The following table sets forth the status of each active Performance Share Program as of December 31, 2025:

	TSR Percentile Rank as of December 31, 2025	Actual or Estimated Payout Percentage of Target Based on Percentile Rank as of December 31, 2025
2023-25 Performance Share Program	62nd	146% (Actual)
2024-26 Performance Share Program	92nd	200% (Estimated)
2025-27 Performance Share Program	77th	186% (Estimated)

The range of shares that could be earned by each NEO for the 2025 - 2027 performance period is set forth in the Grants of Plan Based Awards table below.

A N N U A L  D E F E R R E D  S T O C K  U N I T  O P P O R T U N IT Y

The purpose of the Annual Deferred Stock Unit opportunity is to reward annual performance and encourage employee retention through discretionary, time-based awards at the beginning of each calendar year.

Each of our NEO’s LTIC opportunities is established by the Compensation Committee based on recommendations from our compensation consultant and our CEO. After considering these recommendations, as well as our CEO’s evaluation of the performance of each NEO other than himself, on February 3, 2025, the Compensation Committee determined the number of deferred stock units to be granted to each of our NEOs pursuant to the 2025 Annual Deferred Stock Unit opportunity. The awards granted vest in 25% increments over four years beginning on the anniversary of the date of grant. Any dividend equivalent rights are paid out upon vesting of the underlying shares.

See “Grants of Plan Based Awards for 2025” table below for information on the number of deferred stock units granted to each of the NEOs pursuant to each of these awards during 2025.

Piedmont Realty Trust | 2026 PROXY REPORT

B E N E F I T S

E X E C U T I V E  S E V E R A N C E  P L A N

Our Executive Severance Plan covers our executive NEOs and other executives with the title of executive vice president designated by the Compensation Committee who receive and execute a participation agreement under the Executive Severance Plan.

Under the Executive Severance Plan, in the event that a NEO participant is terminated by the Company other than for Cause or any such participant resigns for Good Reason (in each case, not in connection with a Change in Control) (as such capitalized terms are defined in the Executive Severance Plan), such participant shall receive:

•	a cash amount equal the applicable severance multiplier multiplied by the sum of the participant’s annual base salary and target annual bonus,

•	a pro-rated portion of the participant’s target annual bonus for the fiscal year in which the termination occurs,

•	a cash payment equal to twelve months of the participant’s full monthly premium charged for coverage under the Company’s group medical plan multiplied by the applicable severance multiplier and multiplied by 170%, and

•	a lump sum payment of the participant’s Accrued Compensation (as defined in the Executive Severance Plan).

The severance multiplier applicable to a termination not for Cause or a resignation for Good Reason (in each case, not in connection with a Change in Control) shall be:

•	in the case of the Chief Executive Officer, 2x, and

•	in the case of a NEO who is not the Chief Executive Officer, 1x.

Under the Executive Severance Plan, all time-based awards will vest as of the participant’s termination of employment. Any performance-based equity awards held by any such participant will be treated in accordance with the terms of the Company’s long-term incentive plan and any applicable individual award agreement.

In the event that any participant’s NEO’s employment is terminated other than for Cause or any such participant resigns for Good Reason within three months prior to or 24 months after a Change in Control, such participant shall receive

•	a cash amount equal the applicable severance multiplier multiplied by the sum of the participant’s annual base salary and target annual bonus,

•	a pro-rated portion of the participant’s target annual bonus for the fiscal year in which the termination occurs,

•	a cash payment equal to twelve months of the participant’s full monthly premium charged for coverage under the Company’s group medical plan multiplied by the applicable severance multiplier and multiplied by 170%, and

•	a lump sum payment of the participant’s Accrued Compensation.

ANNUAL MEETING OF STOCKHOLDERS	65

B E N E F I T S

The severance multiplier applicable to a termination not for Cause in connection with a Change in Control or a resignation for Good Reason in connection with a Change in Control shall be:

•	in the case of the Chief Executive Officer, 3x, and

•	in the case of a NEO who is not the Chief Executive Officer, 2x.

All time-based equity awards will vest as of the participant’s termination of employment.

Any performance-based equity awards outstanding at the time of a Change in Control shall automatically convert to a time-based vesting equity award equal to the target number of shares underlying the award multiplied by the greater of the actual level of achievement of the performance goals and the target level of achievement. The converted awards will remain subject to the original time-based vesting conditions applicable to the award unless there is a qualifying termination, in which case such awards would vest, consistent with other time-based equity awards. Under the terms of the participation agreement signed by each of our NEOs, the participants have agreed to customary restrictive covenants, including a 1-year non-compete that would apply from the termination of the participant’s employment. In addition, the foregoing severance benefits are subject to the affected participant timely executing an agreement and release, which releases all claims against the Company and other parties, subject to customary exceptions. The Company has reserved the right to amend, modify, terminate, or discontinue the Executive Severance Plan subject to certain limitations. See “Potential Payments Upon Termination or Change of Control” below.

Our Compensation committee believes that the Executive Severance Plan is an important factor in attracting individuals to join our Company and/ or an important factor in the retention of our management team. The Executive Severance Plan does not provide for tax “gross ups” in the event payments are made.

E X E C U T I V E  C L A W  B A C K  P O L I C Y

All of our NEOs are subject to a claw back policy that complies with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Rule 10D-1 under the Exchange Act and NYSE listing standards (the “Clawback Policy”). The provisions of the Company’s Clawback Policy require that in the event of an accounting restatement, our executive officers must promptly repay or return certain excess incentive- based compensation (whether cash or equity-based) received during an applicable three-year recovery period to the Company.

S T O C K  O W N E R S H I P  G U I D E L I N E S

Our board of directors has established stock ownership guidelines whereby our NEOs are required to own stock equal to the lesser of shares with a value equal to a specified multiple of their base salary or a specific number of shares as follows:

	Lesser of:
	Multiple of Salary	Shares of Stock
President & Chief Executive Officer	5x	195,000
EVP, Chief Financial Officer	3x	75,000
Other EVPs	2x	30,000

Each of our NEOs has met his or her respective ownership requirement, other than Ms. Rexroad, who joined our Company in 2024. In addition, each NEO is required to hold any shares received pursuant to our Omnibus Incentive Plan for a minimum of one year after vesting. Each member of our board of directors is required to own the lesser of 27,500 shares or $400,000. All our directors currently meet this requirement with the exception of Ms. Donnley and Messrs. Lewis and Donnelly who recently joined our board and have until 2031 to meet this requirement.

Piedmont Realty Trust | 2026 PROXY REPORT

P R O H I B I T I O N  O N  H E D G I N G  A N D  P L E D G I N G

Our insider trading policy prohibits our employees, officers, and directors from hedging their ownership of our stock, including a prohibition on short sales and buying or selling of puts and calls as well as pledging our securities or otherwise using our securities as collateral. None of our executive officers or directors holds any of our stock subject to pledge.

P O L I C I E S  A N D  P R A C T I C E S  R E L A T E D  T O  T H E  G R A N T  O F  E Q U I T Y  A W A R D S  C L O S E  I N
T I M E  T O  T H E  R E L E A S E  O F  M A T E R I A L  N O N P U B L I C  I N F O R M A T I O N

The Compensation Committee does not take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation. During 2025, the Company did not grant stock options (or similar awards) to any executive officer during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any current report on Form 8-K that disclosed material non-public information.

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2025 Executive

Compensation Tables

The following tables set forth information concerning the compensation of our NEOs for the three years ended December 31, 2025, reported in accordance with SEC rules.

Summary Compensation Table

Name & Principle Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(6)	Total ($)
C. Brent Smith President & Chief Executive Officer	2025	710,000	3,766,342(3)	1,250,000	31,000	5,757,342
	2024	700,000	3,739,478(4)	1,236,480	23,000	5,698,958
	2023	700,000	5,377,972(2)(5)	1,050,000	22,748	7,150,720
Sherry L. Rexroad EVP & Chief Financial Officer	2025	500,000	1,052,355(3)	600,000	8,688	2,161,043
	2024	122,143(7)	600,000(4)	139,840(7)	53,094	915,077
Christopher A. Kollme EVP, Investments	2025	383,750	443,098(3)	432,500	31,000	1,290,348
	2024	378,750	412,442(4)	389,204	30,500	1,210,896
	2023	373,750	633,889(2)(5)	340,000	30,250	1,377,889
Laura P. Moon EVP & Chief Accounting Officer	2025	300,500	332,326(3)	245,000	31,000	908,826
George M. Wells EVP & Chief Operating Officer	2025	440,000	830,811(3)	515,000	34,750	1,820,561
	2024	410,000	756,144(4)	500,000	30,500	1,696,644
	2023	400,000	821,867(2)(5)	425,000	30,250	1,677,117

(1) In accordance with SEC rules, the stock award column includes the estimated aggregate grant date fair value of the Performance Share Component of our LTIC program at target level, even though there is no guarantee that any amounts will ultimately be earned by and paid to the executive. See “Stock Vested” table below for the value of actual stock awards that vested during the year ended December 31, 2025.

(2) As further described under Long-Term Incentive Compensation Plan above, beginning in 2023, the Compensation Committee decided to conform the Annual Deferred Stock Unit component of our LTIC Plan to prevailing market practice by decreasing the percentage of our NEOs’ LTIC opportunity allocated to Annual Deferred Stock Units and granting discretionary, time-based awards at the beginning of each calendar year with no immediate vesting. As such, in accordance with SEC rules, the deferred stock units awarded in early 2023 for both the 2022 (in arrears) and 2023 (prospective) service periods are included in the 2023 Summary Compensation Table above; however, beginning with 2024, such awards are granted and included in the Summary Compensation Table in the same year.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

(3) Represents the aggregate grant date fair value of potential awards under the 2025-27 Performance Share Program at target levels and deferred stock awards granted in 2025 under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payments (“ASC Topic 718”). Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair values of the annual deferred stock awards granted in 2025 were based on the closing price of our common stock on the February 3, 2025 grant date of $8.52 per share. The aggregate grant date fair value of the 2025 Performance Share Program was based on an estimated fair value per share as of the February 3, 2025 grant date of $10.05 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2025-27 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $4,813; Rexroad — $1,345; Kollme — $566, Moon — $425, and Wells — $1,062.

(4) Represents the aggregate grant date fair value of potential awards under the 2024-26 Performance Share Program at target levels and deferred stock awards granted in 2024 under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payments (“ASC Topic 718”). Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair values of the annual deferred stock awards granted in 2024 were based on the closing price of our common stock on the February 20, 2024 and, specifically for Rexroad, October 1, 2024 grant dates of $6.55 per share and $9.90 per share, respectively. The aggregate grant date fair value of the 2024 Performance Share Program was based on an estimated fair value per share as of the February 20, 2024 grant date of $7.64 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2024-26 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $4,759; Kollme — $525, and Wells — $962.

(5) Represents the aggregate grant date fair value of potential awards under the 2023-25 Performance Share Program at target levels and deferred stock awards granted in 2023 under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payments (“ASC Topic 718”). Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair values of the annual deferred stock awards granted in 2023 were based on the closing price of our common stock on the February 13, 2023 and February 23, 2023 grant dates of $10.55 per share and $9.47 per share, respectively. The aggregate grant date fair value of the 2023 Performance Share Program was based on an estimated fair value per share as of the February 23, 2023 grant date of $12.37 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2023-25 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $5,016; Kollme — $588, and Wells — $784.

(6) All other compensation for 2025 was comprised of matching contributions to the Company’s 401(k) plan which is paid pursuant to the same benefit plans offered to all our employees.

(7) Reflects a partial year of service based on Ms. Rexroad’s October 1, 2024 start date.

2 0 2 5  E X E C U T I V E  C O M P E N S A T I O N  T A B L E S

Grants of Plan Based Awards

The table below sets forth: (1) the threshold, target, and maximum of our 2025 STIC Plan and Performance Share Components of our 2025-27 LTIC Plan, and (2) the actual shares that were granted in 2025 pursuant to the Deferred Stock Component of our LTIC Plan.

	Grant Date	Estimated Potential Payouts Under Non Equity Incentive Plan Awards(1)			Estimated Potential Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)	Number of Shares of Stocks
C. Brent Smith
2025 STIC Plan		532,500	1,065,000	1,597,500
2025 LTIC Plan
2025-27 Performance Share Component	February 3,2025				119,719	239,437	478,874		2,406,342(4)
Deferred Stock Component								159,624	1,360,000
Sherry L. Rexroad
2025 STIC Plan		250,000	500,000	750,000
2025 LTIC Plan
2025-27 Performance Share Component	February 3,2025				33,451	66,901	133,802		672,355(4)
Deferred Stock Component								44,601	380,000
Christopher A. Kollme
2025 STIC Plan		191,875	383,750	575,625
2025 LTIC Plan
2025-27 Performance Share Component	February 3,2025				14,085	28,169	56,338		283,098(4)
Deferred Stock Component								18,779	160,000
Laura P. Moon
2025 STIC Plan		97,663	195,325	292,988
2025 LTIC Plan
2025-27 Performance Share Component	February 3,2025				10,564	21,127	42,254		212,326(4)
Deferred Stock Component								14,085	120,000

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

	Grant Date	Estimated Potential Payouts Under Non Equity Incentive Plan Awards(1)			Estimated Potential Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)	Number of Shares of Stocks
George M. Wells
2025 STIC Plan		220,000	440,000	660,000
2025 LTIC Plan
2025-27 Performance Share Component	February 3,2025				26,409	52,817	105,634		530,811(4)
Deferred Stock Component								35,211	300,000

(1) Represents cash payout opportunity for 2025 under the STIC Plan. The amounts actually earned for 2025 are included in the non-equity incentive plan compensation column of the Summary Compensation Table.

(2) Represents the potential number of shares associated with the payout opportunity under the 2025-27 Performance Share Component of the 2025 LTIC Plan. Any amounts earned will be granted in the form of common stock in 2028.

(3) Represents shares awarded in 2025 pursuant to the Deferred Stock Component of the 2025 LTIC Plan. Shares vest over a four-year period, beginning on the anniversary of the date of grant.

(4) Based on an estimated fair value per share as of the grant date calculated utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements.

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Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding unvested time-based stock awards and equity incentive plan awards held by our NEOs that had not been earned or vested as of December 31, 2025. All market values were determined by multiplying the number of shares of stock that have not vested or the number of unearned unvested shares by the closing price of our common stock on December 31, 2025 of $8.34 per share and adding the value of any unvested dividend equivalent rights as of December 31, 2025. All equity incentive programs were established pursuant to the A&R Incentive Plan and no options to purchase shares of our common stock have ever been awarded or granted to our NEOs.

	Deferred Stock Component		Performance Stock Component
	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Shares of Stock That Have Not Vested (#)	Equity Incentive Plan Awards Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
C. Brent Smith
February 13, 2023 Award(1)(6)	37,677	363,018
February 23, 2023 Award(2)(6)	67,582	651,153
February 23, 2023 Award(3)(6)			296,009	2,852,048
February 20, 2024 Award(2)(7)	155,726	1,396,084
February 20, 2024 Award(4)(7)			622,900	5,584,299
February 3, 2025 Award(2)(9)	159,624	1,351,217
February 3, 2025 Award(5)(9)			445,353	3,769,912
Total	420,609	3,761,472
Sherry L. Rexroad
October 1, 2024 Award(2)(8)	45,455	390,458
February 3, 2025 Award(2)(9)	44,601	377,547
February 3, 2025 Award(5)(9)			124,436	1,053,350
Total	90,056	768,005
Christopher A. Kollme
February 13, 2023 Award(1)(6)	4,502	43,377
February 23, 2023 Award(2)(6)	7,919	76,300
February 23, 2023 Award(3)(6)			34,688	334,220
February 20, 2024 Award(2)(7)	17,176	153,983
February 20, 2024 Award(4)(7)			68,702	615,913
February 3, 2025 Award(2)(9)	18,779	158,964
February 3, 2025 Award(5)(9)			52,394	443,518
Total	48,376	432,624

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

	Deferred Stock Component		Performance Stock Component
	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Shares of Stock That Have Not Vested (#)	Equity Incentive Plan Awards Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Laura P. Moon
February 13, 2023 Award(1)(6)	2,606	25,109
February 23, 2023 Award(2)(6)	5,280	50,873
February 23, 2023 Award(3)(6)			15,418	148,549
February 20, 2024 Award(2)(7)	12,023	107,786
February 20, 2024 Award(4)(7)			32,062	287,436
October 28, 2024 Award(8)(10)	99,108	851,338
February 3, 2023 Award(2)(9)	14,085	119,230
February 3, 2023 Award(5)(9)			39,296	332,643
Total	133,102	1,154,336
George M. Wells
February 13, 2023 Award(1)(6)	5,450	52,511
February 23, 2023 Award(2)(6)	10,559	101,736
February 23, 2023 Award(3)(6)			46,251	445,632
February 20, 2024 Award(2)(7)	31,489	282,299
February 20, 2024 Award(4)(7)			125,954	1,129,178
February 3, 2025 Award(2)(9)	35,211	298,061
February 3, 2025 Award(5)(9)			98,240	831,598
Total	82,709	734,607

(1) Awards vest in 25% increments with 25% vesting immediately upon grant and additional 25% increments vesting on the following three anniversary dates of the grant.

(2) Awards vest ratably over four years beginning on the anniversary of the date of grant.

(3) Estimated based on Piedmont’s actual relative TSR performance for the three-year performance period ending December 31, 2025. Final awards will be determined by the board during 2026 and any shares actually awarded to NEOs will vest immediately upon issuance.

(4) Estimated based on Piedmont’s actual-to-date relative TSR performance for the three-year performance period ending December 31, 2026 as of December 31, 2025. Actual awards to be paid to NEOs will be determined during 2027 based on Piedmont’s actual relative TSR performance for the three-year period ended December 31, 2026 and any shares awarded will vest immediately upon issuance.

(5) Estimated based on Piedmont’s actual-to-date relative TSR performance for the three-year performance period ending December 31, 2027 as of December 31, 2025. Actual awards to be paid to NEOs will be determined during 2028 based on Piedmont’s actual relative TSR performance for the three-year period ended December 31, 2027 and any shares awarded will vest immediately upon issuance.

(6) Market value of unearned shares is based on our closing stock price as of December 31, 2025 of $8.34 per share, plus $1.295 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(7) Market value of unearned shares is based on our closing stock price as of December 31, 2025 of $8.34 per share, plus $0.625 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(8) Market value of unearned shares is based on our closing stock price as of December 31, 2025 of $8.34 per share, plus $0.25 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(9) Market value of unearned shares is based on our closing stock price as of December 31, 2025 of $8.34 per share, plus $0.125 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(10) 100% of the shares vest five years from the date of grant.

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Stock Vested

The following table provides information regarding the actual number of shares vested for each of our NEOs during the year ended December 31, 2025. No options to purchase shares of our common stock have ever been awarded or granted to our NEOs.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
C. Brent Smith	203,245	1,872,812
Sherry L. Rexroad	15,151	139,995
Christopher A. Kollme	25,113	233,655
Laura P. Moon	15,058	138,156
George M. Wells	33,915	309,405
Total	292,482	2,694,023

(1) Value realized on vesting is calculated based on the number of shares vesting on each vesting date during 2025 multiplied by the closing price of our common stock on the respective vesting date and adding the value of any dividend equivalent rights paid out in conjunction with the vesting.

Potential Payments Upon Termination or Change of Control

As described under “Executive Severance Plan” above, all of our NEOs are participants in an Executive Severance Plan that provides for a cash payment as well as acceleration of time based equity awards in the event of: (i) their termination without Cause; (ii) their resignation for Good Reason, as defined in their respective participation agreements; or (iii) in the case of their death or disability.

All of our salaried employees (including our NEOs) would receive the following types of payments upon termination of employment:

•	any earned but unpaid annual salary, vacation, or annual bonus for the year prior to termination;

•	any un-reimbursed expenses;

•	distribution of balances under our 401(k) plan;

•	life insurance proceeds in the event of death; and

•	disability insurance payouts in the event of disability.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

The following table quantifies the potential cash and estimated equivalent cash value of equity awards that are or would be payable to each of our NEOs under the various termination scenarios described above, assuming the event occurred on December 31, 2025:

Name	Termination Without Cause ($)	Resignation With Good Reason(1) ($)	Termination Due to Change-in- Control ($)	Resignation Without Good Reason(1) ($)	Death or Disability ($)
C. Brent Smith	15,083,219	15,083,219	21,450,967	--	15,083,219
Sherry L. Rexroad	2,150,048	2,150,048	3,926,847	--	2,150,048
Christopher A. Kollme	2,126,733	2,126,733	3,466,767	--	2,126,733
Laura P. Moon	2,038,025	2,038,025	3,020,104	--	2,038,025
George M. Wells	3,108,110	3,108,110	5,006,506	2,175,364	3,108,110

The following table quantifies the value of unvested equity awards included in the table above that would vest upon each triggering event, assuming the event occurred on December 31, 2025:

Name	Termination Without Cause ($)	Resignation With Good Reason(1) ($)	Termination Due to Change-in- Control ($)	Resignation Without Good Reason(1) ($)	Death or Disability ($)
C. Brent Smith	11,427,727	11,427,727	15,967,730	--	11,427,727
Sherry L. Rexroad	1,097,302	1,097,302	1,821,355	--	1,097,302
Christopher A. Kollme	1,306,487	1,306,487	1,826,275	--	1,306,487
Laura P. Moon	1,489,454	1,489,454	1,922,962	--	1,489,454
George M. Wells	2,175,364	2,175,364	3,141,014	2,175,364(2)	2,175,364

(1) As defined in each participants’ participation agreement.

(2) Employees who have attained the minimum retirement age of 62 are entitled their unvested Deferred Stock Unit Awards and a pro-rata portion of their outstanding Performance Share Program awards in the event of their retirement / resignation.

The estimated value of all unvested equity awards in the above table is based on our closing stock price as of December 31, 2025 of $8.34 per share, plus applicable dividend equivalent rights that would vest upon the vesting of the underlying shares. Further, the estimated value of all unvested performance share awards in the above table is based on the Company’s relative TSR performance for each performance period as of December 31, 2025.

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C O M P E N S A T A I O N

Compensation Committee

Report

The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based, and setting the overall compensation principles that guide the committee’s decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the board of directors that the CD&A be included in this 2026 proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2025.

T H E  2 0 2 5  C O M P E N S AT I O N  C O M M I T T E E :

Glenn G. Cohen (Chair)

Mary M. Hager

Barbara B. Lang

Dale H. Taysom

The Report of the Compensation Committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Piedmont under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language to any such filing.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been employed by us. None of our executive officers currently serve, or have served, as a member of the board of directors or Compensation Committee of another entity that has one or more executive officers serving on our board of directors.

Director

Compensation

We pay our non-employee directors a combination of cash and equity compensation for serving on the board of directors.

Cash Compensation

As compensation for serving on the board of directors, during 2025 we paid each of our non-employee directors an annual retainer of $85,000 ($95,000 for Audit Committee members excluding the Committee Chair) and paid our board chair an additional $60,000 annual retainer. Additionally, we also paid annual retainers to each of our committee chairs in the following amounts:

•	$25,000 to the Chair of the Audit Committee

•	$20,000 to the Chair of the Compensation Committee

•	$17,500 to the Chair of the Nominating and Corporate Governance Committee

All directors may receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. We do not provide any perquisites to our directors.

Non-Employee Director Equity Awards

Non-employee directors are granted an equity award pursuant to the A&R Incentive Plan either annually or upon their initial appointment to the board of directors. The annual award is equivalent to $105,000 payable in the form of shares of our common stock and vests upon the earlier of the first anniversary of the date of grant or the next annual stockholders meeting. The amount of the award was determined based on the advice and recommendation of our compensation consultant after considering the peer group described in the Compensation Discussion and Analysis.

2025 Director Compensation Paid

The following table sets forth information regarding the compensation that we paid to any person that served as one of our non-employee directors during the year ended December 31, 2025. Mr. Smith did not receive any additional compensation for his service as director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation	Total ($)
Kelly H. Barrett	170,000	105,000	--	275,000
Glenn G. Cohen	115,000	105,000	--	220,000
Jeffrey J. Donnelly	76,778	121,670(3)	--	198,448
Deneen L. Donnley	71,778	121,670(3)	--	193,448
Venkatesh S. Durvasula(2)	31,758	--	--	31,758
Mary M. Hager	85,000	105,000	--	190,000
Barbara B. Lang	102,500	105,000	--	207,500
Stephen E. Lewis	71,778	121,670(3)	--	193,448
Dale H. Taysom	102,500	105,000	--	207,500

(1)Amount represents the grant date fair value for financial statement reporting purposes in accordance with ASC Topic 718 and is based on the closing price of our common stock on May 15, 2025, the date of grant, of $6.90 per share. Shares granted vest on the earlier of the 2026 Annual Meeting of Stockholders or the one year anniversary of the date of grant.

(2)Mr. Durvasula retired from our board effective May 15, 2025

(3)Amount includes pro-rata shares granted to director added to the Board in 2025 based on the closing price of our common stock on February 26, 2025, the date of grant, of $7.21 per share. The shares vested on May 7, 2025.

ANNUAL MEETING OF STOCKHOLDERS	77

E Q U I T Y  C O M P E N S AT I O N  P L A N  I N F O R M AT I O N

Equity Compensation

Plan Information

The following table summarizes shares remaining for future issuance under our 2007 Omnibus Incentive Plan as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity Compensation Plans Approved by Security Holders	4,023,935(1)	--	2,959,355
Equity Compensation Plans Not Approved by Security Holders	--	--	--
Total	4,023,935	--	2,959,355

(1)Includes the unvested portion of outstanding deferred stock awards as well as the maximum number of shares that could potentially be earned under the Company’s outstanding performance share programs as of December 31, 2025 even though there can be no assurance that any shares will actually be earned.

CEO Pay

Ratio

Item 402(u) of Regulation S-K sets forth “CEO pay ratio” disclosure requirements that were mandated by Congress pursuant to Section 953(b) of The Dodd-Frank Wall Street Reform and Consumer Protection Act. The rule requires registrants to disclose the ratio of the median employee’s annual total compensation to their Chief Executive Officer’s annual total compensation. Our Chief Executive Officer pay ratio set forth below is a reasonable estimate that has been calculated in accordance with the SEC’s rules regarding the Chief Executive Officer pay ratio disclosure requirements.

As of December 31, 2025, we had 140 employees, with approximately one-third of our employees working in our corporate office located in Atlanta, Georgia. Our remaining employees work in local management offices located in each of the office markets we serve. These employees are involved in acquiring, developing, redeveloping, leasing, and managing our portfolio of properties. We outsource various functions where cost efficiencies can be achieved, such as certain areas of information technology, construction, building engineering, security, housekeeping, and leasing.

Approximately two-thirds of our workforce are salaried, with the remainder compensated on an hourly basis. SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our CEO pay ratio disclosure. Accordingly, our 2025 CEO pay ratio is calculated utilizing the median employee that was identified in 2023. In determining that it was still appropriate to utilize a similarly compensated employee as our 2023 median employee for this disclosure, we considered the changes to our employee population and compensation programs during 2024 and 2025, as well as the absence of a material change in that employee’s job description or compensation during 2024 or 2025.

During 2023, we identified our median employee by calculating the total 2023 compensation of each of our employees, excluding our Chief Executive Officer, that was included on our December 29, 2023 payroll using the same SEC rules and methodology that were used to calculate our NEOs total compensation as set forth in the Summary Compensation Table above. For employees that were not employed by us for the entire fiscal year, wages and salaries, matching contributions to 401(k), and premiums for company paid life insurance were annualized. Other than annualizing these components, we made no other assumptions, adjustments, or estimates with respect to our employees’ total compensation and used this consistently applied compensation measure to identify our median employee.

For the year ended December 31, 2025, the total compensation of our median employee was $146,772 and our Chief Executive Officer’s total compensation as reported in the 2025 Summary Compensation Table above was $5,757,342. The resulting ratio of the total compensation of our Chief Executive Officer compared to that of our median employee for the year ended December 31, 2025 was 39:1.

The Summary Compensation Table includes stock grants at the estimated fair value of performance shares at target. No value will be realized unless performance targets are realized, and there is no guarantee that this amount will ultimately be earned and paid to our Chief Executive Officer.

The Chief Executive Officer pay ratio disclosed above was calculated in accordance with SEC rules based upon the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the Chief Executive Officer pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their Chief Executive Officer pay ratio. Accordingly, the Chief Executive Officer pay ratio disclosed by other companies may not be comparable to our Chief Executive Officer pay ratio as disclosed above.

ANNUAL MEETING OF STOCKHOLDERS	79

P A Y  V S .  P E R F O R M A N C E

Pay vs.

Performance

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(1) ($)	Compensation Table Total for Non-PEO NEOs ($)	Actually Paid to Non-PEO NEOs(2)	Total Shareholder Return (“TSR”) ($)	Peer Group Total Shareholder Return(3) ($)	Net Income (Loss) ($) in 000s	Core FFO(4) per Share ($)
2025	5,757,342	6,002,426	1,545,195	1,642,846	68.56	54.52	(83,620)	1.41
2024	5,698,958	10,643,820	1,692,067	2,561,983	73.91	66.63	(79,069)	1.49
2023	7,150,720	4,506,668	1,712,760	1,199,819	53.88	65.05	(48,377)	1.74
2022	4,026,288	495,657	1,309,186	412,585	63.16	61.11	146,830	2.00
2021	3,560,678	4,888,145	1,411,844	1,731,390	118.62	112.11	(1,167)	1.97

(1)	Compensation actually paid” to our Principal Executive Officer (PEO) in each of the years included in the table above was calculated as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in cash once the underlying award vests, and are incorporated as applicable in the table below. The dollar amounts reflected in the table above do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. For information regarding the decisions made by our Compensation Committee with regard to the PEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the fiscal years covered in the table above.
(2)	Average “Compensation actually paid” to our non-PEO NEOs in each of year included in the table above was calculated as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in cash once the underlying award vests, and are incorporated as applicable in the table below. The dollar amounts reflected in the table above do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with regard to our non-PEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the fiscal years covered in the table above.
(3)	The Peer Groups utilized for this analysis are the same Peer Groups used for our Performance Share Programs as further described above under Long-Term Incentive Compensation Plan — Performance Share Program. Peer Group Total Shareholder Return for 2025, 2024, 2023 and 2022 assuming the 2021 Peer Group had been used would have been $51.87, $60.90, $64.45 and $63.30, respectively.
(4)	See the definition of Core FFO and the reconciliation of GAAP net income applicable to common stock to Core FFO for the year ended December 31, 2025 in Appendix B.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

	2021	2022	2023	2024	2025
PEO (C. Brent Smith for all periods)
Summary Compensation Table Total Compensation	3,560,678	4,026,288	7,150,720	5,698,958	5,757,342
Less: Stock and Option Award Values Reported in Summary Compensation	(2,040,930)	(2,478,040)	(5,377,973)	(3,739,478)	(3,766,342)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year and Unvested at Year End	1,983,364	1,107,509	3,157,586	6,581,983	4,267,560
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year That Vested in the Covered Year	200,003	262,506	397,503	--	--
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	1,093,881	(2,257,626)	(674,307)	2,167,159	(540,556)
Change in Fair Value of Outstanding Vested Stock and Option Awards from Prior Years	91,149	(164,980)	(146,861)	(64,802)	284,422
Compensation Actually Paid	4,888,145	495,657	4,506,668	10,643,820	6,002,426
	2021	2022	2023	2024	2025
Non-PEO NEOs*
Summary Compensation Table Total Compensation	1,411,844	1,309,186	1,712,760	1,692,067	1,545,195
Less: Stock and Option Award Values Reported in Summary Compensation	(616,240)	(551,037)	(917,860)	(511,159)	(664,648)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year and Unvested at Year End	592,009	246,142	538,479	592,564	753,098
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year That Vested in the Covered Year	68,321	71,882	70,036	151,748	--
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	211,000	(637,083)	(176,112)	546,076	(115,138)
Change in Fair Value of Outstanding Vested Stock and Option Awards from Prior Years	64,456	(26,505)	(27,484)	90,687	124,339
Compensation Actually Paid	1,731,390	412,585	1,199,819	2,561,983	1,642,846

*	For the years ended December 31, 2021 - 2023, the Non-PEO NEOs included Robert E. Bowers, Christopher A. Kollme, George M. Wells, and Robert K. Wiberg. The year ended December 31, 2024 also includes Sherry L. Rexroad. The year ended December 31, 2025 includes Christopher A. Kollme, Laura P. Moon, Sherry L. Rexroad, and George M Wells.

Equity Valuations: Deferred Stock Unit Award grant date fair values were calculated based on the closing price as of the grant date; Deferred Stock Unit Award vesting date fair values were calculated based on the closing stock price as of the vest date and adjusting for any accrued dividend rights; Performance Share Program Award grant date fair values and fair values as of each respective period end were determined utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on our and our peer’s group’s future stock price movements; fair values of Performance Share Program Awards as of each vesting date were determined based on our closing stock price as of the vesting date adjusted for any accrued dividends.

81

For 2025, the most important financial performance measures that we used to link our NEO’s compensation, including our CEO’s, to our financial performance were as follows:

•	Our 3-year TSR relative to the 3-year TSR of our defined peer group;

•	Core FFO per share relative to budget;

•	Leasing volume, with an emphasis on new tenant leasing;

•	Net debt to Core EBITDA ratio relative to budget; and

•	Same Store NOI - Cash basis relative to budget.

As a real estate company, Net income/(loss) calculated in accordance with GAAP can fluctuate widely based on the timing of gains or losses related to the sale of real estate assets, changes in depreciation or amortization associated with real estate assets, and impairment losses associated with real estate assets and/or related intangibles. As such, GAAP Net income/(loss) is not frequently used as a compensation measure in the real estate industry; however, it is used as the starting point for calculating Core FFO, which is one of the most impactful metrics to our NEOs compensation. Please see Elements of 2025 Executive Compensation – Short-Term Cash Incentive Compensation Plan and Long-Term Incentive Compensation Plan above for further information regarding each of the financial performance measures set forth above as well as the below graphs showing the relationship of “Compensation Actually Paid” to our Chief Executive Officer and other named executive officers in 2021, 2022, 2023, 2024, and 2025 to (1) both our TSR and our Peer Group’s TSR, (2) our net income, and (3) our Core FFO per share.

“Compensation Actually Paid”, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices and various accounting valuation assumptions, but does not reflect actual amounts paid out for those awards. Compensation Actually Paid generally fluctuates due to our relative TSR achievement and varying levels of achievement of performance goals. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” above and in the proxy statements for 2021, 2022, 2023, and 2024.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Compensation Actually Paid vs. PDM TSR and Peer Group TSR

Compensation Actually Paid vs. Net Income / Loss

Compensation Actually Paid vs. Core FFO Per Share

83

C O M P E N S A T I O N  P O L I C I E S  A N D  P R A C T I C E S

Compensation Policies and
Practices as They Relate to Risk Management

To address potential risk to our stockholders, our Compensation Committee designed our compensation programs with the following characteristics:

•	The Compensation Committee of the board of directors has discretion to adjust any non-contractual award that is earned based on achievement of performance goals. If the Compensation Committee believes that any of our targets set forth in the compensation plans has been achieved in a manner that is not consistent with the long-term best interests of the Company’s stockholders, or believes that the overall compensation to be paid under the terms of the plan is not appropriate for any reason, the Compensation Committee may adjust the calculated compensation associated with that plan accordingly;

•	Oversight of programs (or components of programs) by a broad-based group of individuals, including human resources, finance, internal audit, and an independent compensation consultant;

•	A mix of compensation elements that provide focus on both short- and long-term goals as well as cash and equity-based compensation so as not to inappropriately emphasize one measure of our performance;

•	Caps on the maximum payouts available and minimum thresholds required before payment under certain incentive programs, including both short-and long-term incentive plans;

•	Performance goals within incentive programs that reference reportable, broad-based financial metrics;

•	Setting performance goals that are intended to be challenging yet provide employees a reasonable opportunity to reach the threshold amount, while requiring meaningful performance to reach the target level and substantial performance to reach the maximum levels;

•	Equity compensation awards that may be earned or vest over a number of years ensuring that our executives’ interests align with those of our stockholders over the long-term; and

•	Stock ownership guidelines that require our executive officers and directors to accumulate and maintain a significant ownership in the Company.

Certain Relationships
and Related Transactions

Review, Approval, or Ratification of Transactions with Related Persons

Our Code of Ethics, which is posted on our website at www.piedmontreit.com, prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. Our Audit Committee and Nominating and Corporate Governance Committee review any transaction a director or executive officer proposes to have with us that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, these committees ensure that all such transactions are approved by a majority of the board of directors (including a majority of independent directors) not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties. No transaction has been entered into with any director or executive officer that does not comply with those policies and procedures. There were no related-party transactions since January 1, 2025 that would require disclosure under Item 404(a) of Regulation S-K.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

S T O C K  O W N E R S H I P

Stock
Ownership

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of February 28, 2026. Except as described below, each stockholder has sole investment and dispositive power over such shares.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage(5)
Directors and Named Executive Officers(1)
Kelly H. Barrett	82,209	0.07%
Glenn G. Cohen	66,866	0.05%
Jeffrey J. Donnelly	1,803	0.00%
Deneen L. Donnley	2,312	0.00%
Mary M. Hager	33,973	0.03%
Barbara B. Lang	51,191	0.04%
Stephen E. Lewis	2,312	0.00%
C. Brent Smith	694,746	0.56%
Dale H. Taysom	82,155	0.07%
Christopher A. Kollme	123,123	0.10%
Laura P. Moon	79,277	0.06%
Sherry L. Rexroad	43,151	0.03%
Alex Valente	83,232	0.07%
George M. Wells	158,632	0.13%
5% Stockholders
Vanguard Portfolio Management(2)	12,582,948	10.06%
Blackrock, Inc.(3)	13,768,776	11.01%
Cohen & Steers, Inc.(4)	6,698,202	5.36%
All executive officers and directors as a group (14 persons)	1,504,982	1.20%

(1)The address of each of the stockholders listed, other than The Vanguard Group, Inc., Blackrock, Inc., and Cohen & Steers, Inc., is c/o Piedmont Realty Trust, Inc., 5565 Glenridge Connector, Suite 450, Atlanta, Georgia 30342.

(2)As reported on Schedule 13G filed with the SEC on February 5,2026, by Vanguard Portfolio Management (“Vanguard”) on behalf of itself and its subsidiary, Vanguard Fiduciary Trust Company reported that, as of January 30, 2026, it had shared voting power over 48,627 shares and shared dispositive power over 12,582,948 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)As reported on Schedule 13G/A filed with the SEC on April 29, 2025, by BlackRock Inc. (“BlackRock”) on behalf of itself and its wholly owned subsidiaries, BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd reported that, as of March 31, 2025, it had sole voting power over 13,335,685 shares and sole dispositive power over 13,768,776 shares. The address of Blackrock is 50 Hudson Yards, New York, NY 10001.

(4)As reported on Schedule 13G filed with the SEC on February 13, 2026, on behalf of itself and its subsidiaries, Cohen & Steers Capital Management, Inc.; Cohen & Steers UK Ltd.; Cohen & Steers Asia Ltd; and Cohen & Steers Ireland Ltd reported that, as of December 31, 2025, it had sole voting power over 3,099,903 shares and sole dispositive power over 6,698,202 shares. The Address of Cohen & Steers, Inc. is 1166 Avenue of the Americas, 30th Floor, New York, NY 10036.

(5)Based on 125,019,003 shares outstanding as of February 28, 2026.

None of the shares beneficially owned by our directors or executive officers are subject to pledge and no other persons own 5% or greater of our common stock. Derivative and hedging transactions involving Piedmont stock are strictly prohibited by our Insider Trading Policy.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Audit Committee

Report

Report of the Audit Committee

Pursuant to the Audit Committee Charter adopted by the board of directors of Piedmont, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent registered public accounting firm and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting which management has established, and the audit and financial reporting process. The 2025 Audit Committee was comprised of four independent directors and met six times in fiscal year 2025. Management of Piedmont has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent registered public accounting firm devotes more time and has access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of Piedmont, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm. In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of Piedmont, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, AICPA, Professional Standards, Vol. 1 AU, Section 380 as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other PCAOB standards, rules of the SEC, and other applicable regulations. The Audit Committee also received from and discussed with the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB relating to that firm’s independence from Piedmont and has discussed with that firm their independence. In addition, the Audit Committee considered the compatibility of non-audit services, if any, provided by the independent registered public accounting firm with the registered public accounting firm’s independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets periodically with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the financial reporting of Piedmont. In reliance on these reviews and discussions, the Audit Committee approved the audited financial statements of Piedmont and recommended to the board of directors that they be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The board of directors approved the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

T H E  2 0 2 5  A U D I T  C O M M I T T E E :

Kelly H. Barrett (Chair)

Glenn G. Cohen

Jeffrey J. Donnelly, CFA

Dale H. Taysom

The Report of the Audit Committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Piedmont under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ANNUAL MEETING OF STOCKHOLDERS	87

S T O C K H O L D E R  P R O P O S A L S  &  H O U S E H O L D I N G

Stockholder

Proposals

In order to be eligible for presentation at our 2027 annual meeting, our Bylaws require that written notice of any director nominations or other stockholder proposals must be received by our Secretary no earlier than October 19, 2026 and no later than 5:00 p.m., Eastern time, on November 18, 2026 at the following address: Sherry L. Rexroad, Secretary, Piedmont Realty Trust, 5565 Glenridge Connector, Suite 450, Atlanta, GA 30342. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in our proxy statement for the 2027 Annual Meeting must be received by November 18, 2026. In addition, stockholders who intend to solicit proxies in support of director nominees must provide notice setting forth the information required by our Bylaws and Rule 14a- 19 under the Exchange Act no later than March 13, 2027.

Householding

The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single annual report, proxy statement, proxy statement combined with a prospectus, information statement, or Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and Piedmont. It reduces the volume of duplicate information received at your household and helps Piedmont reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

If any stockholders in your household wish to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, they may call us at 866-354-3485, write to us at Piedmont Shareowner Services at 150 Royall St., Suite 101, Canton, MA 02021, or e-mail us at investor.services@piedmontreit.com. If you are a stockholder that receives multiple copies of our proxy materials or Notice of Internet Availability of Proxy Materials, you may request Householding by contacting us in the same manner and requesting a householding consent.

Attending the

Annual Meeting

Our Annual Meeting will be held on May 12, 2026 and will be accessible via live webcast on the Internet at: www.meetnow.global/MYT5Y6G. A summary of the information you will need to attend the Annual Meeting online is provided below:

The Annual Meeting will start promptly at 11:00 a.m. Eastern Time.

To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.”

•	If you join as a “Guest” you will not have the option to vote at the annual meeting.

•	If you join as a “Stockholder” you will have the option to vote at the virtual meeting; however, stockholders will be required to have a control number.

•	Your control number can be found in the box next to the label “2026 Stockholder Meeting Notice” on your proxy card.

If you were a stockholder as of the close of business on March 4, 2026 and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting.

•	To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of our stock, along with your name and email address to Computershare.

•	Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 7, 2026. You will receive a confirmation email from Computershare of your registration.

•	If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to vote at the Annual Meeting.

•	Registration requests should be directed to Computershare either: (i) by forwarding the email from your broker, attaching an image of your legal proxy to legalproxy@computershare.com; or (ii) by mail to Computershare, Piedmont Realty Trust, Inc. Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006.

Questions regarding how to attend and participate via the Internet may be answered by calling (888) 724-2416 on the day before or the day of the Annual Meeting.

Other

Matters

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to herein. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.

ANNUAL MEETING OF STOCKHOLDERS	89

Q U E S T I O N S  A N D  A N S W E R S

Questions

and Answers

We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q. Will my vote make a difference?

Yes — YOUR VOTE IS VERY IMPORTANT. Your vote is needed to ensure that the proposals can be acted upon. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q. Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. When you vote using the Internet, by telephone, or by signing and returning the proxy card, you appoint C. Brent Smith, our Chief Executive Officer, and Sherry L. Rexroad, our Chief Financial Officer, as your representatives at the Annual Meeting. Mr. Smith and Ms. Rexroad will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their discretion. This way, your shares will be voted whether or not you attend the Annual Meeting online. Even if you plan to attend the virtual Annual Meeting online, it is a good idea to vote in advance just in case your plans change.

Q. Why did I receive Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a notice in the mail. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.envisionreports.com/PDM. The notice also instructs you on how you may vote. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained on the notice.

Q. When is the Annual Meeting and where will it be held?

The Annual Meeting will be a completely virtual meeting conducted exclusively by webcast on Tuesday, May 12, 2026, at 11:00 a.m. Eastern Time at www.meetnow.global/MYT5Y6G

Q. Will I have the ability to vote at the virtual Annual Meeting?

If you are a registered holder, you will be able to attend the Annual Meeting online, ask a question and vote by visiting www.meetnow.global/MYT5Y6G and following the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials.

If you are a beneficial holder who holds your shares through an intermediary, such as a bank or broker, you will need to register in advance of the Annual Meeting by submitting proof of your proxy power from your broker or bank reflecting your holdings in the Company, along with your name and email address, to Computershare. Requests for registration must be labeled “Legal Proxy” and be received by 5:00 p.m. Eastern time on May 7, 2026. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Registration requests should be directed to Computershare either: (i) via email at legalproxy@computershare.com; or (ii) by mail at Computershare, Piedmont Realty Trust, Inc. Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006.

Piedmont Realty Trust | 2026 PROXY REPORT

Q. What if I have trouble accessing the virtual Annual Meeting?

The virtual meeting platform is fully supported across multiple browsers (Internet Explorer, Firefox, Chrome and Safari) and devices running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.

Q. What is the record date?

The record date is March 4, 2026. Only holders of record of common stock as of the close of business on the record date will be entitled to vote at the Annual Meeting.

Q. How many shares of common stock are outstanding and can vote?

As of the close of business on the record date, there were 125,019,003 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held.

Q. How many votes do you need to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be present either virtually or by proxy at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you:

•	vote over the Internet or by telephone;

•	properly submit a proxy card (even if you do not provide voting instructions); or

•	virtually attend the Annual Meeting and vote during the meeting.

As discussed below, shares which are counted as broker non-votes will also be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from any adjournments or postponements of the Annual Meeting, unless a new record date is set).

Q. What items am I being asked to vote on at the Annual Meeting?

You are being asked to:

•	elect nine directors to hold office for terms expiring at our 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2026;

•	approve the Third Amended and Restated Omnibus Incentive Plan; and

•	approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement.

No cumulative voting rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.

Q. How do I vote if I am a registered stockholder?

If you are a registered stockholder, meaning that your shares are registered in your name, you have three voting options as described below:

•	You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card. Internet voting is available 24 hours a day until the polls close at the Annual Meeting.

•	You may vote by telephone. The toll-free telephone number can be found on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on May 11, 2026.

•	You may vote by mail. If you choose to vote by mail, simply mark and sign your proxy card and return it in the enclosed prepaid and addressed envelope. Voted proxy cards must be mailed and received by 11:59 p.m. Eastern Time on May 11, 2026 in order to be counted.

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If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your enclosed proxy card in this proxy statement or the Notice of Internet Availability of Proxy Materials.

Q. Are voting procedures different if I hold my shares in the name of a broker, bank, or other nominee?

If your shares are held in “street name” through a broker, bank or other nominee, please refer to your proxy card or the instructions provided by your broker, bank, or other nominee regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee. Ballots may be cast at the Annual Meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your broker, bank or other nominee to be able to cast your vote during the Annual Meeting.

Q. What are broker non-votes?

A “broker non-vote” occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions. If your shares are held in “street name” through a broker, bank or other nominee and you do not provide voting instructions, your broker, bank or other nominee only has discretionary authority to vote your shares on your behalf for “routine” matters. The only “routine” matter being considered at the Annual Meeting is the ratification of our independent registered public accounting firm. As a result, brokers, banks and other nominees will have authority to vote their customers’ shares with regard to that proposal (but not any other proposal) if their customers do not provide voting instructions. On “non-routine” matters, such as the election of directors, the approval of amendment to our Omnibus Incentive Plan, and the approval, on an advisory basis, of the compensation of the named executive officers, brokers, banks and other nominees cannot vote their customers’ shares without receiving voting instructions from the beneficial owner of such shares.

Q. How are abstentions and broker non-votes counted and what vote is required for each proposal?

The shares of a stockholder whose proxy on any or all proposals is marked as “abstain” will be included in the number of shares present at the annual meeting for the purpose of establishing the presence of a quorum. As described above, broker non-votes will be counted for purposes of establishing a quorum. The following table summarizes the voting requirement for each of the proposals under our Bylaws and the effect of abstentions and broker non-votes on each proposal:

Proposal Number	Item	Votes Required for Approval	Abstentions	Broker Non-Votes	Board Voting Recommendation
1	Election of nine directors	Majority of votes cast(1)	Not Counted	Not Voted	FOR EACH
2	Ratify the appointment of Deloitte & Touche LLP	Majority of votes cast	Not Counted	Discretionary Vote	FOR
3	Approve, on an advisory basis,the compensation of the named executive officers	Majority of votes cast	Not Counted	Not Voted	FOR
4	Approve Third Amended and Restated Omnibus Incentive Plan	Majority of votes cast	Not Counted	Not Voted	FOR

(1)A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director for a nominee to be elected to that seat. In order to enhance your ability to influence the composition of the board of directors in an uncontested election, we have adopted a majority voting policy for the election of non-employee directors. Our Corporate Governance Guidelines set forth our procedures if a nominee receives more “AGAINST” votes than “FOR” votes. In an uncontested election, any nominee for director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” his or her election is required to promptly tender his or her resignation. Our Nominating and Corporate Governance Committee is required to promptly consider and make a recommendation to the board of directors with respect to the offer of resignation. The board is then required to take action with respect to this recommendation. Our majority voting policy is more fully described above under “Information Regarding the Board of Directors and Committees — Majority Voting Policy.”

Proxies that are properly executed and delivered, and not revoked, will be voted as specified on the proxy card. If you properly execute and deliver a proxy card or vote your shares via the Internet but do not provide voting instructions, your shares will be voted as listed in the “Board Voting Recommendation” column in the table above.

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Q. What happens if a nominee is unable to serve if elected?

If a nominee is unable to serve if elected, the board of directors may reduce the number of directors that serve on the board or designate a substitute nominee. If the board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee. In no event will more than nine directors be elected at the Annual Meeting. Neither our management nor our board of directors has any reason to believe that any nominee for election at the Annual Meeting will be unable to serve if elected, however.

Q. What if I vote and then change my mind?

If you are a registered stockholder, you have the right to revoke your proxy by:

•	Voting again over the Internet before the voting polls close at the Annual Meeting;

•	Voting again by telephone by 11:59 p.m. Eastern Time on May 11, 2026;

•	Giving written notice to Sherry L. Rexroad, our Secretary, before 11:59 p.m. Eastern Time on May 11, 2026;

•	Returning a new, valid proxy card bearing a later date, that is received before 11:59 p.m. Eastern Time on May 11, 2026.

If you hold your shares in the name of a broker, bank, or other nominee, please refer to your broker’s proxy card or instructions for the procedures you need to follow to revoke your vote.

Q. How will the proxies be voted?

Any proxy that is received in time, is properly signed, and is not revoked will be voted at the Annual Meeting in accordance with the directions of the stockholder signing the proxy. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR all of the nine nominees to serve on the board of directors; FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2026; FOR the approval, on an advisory basis, of the compensation of the named executive officers; and FOR the approval of our Third Amended and Restated Omnibus Incentive Plan.

Q. Is the proxy statement the only way that proxies are being solicited?

No. In addition to mailing proxy solicitation material, Georgeson, Inc. (our third party proxy solicitor) and our directors and employees may also solicit proxies in person, via the Internet, by telephone, or by any other electronic means of communication we deem appropriate.

Q. Who pays the cost of this proxy solicitation?

We will pay all the costs of mailing and soliciting these proxies. Our employees will not be paid any additional compensation for soliciting proxies. Georgeson, Inc. will be paid a fee of approximately $9,000 plus $5.25 per phone vote as well as out-of-pocket expenses for its services as our proxy solicitor. We may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

Q. How can I obtain additional copies of this proxy statement or other information filed with the SEC relating to this solicitation?

Our stockholders may obtain additional copies of this proxy statement, our Annual Report to Stockholders for fiscal 2025, and all other relevant documents filed by us with the SEC free of charge from our website at www.piedmontreit.com or by calling Shareowner Services at 866-354-3485.

In addition, we file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at www.sec.gov.

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Appendix A: Third Amended and Restated Omnibus Incentive Plan

Section 1. History; General Purpose of the Plan; Definitions Will my vote make a difference?

The name of the plan, as hereby amended and restated, is the Piedmont Realty Trust, Inc. Third Amended and Restated Omnibus Incentive Plan (the “Plan”). The Plan was originally effective as of April 16, 2007 and was amended and restated effective April 16, 2017 (the “2017 Plan”). On March 18, 2021, the Board further amended and restated the 2017 Plan to increase the total number of shares of Stock available for issuance of Awards by 3,000,000 shares, extend the term of the Plan to March 17, 2031, and make certain other changes. On March 12, 2024 and April 9, 2024, respectively, the Board further amended the 2017 Plan to, among other things, increase the total number of shares of Stock available for issuance of Awards by 5,000,000 shares. Effective as of June 6, 2025, the Board amended the Plan to replace all references to “Piedmont Office Realty Trust, Inc.” with “Piedmont Realty Trust, Inc.” On March 9, 2026, the Board further amended and restated the 2017 Plan to increase the total number of shares of Stock available for issuance of Awards by 5,000,000 shares and make certain other changes as set forth herein.

Subject to shareholder approval, the Plan, as hereby further amended and restated, shall become effective on March 9, 2026 (the “Effective Date”), and, unless sooner terminated as provided herein, shall terminate on March 17, 2031.

After the Plan is terminated, no Awards may be granted under the Plan, but any Award granted under the Plan on or prior to the date of such termination shall remain outstanding in accordance with the terms of the Plan and the terms of the Award. Any Awards granted under the Plan after the Effective Date but prior to shareholder approval of the Plan shall be contingent upon such shareholder approval; provided that no shares of Stock may be issued pursuant to any such Award prior to shareholder approval of the Plan.

The purpose of the Plan is to encourage and enable the officers, key employees, Non-Employee Directors and consultants of Piedmont Realty Trust, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire an equity-based incentive interest in the Company and incentive Cash Awards. It is anticipated that providing such persons with interests and Awards of this nature will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Other Stock-based Awards, Dividend Equivalent Rights and Cash Awards granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cash Award” means Awards to be paid by the Company in cash, but excluding all Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Other Stock-based Awards and Dividend Equivalent Rights, whether or not settled by the Company in cash.

“Cause” means, unless otherwise defined in an Award agreement, a termination of employment by the Company or a Subsidiary due to poor performance, willful misconduct, commitment of fraud, intentional violation of a Company or a Subsidiary policy or code of conduct, or conviction of a felony. Notwithstanding the foregoing, in the event that a grantee is employed by, or provides services to, the Company or any of its affiliates under an effective employment, consulting or similar agreement on the date such grantee’s employment or service thereunder is terminated and such employment or consulting agreement contains a different definition of “Cause” (or words of like import), the definition of “Cause” contained in such agreement shall be substituted for the foregoing definition.

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“Change in Control” shall mean:

(i) The acquisition by any individual, entity or group (other than the Company or any employee benefit plan of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the voting power of all securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis (“Company Voting Securities”); provided, however, that such acquisition shall not constitute a Change in Control hereunder if the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, voting power that constitutes a majority of the voting power of all voting securities entitled to vote generally in the election of directors of the successor entity;

(ii) The date upon which individuals who as of the Effective Date constitute a majority of the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board, provided, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of all then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 10.

“Effective Date” means March 9, 2026.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock as of a particular date means:

(i) if the Stock is then listed on a national securities exchange or quoted or reported on the NASDAQ Global Market (“NASDAQ”), the closing sales price per share on the exchange or NASDAQ for such date or, if there was no sale of shares of Stock on such date, for the last preceding date on which there was a sale of shares of Stock on such exchange or NASDAQ, as determined by the Committee;

(ii) if the Stock is not then listed on a national securities exchange or quoted on NASDAQ but is then traded on an over-the-counter market, the average of the closing bid and asked prices for the Stock in such over-the-counter market for such date or, if there was no bid and asked quotation on such date, for the last preceding date on which there was a bid and asked quotation for such Stock in such market, as determined by the Committee; or

(iii) if the Stock is not then listed on a national securities exchange, quoted on NASDAQ or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine, in accordance with Section 409A and Section 422 of the Code if and to the extent applicable; provided that, where the Stock is so listed or traded, the Committee may make such discretionary determinations where the Stock has not been traded or bid and asked quotations published for 10 consecutive trading days.

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“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option. “Other Stock-based Awards” means Awards granted pursuant to Section 9.

“Operating Partnership” means Piedmont Operating Partnership, L.P., a Delaware limited partnership, the entity through which the Company conducts its business and an entity that is treated as a partnership for federal income tax purposes.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Award” means any Option, Restricted Stock Award, Deferred Stock Award, Other Stock-based Award or Cash Award that is granted, vests, becomes exercisable or is settled based on the achievement of one or more Performance Goals.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Performance Award. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company, the Operating Partnership or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals include, but are not limited to, the following, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and any of which may be measured on an aggregate or per share basis:

(i)  earnings before any one or more of the following: interest, taxes, depreciation or amortization;

(ii)  net income (loss) (either before or after interest, taxes, depreciation and/or amortization);

(iii)  changes in the market price of the Stock (on a per share or aggregate basis);

(iv)  economic value-added;

(v)  funds from operations or similar measure;

(vi)  sales or revenue;

(vii)  acquisitions or strategic transactions;

(viii) operating income (loss);

(ix)  cash flow (including, but not limited to, operating cash flow and free cash flow);

(x)  return on capital, assets, equity, or investment;

(xi) stockholder returns (including total returns calculated to include aggregate Stock appreciation and total dividends paid, assuming full reinvestment of dividends, during the applicable period);

(xii)  various “non-GAAP” financial measures customarily used in evaluating the performance of REITs;

(xiii)  return on sales;

(xiv)  gross or net profit levels;

(xv)  productivity;

(xvi)  expense levels or management;

(xvii)  margins;

(xviii)  operating efficiency;

(xix) customer/tenant satisfaction;

(xx) working capital;

(xxi) earnings (loss) per share of Stock;

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(xxii)  revenue or earnings growth;

(xxiii)  number of securities sold;

(xxiv) the Company’s ranking against selected peer groups;

(xxv)  “same-store” performance from period to period;

(xxvi) leasing or occupancy rates;

(xxvii) objectively determinable capital deployment;

(xxviii) objectively determined expense management;

(xxix) sales or market shares;

(xxx) number of customers; and

(xxxi) establishment of a trading market for the Company’s Stock.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a grantee’s right to and/or the vesting, exercisability or settlement of a Performance Award.

“Performance Goals” means, for a Performance Award, the specific goal or goals, based upon specific Performance Criteria and with respect to a specific Performance Cycle, that are established in writing by the Committee for the Performance Award.

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

“Restricted Stock” means shares of Stock issued or transferred to a grantee subject to forfeiture and the other restrictions, as contemplated by Section 7.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Settlement Date” means the date determined under Section 8(b).

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” or “SAR” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation, partnership or other entity of which at least 50% of the economic interest in the equity or voting power is owned (directly or indirectly) by the Company or the Operating Partnership. In the event the Company becomes such a subsidiary of another company (directly or indirectly), the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to such parent company.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f), respectively, of the Code.

“Termination of Service” means a grantee’s termination of employment (subject to the provisions of Section 16) or other service, as applicable, with the Company and Subsidiaries (or, following a Corporate Event, with any successor to the Company or parent of the Company as a result of such Corporate Event, or subsidiaries of such entities) for any reason. Unless otherwise provided in the Award agreement, cessation of service as an officer, employee, director or consultant, or other covered positions shall not be treated as a Termination of Service if the grantee continues without interruption to serve thereafter in another one (or more) of such other capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases. A grantee shall be deemed to incur a Termination of Service if the Subsidiary to which the grantee provides services ceases to be a Subsidiary of the Company.

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Section 2. Administration of Plan; Committee Authority to Select Grantees and Determine Awards

(a) Committee. The Plan shall be administered by the Committee. The Committee shall consist solely of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act; provided that no action taken by the Committee (including, without limitation, grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirement of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder.

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)  to select the officers, key employees, Non-Employee Directors and consultants to whom Awards may from time to time be granted;

(ii)  to determine the time or times of grant, and the extent, if any, of Cash Awards, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Other Stock-based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments and agreements evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised;

(vii) to correct any defect, omission or inconsistency in the Plan or in any Award agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(viii) to waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service;

(ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;

(x) to interpret the terms and provisions of the Plan and any Award (including related written instruments);

(xi) to make all determinations it deems advisable for the administration of the Plan;

(xii) to decide all disputes arising in connection with the Plan; and

(xiii) to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees. The determinations of the Committee under the Plan need not be uniform and may be made selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award agreements.

(c) Sub-Plans. The Board and the Committee shall have the authority to adopt (without the necessity for further stockholder approval) (i) special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions; and (ii) one or more sub-plans, which shall be governed by the provisions of the Plan with such modifications as may be necessary or advisable, as determined in the discretion of the Committee.

(d) Award Agreements and Instruments. Each agreement or instrument setting forth the terms of an Award shall contain such terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Stock from a grantee of an Award or any other person, then, notwithstanding the

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provisions of the Award agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Maryland law. Each grantee of an Award shall take whatever additional actions and execute whatever additional documents as the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the grantee pursuant to the express provisions of the Plan and the Award agreement.

(e) Delegation. The Committee, in its discretion (taking into account, without limitation, considerations under Section 16 of the Exchange Act), may delegate to the Board, another committee of the Board or the Chief Executive Officer of the Company or his or her delegate, all or part of the Committee’s authority and duties with respect to Awards. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of Awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the Option exercise price, or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.

(f) No Liability of Committee Members; Indemnification. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made or action taken or not taken in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or by-laws, under any other contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 3. Stock Issuable and Award Limitations Under the Plan; Mergers; Substitution.

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan is 18,666,667, subject to adjustment as provided in Section 3(c) and Section 3(d), reduced by (i) the number of shares of Stock issuable pursuant to outstanding Awards granted under the 2017 Plan prior to the Effective Date; and (ii) the number of shares of Stock issued pursuant to Awards granted under the Plan prior to the Effective Date that have been exercised, vested or settled and are no longer outstanding, and increased by the number of shares of Stock underlying Awards that are outstanding under the 2017 Plan as of the Effective Date and that again become available for grant under the Plan pursuant to Section 3(a)(i) below. Any of the authorized shares of Stock may be used for any type of Award under the Plan, and any or all of the authorized shares of Stock may be granted as Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

In determining the number of shares of Stock available for grant under the Plan at any time, the following rules shall apply:

(i)   Any shares of Stock subject to an Award granted under the Plan, including Awards granted prior to the Effective Date, that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of Stock (or with the forfeiture of Stock in connection with a Restricted Stock Award), is settled in cash in lieu of Stock, or is exchanged with the Committee’s permission prior to the issuance of Stock for an Award not involving Stock, shall become available again for grant under the Plan.

(ii)  Any shares of Stock that are withheld by the Company or tendered (by either actual delivery or attestation) to satisfy tax withholding obligations associated with an Award shall not become available again for grant under the Plan.

(iii)  Any shares of Stock that are withheld by the Company or tendered (by either actual delivery or attestation) to pay the exercise price of a Stock Option shall not become available again for grant under the Plan.

(iv) Any shares of Stock that were subject to a stock-settled Stock Appreciation Right under the Plan that were not issued upon the exercise of such Stock Appreciation Right shall not become available again for grant under the Plan.

(v) Any shares of Stock that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option shall not become available again for grant under the Plan.

(vi)  Any shares of Stock subject to “substitute awards” pursuant to Section 3(e) shall not be counted against the number of shares of Stock available for grant under the Plan, nor shall they reduce the shares of Stock authorized for grant to any person in any calendar year

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(b) Award Limitations. Award grants shall be subject to the following limitations, subject to adjustment as provided in Sections 3(c) and (d):

(i) the maximum {number of shares of Stock }subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award is 3,500,000 per calendar year;

(ii)  the maximum {number of shares of Stock }that can be awarded under the Plan, excluding shares subject to Options or to SARs, to any person eligible for an Award is 1,000,000 per calendar year; and

(iii)   the maximum value that any grantee may receive pursuant to all Awards with respect to any fiscal year of the Company included in the applicable Performance Cycle shall be $10 million aggregate (or such portion thereof correlating to the portion of such fiscal year included in such Performance Cycle).

(c) Changes in Stock. Subject to Section 3(d), if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan; (ii) the maximum number of Stock Options or Stock Appreciation Rights or other Awards that can be granted to any one individual grantee; (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award; and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Committee shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration extraordinary dividends, acquisitions or dispositions of stock or property or any other similar corporate event to the extent necessary to avoid a material distortion in the value of the Awards. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

No adjustment shall be made under this Section 3(c) in the case of an Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code or a modification of the Option or Stock Appreciation Right such that the Option or Stock Appreciation Right becomes treated as “nonqualified deferred compensation” subject to Section 409A.

(d) Mergers and Other Transactions. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) the sale of all or substantially all of the assets of the Company; (iv) the reorganization or liquidation of the Company; or (v) a Change in Control (each of the foregoing, a “Corporate Event”), in lieu of providing the adjustment set forth in Section 3(c), the Committee may, in its discretion, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior (but no more than 60 days prior) to the consummation date of such Corporate Event; and/or (y) provide that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, and in the case of Options or other Awards with an exercise price or similar provision, less such applicable exercise price, such payment to be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive substantially equivalent property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity, the Committee may, with the consent of the successor entity, provide for the consideration to be received in respect of the Award to be solely equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.

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Notwithstanding anything to the contrary in this Section 3(d), in the event of a Corporate Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment or other consideration for each share surrendered in the Corporate Event, the Committee shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in consideration for the cancellation thereof (including the cancellation of Options and Stock Appreciation Rights that are not then exercisable), in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Corporate Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights, which payment may be subject to any escrow, holdback or other contingency applicable to holders of Stock in connection with the Corporate Event. Notwithstanding anything to the contrary, in the event an Award of Options or Stock Appreciation Rights has an exercise or purchase price per Share equal to or greater than the Fair Market Value of the consideration to be paid per Share in the Corporate Event, the Award may be canceled without notice or payment of consideration to the grantee.

Notwithstanding anything to the contrary in this Section 3(d), in the event of a Change in Control, (i) any service-vesting condition under an outstanding Award shall be treated as satisfied in full as of immediately prior to the date of consummation of the Change in Control; and (ii) with respect to any outstanding Performance Award for which an applicable Performance Cycle is incomplete as of the date of the Change in Control, the Performance Cycle shall be treated as ending on the date of such Change in Control and the Committee shall (x) determine the extent to which the Performance Goals with respect to such Performance Cycle have been met based upon such audited or unaudited financial information then available as it deems relevant; or (y) if not determinable, deem the applicable “target” levels of the Performance Goal or Goals to have been attained with respect to such Performance Cycle.

(e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation; provided, however, that such substitution or assumption shall comply with Section 409A and Section 424 of the Code to the extent applicable. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, taking into consideration applicable law and the terms of the Plan.

(f) Award Limits for Non-Employee Directors. The maximum aggregate fair value of Awards granted under the Plan to any Non- Employee Director during any calendar year shall not exceed $250,000, with fair value determined under applicable accounting standards as of the date of grant. For the avoidance of doubt, the annual award limit set forth in this Section 3(f) shall solely apply to Awards granted under this Plan and shall not apply to Awards granted to a Non-Employee Director in lieu of all or any portion of such Non-Employee Director’s cash-based director fees.

Section 4. Eligibility

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and consultants of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

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Section 5. Stock Options

(a) Form of Awards. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options shall be subject to the terms and conditions set forth in the Plan and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value of a share of Stock on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the grant date.

(c)  Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)  Excercisability, Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)  Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement or approved by the Committee:

(i)  In cash, by certified or bank check or other instrument acceptable to the Committee;

(ii)  Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)  Through written direction of the optionee to have shares of Stock withheld from the shares otherwise to be received, with such withheld shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price; or

(iv)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and subsidiary corporations become

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exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

Section 6. Stock Appreciation Rights

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised; provided, however, that, after consideration of possible accounting issues, the Committee may, in its sole discretion, settle Stock Appreciation Rights in a combination of shares of Stock and cash, or exclusively with cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, an amount) equal to such excess.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

(i)  Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

Section 7. Restricted Stock Awards

(a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock Award shall be evidenced by a Restricted Stock Award agreement. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, and subject to such conditions contained in the written instrument evidencing the Restricted Stock Award, a grantee shall have all the rights of a stockholder of the Restricted Stock, including the right to vote the shares of the Restricted Stock, and the right to receive any cash dividends; provided, however, that cash dividends on such shares shall be held by the Company (unsegregated as part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying shares are forfeited), and paid over to the grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Unless the Committee shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d), and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d), and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.

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(c)   Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, upon a grantee’s Termination of Service, any Restricted Stock that has not vested at the time of Termination of Service shall automatically and without any requirement of notice to such grantee from, or other action by or on behalf of, the Company be deemed to have been reacquired by the Company from such grantee or such grantee’s legal representative at its original purchase price actually paid by grantee (if any) simultaneously with such Termination of Service, and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established Performance Goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such preestablished Performance Goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s Termination of Service and such shares shall be subject to the provisions of Section 7(c).

Section 8. Deferred Stock Awards

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre- established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Phantom stock units related to each vested Deferred Stock Award shall be paid to the grantee in the form of shares of Stock; provided that the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that, after consideration of possible accounting issues, a Deferred Stock Award may be settled (i) in cash at the applicable Fair Market Value of the shares of Stock underlying such Award; (ii) in cash or by transfer of shares of Stock as elected by the grantee in accordance with procedures established by the Committee; or (iii) in cash or by transfer of shares of Stock as elected by the Company.

 (b) Time of Payment. Regarding the time at which payment in respect of vested Deferred Stock Awards will be made or commence:

(i) Unless otherwise provided in the applicable Award agreement, the “Settlement Date” with respect to a Deferred Stock Award is the first day of the month to follow the date on which the Deferred Stock Award vests; provided that a grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the grantee to the first day of the month to follow the grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 8(b)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(i) Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 8(b), is the date of the grantee’s death.

(c)  Installment Payments. Payment (whether of cash or shares) in respect of vested Deferred Stock Awards shall be made in a single sum by the Company; provided that, with respect to Deferred Stock Awards of a grantee which have a common Settlement Date, the Committee may permit the grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years, rather than a single-sum payment.

(d) Unforeseeable Emergency. Notwithstanding any other provision of the Plan, a grantee may receive any amounts to be paid in installments as provided in Section 8(c) or deferred by the grantee as provided in Section 8(b) in the event of an Unforeseeable Emergency. Distributions of amounts pursuant to this Section 8(d) because of an Unforeseeable Emergency shall not exceed the amounts necessary, as determined by the Committee in its sole discretion, to satisfy the emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the grantee’s assets (to the

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extent the liquidation of such assets might itself cause severe financial hardship), and/or (iii) by future cessation of the making of additional deferrals under Sections 8(b) and 8(c).

(e) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A of the Code and such other rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(f) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award. Any Dividend Equivalent Rights shall be subject to the terms and conditions set forth in Section 10.

(g) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s Termination of Service.

Section 9. Other Stock-Based Awards

(a) Nature of Other Stock-based Awards. Other Stock-based Awards that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or otherwise calculated by reference to or based on (i) shares of Stock, including without limitation, convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests, (ii) equity interests in a Subsidiary or the Operating Partnership, (iii) Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary (including the Operating Partnership) or group of Subsidiaries, and (iv) any class of profits interest or limited liability company interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by the Operating Partnership or a Subsidiary that is treated as a partnership for federal income tax purposes and is intended to qualify as a “profits interest” within the meaning of IRS Revenue Procedures 93-27 and 2001-43 (or as an interest the issuance of which is similarly treated for income tax purposes pursuant to superseding or successor governing authority) with respect to a grantee in the Plan who is rendering services to or for the benefit of the issuing Operating Partnership or a Subsidiary of the Operating Partnership.

(b) Calculation of Reserved Shares. For purposes of calculating the number of shares of Stock underlying an Other Stock-based Award relative to the total number of shares of Stock reserved and available for issuance under Section 3(a), the Committee shall establish in good faith the maximum number of shares of Stock to which a grantee receiving such Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, as determined by the Committee in its sole discretion, the number of shares of Stock underlying Other Stock-based Awards shall be reduced accordingly by the Committee and the related shares of Stock shall be added back to the shares of Stock otherwise available for issuance under the Plan. Other Stock-based Awards may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible grantees to whom, and the time or times at which, Other Stock-based Awards shall be made; the number of Other Stock-based Awards to be granted; the price, if any, to be paid by the grantee for the acquisition of such Other Stock-based Awards; and the restrictions and conditions applicable to such Other Stock-based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established Performance Goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant in its sole discretion. The Committee may allow Other Stock-based Awards to be held through a limited partnership or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 9. The provisions of the grant of Other Stock-based Awards need not be the same with respect to each grantee.

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(c) Restrictions on Transfer. Awards made pursuant to this Section 9 may be subject to transfer restrictions, with conditions and limitations as to when Other Stock-based Awards can be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any applicable vesting, performance or deferral period lapses to be established by the Committee at the time of grant in its sole discretion.

(d) Dividends; Dividend Equivalent Rights. The Award agreement or other Award documentation in respect of an Other Stock-based Award may provide that the recipient of an Award under this Section 9 shall be entitled to receive dividends or Dividend Equivalent Rights with respect to the number of shares of Stock underlying the Award or other distributions from the Operating Partnership (whether based on a period of time or based on attainment of specified Performance Goals), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested. Notwithstanding the foregoing, any dividends shall be subject to the same vesting conditions as the Award with respect to which such dividends were paid (and shall be forfeited if the Award is forfeited), and paid over to the grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Any Dividend Equivalent Rights shall be subject to the terms and conditions set forth in Section 10.

(e) Consideration. Other Stock-based Awards granted under this Section 9 may be issued for no cash consideration.

Section 10. Dividend Equivalent Rights

(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award (excluding a Stock Option or Stock Appreciation Right but including a Deferred Stock Award or any Other Stock-based Award) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement.

(b) Payment. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid in cash or in Stock, or a combination of the two, as determined by the Committee, in a single installment or installments. Dividend equivalents may, subject to Section 10(c), be paid currently, or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.

(c) Lapse Upon Forfeiture of Underlying Award. A Dividend Equivalent Right granted as a component of another Award shall provide that such Dividend Equivalent Right shall be settled only upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(d) Interest Equivalents. Any Award under the Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

Section 11. Terms and Conditions of Performance Awards

(a) General. Any Award may be granted as a Performance Award, that vests, becomes exercisable, is settled or payable or is granted contingent upon the attainment during one or more Performance Cycles of one or more Performance Goals, each as specified by the Committee. The Performance Goals for a Performance Award may consist of one or more Performance Criteria and a targeted level or levels of performance with respect to each of such Performance Criteria, as specified by the Committee. A Performance Award may, but need not, also require the completion of a specified period of employment or other service with the Company or its Subsidiaries. The Committee shall specify the circumstances in which a Performance Award shall be paid or forfeited in the event of Termination of Service by the grantee prior to the end of a Performance Cycle or prior to settlement of the Performance Award. Performance Goals may differ for Performance Awards granted to any one grantee or to different grantees.

(b) Establishment and Satisfaction of Performance Goals. Performance Goals shall be established at such date as may be determined by the Committee. The measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee in its sole discretion.

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(c) Modification of Performance Goals. The Committee, in its discretion, may adjust or modify the Performance Goals for any Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company; or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(d) Settlement of Performance Awards. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

Section 12. Transferability of Awards

(a) Transferability. Except as provided in Section 12(b), during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Committee Action. Notwithstanding Section 12(a), the Committee, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Award.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

Section 13. Tax Withholding

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received hereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. Notwithstanding anything contained in the Plan or the Award agreement to the contrary, the grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Stock or any other Award benefit to the grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option Award, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Other Stock-based Award or Dividend Equivalent Rights shall be forfeited upon the failure of such grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option or the Stock Appreciation Right; (ii)  the lapsing of restrictions on the Restricted Stock Award (or other income-recognition event); or (iii) payments or distributions in respect of any Deferred Stock Award, Other Stock-based Award or Dividend Equivalent Right. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b)   Payment in Stock. Subject to approval by the Committee, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that no shares of Stock may be withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid reclassification of the Award as a liability for financial accounting purposes); or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

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Section 14. Section 409A

(a) General. It is intended that all Awards shall be exempt from, or comply with, Section 409A, and the Plan and Award agreements shall be construed in accordance with such intent. If the Committee determines that any Award granted hereunder is subject to Section 409A, the Award agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award agreement. Notwithstanding the foregoing, neither the Company nor the Committee guarantee any particular tax treatment relating to an Award, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any grantee under Section 409A, and neither the Company nor the Committee will have any liability to any grantee or other person for any such tax or penalty.

(b) Specified Employees. Notwithstanding anything to the contrary in this Plan, if the shares of Stock are publicly traded, and if a grantee holding an Award that constitutes “deferred compensation” subject to Section 409A is a “specified employee” under Section 409A, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the grantee’s separation from service, as defined in Section 409A, from the Company shall instead be paid on the first payroll date after the six-month anniversary of the grantee’s separation from service, or upon the Participant’s death, if earlier.

(c) Installment Payments. For purposes of Section 409A, each payment in a series of payments made under the Plan or any Award will be treated as a separate payment.

Section 15. Parachute Limitations

Notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a grantee with the Company or any affiliate, except an agreement, contract, or understanding that expressly modifies or excludes application of this Section 15 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the grantee (including groups or classes of grantees or beneficiaries of which the grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the grantee (a “Benefit Arrangement”), if the grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that grantee and any other right to receive any payment or other benefit under the Plan shall not become exercisable, vested or payable (as the case may be) to the extent that such right to exercise, vesting, or payment, taking into account all other rights, payments, or other benefits to or for the grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”). In the event that the receipt of any such right to exercise, vesting, payment, or benefit under the Plan, in conjunction with all other rights, payments, or benefits to or for the grantee under any Other Agreement or any Benefit Arrangement (collectively, the “Benefits”), would cause the grantee to be considered to have received a Parachute Payment under the Plan, then the Benefits shall be reduced or eliminated so as to avoid having the payment or benefit to the grantee under the Plan be deemed to be a Parachute Payment. If a reduction is to occur pursuant to foregoing, the Benefits to be reduced or eliminated shall be cutback in the following order: (i) any cash payment; then (ii) any payment in respect of an Award that is not covered by Treas. Reg. Section 1.280G-1 Q/A-24(b); and then (iii) any payment in respect of an Award that is covered by Treas. Reg. Section 1.280G-1 Q/A-24(c), in each case in reverse order beginning with Benefits which are to be paid the farthest in time from the “Determination” (as defined herein). Any determination as to whether the Benefits should be reduced or eliminated pursuant to this Section 15 and the amount of such reduction or elimination shall be made by Company’s independent public accountants or another certified public accounting firm or consulting firm of national reputation designated by the Company (the “Determination”) at the Company’s expense.

Section 16. Transfer, Leave of Absence, etc.

For purposes of the Plan, the following events shall not be deemed a Termination of Service:

(a) A transfer to the employment or service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) An approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Section 17. Amendments and Termination

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect in any material way rights under any outstanding Award without the holder’s consent. Notwithstanding the foregoing, in no event may any Award granted under the Plan (i) be amended to decrease the exercise price or other similar price applicable thereto; (ii) be cancelled at a time when its exercise price or other similar price exceeds the fair market value of the underlying Stock in exchange for another award under any other equity-compensation plan or any cash payment; or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Award, unless such amendment, cancellation or action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the exercise price or other similar price applicable to an Award granted under the Plan that is made in accordance with Section 3(c) or (d) shall not be considered a reduction in exercise price or other similar price or the “repricing” of such Award.

Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan; (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan; or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or the extent required by the shareholder approval requirements of any national securities exchange or NASDAQ (at such times as the Company has shares of Stock listed or authorized for trading on such national securities exchange or NASDAQ), Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

Section 18. Status of Plan

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the Plan shall be unfunded under the Code and the existence of such trusts or other arrangements shall be consistent with the foregoing.

Section 19. General Provisions

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof, and to provide such other undertakings and representations as are customary in the issuance of securities in a manner that is exempt from the registration requirements of applicable securities laws. No shares of Stock shall be issued pursuant to an Award, and no Stock Option or Stock Appreciation Right may be exercised, until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates issued to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in the Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee or other service provider any right to continued employment or other services with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the employee’s or other service provider’s employment or other service at any time.

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(d) Trading Policy Restrictions and Other Policies. It is intended that all Awards shall be exempt from, or comply with, Section 409A, and the Plan and Award agreements shall be construed in accordance with such intent. If the Committee determines that any Award granted hereunder is subject to Section 409A, the Award agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award agreement. Notwithstanding the foregoing, neither the Company nor the Committee guarantee any particular tax treatment relating to an Award, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any grantee under Section 409A, and neither the Company nor the Committee will have any liability to any grantee or other person for any such tax or penalty.

(e) Clawback/Recoupment. Notwithstanding any other provision of this Plan, all Awards under the Plan, including shares of Stock or other cash or property received with respect to such Award, shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) the Company’s Clawback Policy and any other clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law, regulation or stock exchange listing requirement. By accepting an Award under the Plan, a Participant thereby will be deemed to have acknowledged and consented to the Company’s Clawback Policy and the Company’s application, implementation and enforcement of any clawback, forfeiture or other similar policy adopted by the Board or the Committee, whether adopted prior to or following the date of grant of the Award, and any provision of applicable law or stock exchange listing requirement relating to reduction cancellation, forfeiture or recoupment, and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy, requirement or applicable law, without further consideration or action. Further, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

(f) Minimum Vesting Requirement. Awards granted under the Plan may not vest or be settled, or become exercisable, prior to the one year anniversary of the date of grant, except that the Committee may provide that Awards may vest or be settled, or become exercisable, prior to such date in the event of the Participant’s death or disability or pursuant to Section 11 hereof. Notwithstanding the foregoing, up to 5% of the shares of Stock reserved and available for issuance under the Plan (as described in Section 3) may be issued pursuant to Awards subject to any or no vesting conditions (including with regard to such one year vesting limitation described in the preceding sentence), as the Committee determines appropriate.

(g) Holding Period Requirement. Notwithstanding anything to the contrary herein, a grantee who, on the date on which Stock is issued pursuant to an Award upon or following the exercise, vesting or settlement of the Award (the “Issue Date”), holds the title of Senior Vice President or higher, may not, directly or indirectly, offer, sell, transfer, pledge, assign or otherwise transfer or dispose of such Stock (less any Stock used to pay the exercise price or withheld for taxes) until the earlier of 12 months following the Issue Date or, if earlier, the date of the grantee’s Termination of Service.

Section 20. Governing Law

The Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

Section 21. Restrictions on Awards

The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable or payable, if, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.

Section 22. No Fiduciary Relationship

Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Subsidiaries, or their respective officers, or the Committee, on the one hand, and the grantee, the Company, Subsidiaries or any other person or entity, on the other.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

Section 23. Market Standoff Agreement

As a condition of receiving any Award hereunder, the grantee agrees that in connection with any registration of the Stock and upon the request of the Committee or the underwriters managing any public offering of the Stock, the grantee will not sell or otherwise dispose of any Stock without prior written consent of the Committee or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Committee or the underwriters may specify for employee-shareholders generally.

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Appendix B: Reconciliation of
Non-GAAP Measures

A reconciliation of net loss to FFO and Core FFO for the year ended December 31, 2025 is presented below (in thousands except per share amounts):

2025
GAAP loss applicable to common stock	$(83,620)
Depreciation of real assets	165,035
Amortization of lease-related costs	60,545
Gain on sale of real estate assets	(2,013)
NAREIT Funds from Operations applicable to common stock	139,947
Loss on early extinguishment of debt	37,788
CORE Funds from Operations applicable to common stock	177,735
Weighted-average shares outstanding-diluted(1)	126,139
NAREIT FFO per share (diluted)	$1.11
Core FFO per share (diluted)	$1.41

(1)Includes potential dilution under the treasury stock method that would occur if our remaining unvested and potential stock awards vested and resulted in additional common shares outstanding. Such shares are not included when calculating net loss per diluted share applicable to Piedmont for the year ended December 31, 2025 as they would reduce the loss per share presented.

The following table sets forth a reconciliation from net loss calculated in accordance with GAAP to EBITDAre, Core EBITDA, Property NOI, and Same Store NOI on a cash basis, for the years ended December 31, 2025, and 2024, respectively (in thousands):

	Cash Basis
	December 31, 2025	December 31, 2024
Net loss applicable to Piedmont (GAAP basis)	$(83,620)	$(79,069)
Net income applicable to noncontrolling interest	19	5
Interest expense	128,005	122,984
Depreciation	166,506	156,787
Amortization	60,545	69,674
Depreciation and amortization attributable to noncontrolling interests	38	79
Impairment charges	--	33,832
Loss/(gain) on sale of real estate assets	(2,013)	445
EBITDAre(1)	269,480	304,737
Loss of early extinguishment of debt	37,788	386
Executive separation costs	--	4,831
Core EBITDA(2)	307,268	309,954
General & administrative expenses	30,587	30,592
Management fee revenue(3)	(325)	(1,091)
Other income	(303)	(3,915)
Straight-line rent effects of lease revenue	(29,192)	(21,566)
Straight-line effects of lease revenue attributable to noncontrolling interests	(4)	3
Amortization of lease-related intangibles	(7,937)	(10,019)
Property NOI	300,094	303,958
Net operating (income)/loss from:
Acquisitions	--	--
Dispositions(4)	(1,647)	(6,463)
Other Investments(5)	(1,248)	(745)
Same Store NOI	$297,199	$296,750
Change period over period in Same Store NOI	0.2%

(1)We calculate Earnings Before Interest, Taxes, Depreciation, and Amortization- Real Estate (“EBITDAre”) in accordance with the current NAREIT definition. NAREIT currently defines EBITDAre as net income (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment losses, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures, if any. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding our results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). We also believe that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than us; therefore, our computation of EBITDAre may not be comparable to that of such other REITs.

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(2)We calculate Core Earnings Before Interest, Taxes, Depreciation, and Amortization (“Core EBITDA”) as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of our results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of our business. Other REITs may not define Core EBITDA in the same manner as us; therefore, our computation of Core EBITDA may not be comparable to that of other REITs.

(3)Presented net of related operating expenses incurred to earn such management fee revenue.

(4)Dispositions include 80 and 90 Central, sold in the second quarter of 2025, 161 Corporate Center, sold in the first quarter of 2025, One Lincoln Park sold in the first quarter of 2024, and 750 West John Carpenter Freeway sold in the third quarter of 2024.

(5)Other investments include active or recently completed out-of-service redevelopment projects and land. The operating results from a portion of The Exchange in Orlando, Florida, as well as Meridian and 9320 Excelsior Boulevard in suburban Minneapolis, Minnesota are included in this line item.

A calculation of Net Debt to EBITDA for the trailing twelve months (“TTM”) ended December 31, 2025 is presented below (in thousands):

Average TTM Debt Balance(1)	2,210,201
Less: Average TTM Cash Balance	(17,205)
TTM Net Debt	2,192,996
TTM Core EBITDA	307,268
Net Debt to Core EBITDA	7.1x

(3)As adjusted to reflect unbudgeted refinancing transactions as permitted under the terms of the STIC Plan.

PIEDMONT REALTY TRUST | 2026 PROXY REPORT

2026 ANNUAL MEETING – PROXY CARD

Attend the meeting on May 12, 2026 at 11:00 a.m. (Eastern Time), virtually at https://meetnow.global/MYT5Y6G.

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ALL THE NOMINEES LISTED:

1. Election of Directors

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Kelly H. Barrett	☐	☐	☐	02 - Glenn G. Cohen	☐	☐	☐	03 - Jeffrey J. Donnelly	☐	☐	☐

04 - Deneen L. Donnley	☐	☐	☐	05 - Mary M. Hager	☐	☐	☐	06 - Barbara B. Lang	☐	☐	☐

07 - Stephen E. Lewis	☐	☐	☐	08 - C. Brent Smith	☐	☐	☐	09 - Dale H. Taysom	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 2 THROUGH 4:

	For	Against	Abstain		For	Against	Abstain
2. Ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for fiscal year 2026.	☐	☐	☐	3. Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

4. Approve our Third Amended and Restated Omnibus Incentive Plan.	☐	☐	☐

AUTHORIZED SIGNATURES – THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X

048QQA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: edocumentview.com/PDM

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

2026 ANNUAL MEETING – PROXY CARD

Notice of 2026 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2026

C. Brent Smith and Sherry L. Rexroad, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2026 Annual Meeting of Stockholders of Piedmont Realty Trust, Inc. to be held on May 12, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each nominee for the Board of Directors and FOR items 2 through 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)